FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-06

Dated November 29, 2024	BBCMS 2024-5C31
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-5C31
$872,495,000 (Approximate Mortgage Pool Balance)

$786,336,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-5C31

Barclays Capital Real Estate Inc.

Starwood Mortgage Capital LLC

German American Capital Corporation

Argentic Real Estate Finance 2 LLC

Citi Real Estate Funding Inc.

Bank of Montreal

KeyBank National Association

Zions Bancorporation, N.A.

Societe Generale Financial Corporation

Greystone Commercial Mortgage Capital LLC

LMF Commercial, LLC

Mortgage Loan Sellers

Barclays	BMO Capital Markets	Citigroup
Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated November 29, 2024	BBCMS 2024-5C31

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., KeyBanc Capital Markets Inc., Bancroft Capital, LLC and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-5C31 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	Aaa(sf)/AAAsf/AAA(sf)	$676,000	$651,000	$25,000	30.000%	2.45	1/25-7/29	41.9%	16.4%
A-2	Aaa(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.9%	16.4%
A-3	Aaa(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	41.9%	16.4%
X-A(8)	Aaa(sf)/AAAsf/AAA(sf)	$610,746,000	$588,605,000	$22,141,000	N/A	N/A	N/A	N/A	N/A
A-S	NR/AAAsf/AAA(sf)	$97,065,000	$93,546,000	$3,519,000	18.875%	4.99	12/29-12/29	48.6%	14.2%
B	NR/AA-sf/AA-(sf)	$41,444,000	$39,941,000	$1,503,000	14.125%	4.99	12/29-12/29	51.4%	13.4%
C	NR/A-sf/A-(sf)	$37,081,000	$35,736,000	$1,345,000	9.875%	4.99	12/29-12/29	54.0%	12.8%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B(10)	NR/A-sf/AAA(sf)	$175,590,000	$169,223,000	$6,367,000	N/A	N/A	N/A	N/A	N/A
X-D(11)	NR/BBB-sf/BBB-(sf)	$27,265,000	$26,275,000	$990,000	N/A	N/A	N/A	N/A	N/A
X-F(12)	NR/BB-sf/BB(sf)	$16,359,000	$15,765,000	$594,000	N/A	N/A	N/A	N/A	N/A
X-G(13)	NR/B-sf/B(sf)	$10,907,000	$10,511,000	$396,000	N/A	N/A	N/A	N/A	N/A
D	NR/BBBsf/BBB(sf)	$18,540,000	$17,867,000	$673,000	7.750%	4.99	12/29-12/29	55.3%	12.5%
E	NR/BBB-sf/BBB-(sf)	$8,725,000	$8,408,000	$317,000	6.750%	4.99	12/29-12/29	55.9%	12.3%
F	NR/BB-sf/BB(sf)	$16,359,000	$15,765,000	$594,000	4.875%	4.99	12/29-12/29	57.0%	12.1%
G	NR/B-sf/B(sf)	$10,907,000	$10,511,000	$396,000	3.625%	4.99	12/29-12/29	57.7%	11.9%
H-RR	NR/NR/NR	$31,628,000	$30,481,000	$1,147,000	0.000%	4.99	12/29-12/29	59.9%	11.5%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount.”
(3)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a December 19, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated November 29, 2024 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $610,070,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 - $250,000,000	$0 - $240,937,000	$0 - $9,063,000	N/A – 4.85	N/A / 7/29-11/29
Class A-3	$360,070,000– $610,070,000	$347,017,000– $587,954,000	$13,053,000– $22,116,000	4.93 – 4.90	11/29-12/29 / 7/29-12/29

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Indicative Capital Structure
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(9)	The Class X-B, Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and Class E Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Summary of Transaction Terms
Securities Offered:	$786,336,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc.
Co-Managers:	Bancroft Capital, LLC and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (11.8%), Starwood Mortgage Capital LLC (“SMC”) (27.0%), German American Capital Corporation (“GACC”) (11.7%), Argentic Real Estate Finance 2 LLC (“AREF2”) (11.2%), Citi Real Estate Funding Inc. (“CREFI”) (10.5%), Bank of Montreal (“BMO”) (8.6%), KeyBank National Association (“KeyBank”) (8.2%), Zions Bancorporation, N.A. (“Zions”) (3.1%), Societe Generale Financial Corporation (“SGFC”) (2.9%), Greystone Mortgage Capital Corporation (“GCMC”) (2.7%) and LMF Commercial, LLC (“LMF”) (2.3%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LNR Securities Holdings, LLC or its affiliate.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Party:	LNR Securities Holdings, LLC.
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention I LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 3.6251% of the certificate balance or notional amount of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2024-5C31 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class H-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates (other than the Class R Certificates) has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about December 19, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in December 2024, or in the case of any mortgage loan that has its first due date after December 2024, the date that would have been its due date in December 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in January 2025.
Assumed Final Distribution Date:	The Distribution Date in December 2029 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in December 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Summary of Transaction Terms
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
SMC	12	13	$235,900,000	27.0%
Barclays	4	13	$103,350,000	11.8%
GACC	5	10	$102,108,108	11.7%
AREF2	3	3	$97,640,000	11.2%
CREFI	3	3	$92,000,000	10.5%
BMO	4	5	$75,141,892	8.6%
KeyBank	6	6	$71,435,000	8.2%
ZBNA	2	2	$26,900,000	3.1%
SGFC	1	1	$25,000,000	2.9%
GCMC	2	3	$23,250,000	2.7%
LMF	2	2	$19,770,000	2.3%
Total:	39	55	$872,495,000	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$872,495,000
Number of Mortgage Loans:	39
Number of Mortgaged Properties:	55
Average Cut-off Date Balance per Mortgage Loan:	$22,371,667
Weighted Average Current Mortgage Rate:	6.60628%
10 Largest Mortgage Loans as % of IPB:	55.1%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.64x
Weighted Average UW NOI Debt Yield(2)(4):	11.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4)(5):	59.9%
Weighted Average Maturity Date LTV(2)(4)(5):	59.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	2.3%
% of Mortgage Loans with Single Tenants(6):	2.1%
% of Mortgage Loans secured by Multiple Properties:	12.8%
Amortization
Weighted Average Original Amortization Term(7):	360 months
Weighted Average Remaining Amortization Term(7):	360 months
% of Mortgage Loans with Interest-Only:	98.4%
% of Mortgage Loans with Amortizing Balloon:	1.6%
Lockboxes(8)
% of Mortgage Loans with Springing Lockboxes:	49.8%
% of Mortgage Loans with Hard Lockboxes:	33.6%
% of Mortgage Loans with Soft Lockboxes:	16.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	80.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	55.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	85.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	48.8%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are five loans with multiple loan sellers being contributed to the pool comprised of six mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes mortgage loans that are interest-only for the entire term.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use, multifamily with a commercial component and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Queens Center	Elmhurst, NY	GACC, BMO	1	$85,000,000	9.7%	412,033	Retail	1.84x	10.2%	49.5%	49.5%
2	875 4th Avenue	Brooklyn, NY	SMC	1	$66,000,000	7.6%	150	Multifamily	1.26x	8.3%	65.9%	65.9%
3	Tops & Kroger Portfolio	Various, Various	Barclays	10	$65,000,000	7.4%	1,260,533	Retail	1.56x	11.3%	62.1%	62.1%
4	Highlands Corporate Center	San Diego, CA	AREF2	1	$52,000,000	6.0%	210,130	Office	2.05x	14.8%	67.5%	67.5%
5	Candlewyck Apartments	Kalamazoo, MI	KeyBank	1	$42,952,000	4.9%	487	Multifamily	1.31x	9.1%	69.0%	69.0%
6	Hamburg Pavilion	Lexington, KY	CREFI	1	$40,000,000	4.6%	874,095	Retail	1.79x	13.5%	67.0%	67.0%
7	Savoy at Southwood	Tallahassee, FL	AREF2	1	$35,500,000	4.1%	248	Multifamily	1.27x	8.7%	68.7%	68.7%
8	Sheraton Station Square	Pittsburgh, PA	SMC, GCMC	1	$34,000,000	3.9%	399	Hospitality	1.72x	16.1%	54.4%	54.4%
9	Colony Square	Atlanta, GA	BMO, GACC	1	$30,000,000	3.4%	1,085,612	Mixed Use	1.51x	11.8%	50.4%	50.4%
10	125 Summer	Boston, MA	GACC, BMO	1	$30,000,000	3.4%	489,637	Office	2.57x	17.9%	61.1%	61.1%

	Top 3 Total/Weighted Average			12	$216,000,000	24.8%			1.58x	10.0%	58.3%	58.3%
	Top 5 Total/Weighted Average			14	$310,952,000	35.6%			1.62x	10.6%	61.3%	61.3%
	Top 10 Total/Weighted Average			19	$480,452,000	55.1%			1.67x	11.6%	61.2%	61.2%
	Non-Top 10 Total/Weighted Average(2)			36	$392,043,000	44.9%			1.60x	11.4%	58.4%	58.3%
(1)	In the case of Loan Nos. 1, 3, 6, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Queens Center	GACC, BMO	$85,000,000	$525,000,000	BBCMS 2024-5C31	Midland	LNR	WFCM 2024-5C2 BANK5 2024-5YR11 BANK5 2024-5YR12 BMO 2024-5C8(1) Future Securitization(s)	$30,000,000 $75,000,000 $85,000,000 $71,000,000 $179,000,000
3	Tops & Kroger Portfolio	Barclays	$65,000,000	$100,500,000	BBCMS 2024-5C31	Midland	LNR	Future Securitization(s)	$35,500,000
6	Hamburg Pavilion	CREFI	$40,000,000	$94,500,000	(2)	(2)	(2)	Future Securitization(s)	$54,500,000
9	Colony Square	BMO, GACC	$30,000,000	$260,000,000	BMO 2024-5C8(1)	Wells	Greystone	BMO 2024-5C7 Benchmark 2024-V11 BMO 2024-5C8(1) Future Securitization(s)	$60,000,000 $70,000,000 $60,000,000 $40,000,000
10	125 Summer	GACC, BMO	$30,000,000	$102,635,000	BMO 2024-5C7	Midland	Greystone	BMO 2024-5C7 BMO 2024-5C8(1)	$60,000,000 $12,635,000
11	Verde Apartments	CREFI	$30,000,000	$78,000,000	(2)	(2)	(2)	Future Securitization(s)	$48,000,000
14	Linx	SGFC	$25,000,000	$94,000,000	BMO 2024-5C6	Midland	LNR	BMO 2024-5C6 BMO 2024-5C7 BMO 2024-5C8(1)	$53,000,000 $6,000,000 $10,000,000
19	ICONIQ Multifamily Portfolio	GACC	$20,000,000	$300,000,000	ICNQ 2024-MF	Wells	KeyBank	ICNQ 2024-MF WFCM 2024-5C2 BMO 2024-5C8(1) Future Securitization(s)	$170,000,000 $26,000,000 $64,000,000 $20,000,000
20	Riverwalk West	SMC, BMO	$20,000,000	$80,000,000	(2)	(2)	(2)	BMO 2024-5C8(1) Future Securitization(s)	$20,000,000 $40,000,000
(1)	The BMO 2024-5C8 securitization is expected to close on December 19, 2024.
(2)	In the case of Loan Nos. 6, 11 and 20, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2024-5C31 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
19	ICONIQ Multifamily Portfolio	$20,000,000	$280,000,000	$225,000,000	$525,000,000	2.43x	1.34x	36.1%	63.1%	14.6%	8.3%
(1)	In the case of Loan No. 19, subordinate debt represents a related Subordinate Companion Loan(s).
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
Retail	Anchored	15	$185,140,000	21.2%	1.61x	11.9%	63.4%	63.4%
	Super Regional Mall	1	85,000,000	9.7	1.84x	10.2%	49.5%	49.5%
	Shadow Anchored	2	27,500,000	3.2	1.40x	10.0%	67.3%	67.3%
	Subtotal:	18	$297,640,000	34.1%	1.66x	11.3%	59.8%	59.8%
Multifamily	Garden	7	$157,759,000	18.1%	1.32x	9.5%	64.7%	64.7%
	Mid Rise	6	109,766,667	12.6	1.31x	9.0%	65.0%	64.5%
	High Rise	3	15,733,333	1.8	2.43x	14.6%	36.1%	36.1%
	Low Rise	2	6,250,000	0.7	1.31x	9.2%	69.1%	69.1%
	Student Housing	1	5,500,000	0.6	1.63x	9.6%	64.0%	64.0%
	Subtotal:	19	$295,009,000	33.8%	1.38x	9.6%	63.4%	63.2%
Mixed Use	Office / Retail	3	$67,050,000	7.7%	1.68x	12.5%	52.4%	52.4%
	Lab / Office	1	25,000,000	2.9	2.36x	14.3%	38.1%	38.1%
	Retail / Studio	1	12,500,000	1.4	2.62x	18.5%	40.5%	40.5%
	Subtotal:	5	$104,550,000	12.0%	1.95x	13.6%	47.6%	47.6%
Office	Suburban	1	$52,000,000	6.0%	2.05x	14.8%	67.5%	67.5%
	CBD	1	30,000,000	3.4	2.57x	17.9%	61.1%	61.1%
	Suburban / R&D	1	6,450,000	0.7	1.50x	11.1%	61.6%	61.6%
	Subtotal:	3	$88,450,000	10.1%	2.19x	15.6%	64.9%	64.9%
Hospitality	Full Service	1	$34,000,000	3.9%	1.72x	16.1%	54.4%	54.4%
	Subtotal:	1	$34,000,000	3.9%	1.72x	16.1%	54.4%	54.4%
Self Storage	Self Storage	4	$23,700,000	2.7%	1.32x	9.2%	64.3%	64.3%
	Subtotal:	4	$23,700,000	2.7%	1.32x	9.2%	64.3%	64.3%
Industrial	Warehouse / Distribution	2	$13,470,000	1.5%	1.50x	11.8%	56.1%	56.1%
	Subtotal:	2	$13,470,000	1.5%	1.50x	11.8%	56.1%	56.1%
Manufactured Housing	RV Park	1	$9,400,000	1.1%	1.39x	11.4%	58.9%	58.9%
	Manufactured Housing	1	1,476,000	0.2	1.40x	10.1%	60.9%	60.9%
	Subtotal:	2	$10,876,000	1.2%	1.39x	11.2%	59.2%	59.2%
Other	Leased Fee	1	$4,800,000	0.6%	1.39x	9.6%	62.3%	62.3%
	Subtotal:	1	$4,800,000	0.6%	1.39x	9.6%	62.3%	62.3%
Total / Weighted Average:		55	$872,495,000	100.0%	1.64x	11.5%	59.9%	59.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(4)(5)
New York	15	$258,643,929	29.6%	1.55x	10.0%	59.8%	59.6%
California	3	$88,000,000	10.1%	2.12x	15.1%	58.9%	58.9%
Texas	7	$86,860,476	10.0%	1.38x	10.3%	59.0%	59.0%
Massachusetts	4	$75,000,000	8.6%	2.21x	14.9%	53.6%	53.6%
Michigan	2	$47,359,000	5.4%	1.33x	9.3%	68.6%	68.6%
Kentucky	1	$40,000,000	4.6%	1.79x	13.5%	67.0%	67.0%
Florida	2	$37,976,190	4.4%	1.35x	9.1%	66.6%	66.6%
Virginia	3	$36,400,000	4.2%	1.37x	9.7%	66.2%	66.2%
Georgia	2	$36,275,595	4.2%	1.52x	11.7%	52.4%	52.4%
Pennsylvania	1	$34,000,000	3.9%	1.72x	16.1%	54.4%	54.4%
Mississippi	1	$22,000,000	2.5%	1.40x	11.3%	67.0%	67.0%
Oregon	1	$22,000,000	2.5%	1.57x	11.9%	61.5%	61.5%
Tennessee	3	$16,747,619	1.9%	1.83x	13.1%	51.5%	51.5%
Indiana	1	$14,400,000	1.7%	1.34x	10.3%	59.0%	59.0%
Maryland	1	$12,000,000	1.4%	1.50x	10.1%	68.2%	68.2%
New Jersey	1	$9,900,000	1.1%	1.33x	8.6%	65.1%	65.1%
Colorado	2	$9,095,048	1.0%	2.26x	13.9%	40.1%	40.1%
Washington	1	$8,400,000	1.0%	1.26x	9.2%	65.1%	65.1%
Ohio	1	$6,970,476	0.8%	1.56x	11.3%	62.1%	62.1%
Louisiana	2	$5,400,000	0.6%	1.40x	10.2%	61.4%	61.4%
Illinois	1	$5,066,667	0.6%	2.43x	14.6%	36.1%	36.1%
Total / Weighted Average:	55	$872,495,000	100.0%	1.64x	11.5%	59.9%	59.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(5)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
$1,476,000	-	$9,999,999	13	$75,003,000	8.6%	6.90857%	59	1.44x	10.5%	61.8%	61.8%
$10,000,000	-	$14,999,999	5	63,040,000	7.2%	6.87472%	59	1.74x	12.7%	60.0%	59.1%
$15,000,000	-	$19,999,999	1	18,500,000	2.1%	7.30000%	57	1.24x	10.0%	54.7%	54.7%
$20,000,000	-	$29,999,999	9	205,500,000	23.6%	6.56860%	59	1.69x	11.7%	56.5%	56.5%
$30,000,000	-	$39,999,999	5	159,500,000	18.3%	7.00431%	59	1.67x	12.8%	59.4%	59.4%
$40,000,000	-	$54,999,999	3	134,952,000	15.5%	6.76411%	59	1.74x	12.6%	67.8%	67.8%
$55,000,000	-	$85,000,000	3	216,000,000	24.8%	6.00690%	60	1.58x	10.0%	58.3%	58.3%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
5.17971	-	5.99900	4	$135,500,000	15.5%	5.43624%	59	2.01x	11.6%	46.0%	46.0%
6.00000	-	6.49900	4	152,900,000	17.5%	6.41248%	60	1.41x	9.7%	64.4%	64.4%
6.50000	-	6.99900	18	379,475,000	43.5%	6.73628%	59	1.70x	12.2%	63.8%	63.7%
7.00000	-	7.49900	11	164,850,000	18.9%	7.19082%	59	1.40x	10.8%	59.3%	59.3%
7.50000	-	7.86000	2	39,770,000	4.6%	7.67448%	60	1.66x	15.4%	55.3%	55.3%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
60	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
55	-	57	3	$48,300,000	5.5%	6.47331%	57	1.83x	12.2%	46.9%	46.9%
58	-	59	20	450,175,000	51.6%	6.41672%	59	1.72x	11.6%	58.6%	58.6%
60			16	374,020,000	42.9%	6.85162%	60	1.51x	11.4%	63.2%	63.1%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%
(1)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	38	$858,495,000	98.4%	6.60035%	59	1.65x	11.6%	59.8%	59.8%
360	1	14,000,000	1.6%	6.97000%	60	1.30x	10.5%	69.7%	65.9%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	38	$858,495,000	98.4%	6.60035%	59	1.65x	11.6%	59.8%	59.8%
360	1	14,000,000	1.6%	6.97000%	60	1.30x	10.5%	69.7%	65.9%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Interest Only	38	$858,495,000	98.4%	6.60035%	59	1.65x	11.6%	59.8%	59.8%
Amortizing Balloon	1	14,000,000	1.6%	6.97000%	60	1.30x	10.5%	69.7%	65.9%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
1.24x	-	1.29x	5	$153,900,000	17.6%	6.72319%	59	1.26x	8.8%	65.0%	65.0%
1.30x	-	1.49x	15	213,848,000	24.5%	6.86684%	59	1.35x	10.0%	64.9%	64.6%
1.50x	-	1.79x	11	246,607,000	28.3%	6.88758%	59	1.62x	12.4%	60.3%	60.3%
1.80x		1.99x	1	85,000,000	9.7%	5.37000%	59	1.84x	10.2%	49.5%	49.5%
2.00x	-	2.49x	5	130,640,000	15.0%	6.30832%	59	2.17x	14.6%	53.5%	53.5%
2.50x	-	2.62x	2	42,500,000	4.9%	6.62818%	59	2.58x	18.1%	55.0%	55.0%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%
(1)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
36.1%	-	49.9%	5	$166,000,000	19.0%	5.68322%	59	2.07x	12.5%	45.5%	45.5%
50.0%	-	54.9%	4	90,200,000	10.3%	7.42991%	59	1.54x	13.1%	53.0%	53.0%
55.0%	-	59.9%	4	32,250,000	3.7%	7.23334%	60	1.44x	11.2%	58.7%	58.7%
60.0%	-	64.9%	13	249,136,000	28.6%	6.71328%	59	1.62x	11.7%	61.9%	61.9%
65.0%	-	70.0%	13	334,909,000	38.4%	6.70201%	59	1.48x	10.6%	67.6%	67.4%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

LTV Ratios as of the Maturity Date/ARD(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
36.1%	-	49.9%	5	$166,000,000	19.0%	5.68322%	59	2.07x	12.5%	45.5%	45.5%
50.0%	-	59.9%	8	122,450,000	14.0%	7.37814%	59	1.52x	12.6%	54.5%	54.5%
60.0%	-	64.9%	13	249,136,000	28.6%	6.71328%	59	1.62x	11.7%	61.9%	61.9%
65.0%	-	70.0%	13	334,909,000	38.4%	6.70201%	59	1.48x	10.6%	67.6%	67.4%
Total / Weighted Average:			39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Defeasance	23	$491,462,000	56.3%	6.69093%	59	1.54x	10.8%	64.1%	64.0%
Defeasance or Yield Maintenance	6	221,000,000	25.3%	6.31582%	59	1.89x	12.9%	52.5%	52.5%
Yield Maintenance	10	160,033,000	18.3%	6.74745%	59	1.62x	11.9%	57.4%	57.4%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date LTV(1)(3)(4)
Refinance	29	$713,268,000	81.8%	6.59392%	59	1.58x	11.1%	59.7%	59.6%
Acquisition	8	$129,820,000	14.9%	6.82047%	60	1.81x	13.2%	65.3%	65.3%
Recapitalization	2	$29,407,000	3.4%	5.96060%	57	2.24x	13.9%	42.1%	42.1%
Total / Weighted Average:	39	$872,495,000	100.0%	6.60628%	59	1.64x	11.5%	59.9%	59.9%
(1)	In the case of Loan Nos. 1, 3, 6, 9, 10, 11, 14, 19 and 20, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 19, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 21, the Cut-off Date LTV, Maturity Date LTV and the UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a holdback reserve. In the case of Loan No. 28, the UW NOI Debt Yield is based on the Cut-off Date Principal Balance after netting out a holdback reserve. Please see the Annex A-1 footnotes for further details.
(4)	In the case of Loan No. 28, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3.01	Barclays	Crossroads Centre	Orchard Park, NY	Retail	$13,078,929	1.5%	COMM 2014-UBS6
3.02	Barclays	Panorama Plaza	Rochester, NY	Retail	$10,745,429	1.2%	COMM 2014-UBS6
3.03	Barclays	Cheektowaga Plaza	Cheektowaga, NY	Retail	$7,772,143	0.9%	COMM 2014-UBS6
3.04	Barclays	Amherst Plaza	Amherst, NY	Retail	$7,764,405	0.9%	COMM 2014-UBS6
3.05	Barclays	Chillicothe Place	Chillicothe, OH	Retail	$6,970,476	0.8%	COMM 2014-UBS6
3.06	Barclays	Midway Plaza	Loganville, GA	Retail	$6,275,595	0.7%	COMM 2014-UBS6
3.07	Barclays	Ontario Plaza	Ontario, NY	Retail	$3,635,357	0.4%	COMM 2014-UBS6
3.08	Barclays	Jamestown Plaza	Jamestown, NY	Retail	$3,183,452	0.4%	COMM 2014-UBS6
3.09	Barclays	Tops Plaza	Le Roy, NY	Retail	$2,874,858	0.3%	COMM 2014-UBS6
3.10	Barclays	Warsaw Plaza	Warsaw, NY	Retail	$2,699,357	0.3%	COMM 2014-UBS6
5	KeyBank	Candlewyck Apartments	Kalamazoo, MI	Multifamily	$42,952,000	4.9%	FREMF 2018-K730, FREMF 2022-KJ38
7	AREF2	Savoy at Southwood	Tallahassee, FL	Multifamily	$35,500,000	4.1%	AREIT 2022-CRE6
9	BMO, GACC	Colony Square	Atlanta, GA	Mixed Use	$30,000,000	3.4%	BXMT 2020-FL2, BXMT 2020-FL3, BXMT 2021-FL4
16	CREFI	Bend River Promenade	Bend, OR	Retail	$22,000,000	2.5%	WFRBS 2014-C24
17	SMC	Meridian Crossroads	Meridian, MS	Retail	$22,000,000	2.5%	WFCM 2014-LC18
18	SMC	Canterbury Village	Manassas, VA	Retail	$21,500,000	2.5%	COMM 2014-UBS6
20.01	SMC, BMO	280 and 290 Merrimack Street	Lawrence, MA	Mixed Use	$13,550,000	1.6%	UBSCM 2018-C14, CGCMT 2018-C6
20.02	SMC, BMO	350 Merrimack Street	Lawrence, MA	Office	$6,450,000	0.7%	UBSCM 2018-C14, CGCMT 2018-C6
21	SMC	Ravenwood Apartments	Houston, TX	Multifamily	$18,500,000	2.1%	MSC 2020-HR8
24	ZBNA	Amazon Post at Culver Theater	Culver City, CA	Mixed Use	$12,500,000	1.4%	COMM 2014-CR21
25	SMC	Edgewood Apartments	Hagerstown, MD	Multifamily	$12,000,000	1.4%	COMM 2015-LC19
26	AREF2	Monsey Retail Center	Monsey, NY	Retail	$10,140,000	1.2%	CGCMT 2018-C5
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3 Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E Certificates as described above, (5) to the Class X-F Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class F Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

maintenance charge or prepayment premium distributed to the Class F Certificates as described above, and (6) to the Class X-G Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2024-5C31 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes F, G and H-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the servicing shift mortgage loan or any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates.

■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the Certificate Administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount..

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class H-RR Certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H-RR Certificates, second, to the Class G certificates, third, to the Class F certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■               after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■               prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■               after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview
the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by Moody’s, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of Moody’s, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview
be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that compromises the VRR Interest) of the Controlling Class by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

 A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-5C31 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview

Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-5C31

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% (or, for the Queens Center mortgage loan, 0.50%) of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
Structural Overview

payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% (or, for the Queens Center mortgage loan, 0.50%) of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$85,000,000	Title(4):	Fee/Leasehold
Cut-off Date Principal Balance(1):	$85,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.7%	Net Rentable Area (SF)(5):	412,033
Loan Purpose:	Refinance	Location:	Elmhurst, NY
Borrowers:	Queens Center SPE LLC and Queens Center Pledgor LLC	Year Built / Renovated:	1973 / 2004
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	95.4%
Interest Rate:	5.37000%	Occupancy Date:	10/7/2024
Note Date:	10/28/2024	4th Most Recent NOI (As of):	$51,866,594 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$55,476,544 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$52,482,275 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$49,730,304 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.8%
Amortization Type:	Interest Only	UW Revenues:	$100,774,128
Call Protection(2):	L(25),DorYM1(28),O(7)	UW Expenses:	$47,153,562
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$53,620,566
Additional Debt(1):	Yes	UW NCF:	$52,532,319
Additional Debt Balance(1):	$440,000,000	Appraised Value / Per SF:	$1,060,000,000 / $2,573
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/19/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$1,274
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,274
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.5%
Replacement Reserves:	$0	Springing	$206,017	Maturity Date LTV:	49.5%
TI / LC:	$0	Springing	$641,476	UW NCF DSCR:	1.84x
Other:	$12,211,534	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$525,000,000	85.2%	Loan Payoff	$601,802,949	97.7%
Sponsor Equity	$91,238,851	14.8%	Reserves	$12,211,534	2.0%
			Closing Costs	$2,224,368	0.4%
Total Sources	$616,238,851	100.0%	Total Uses	$616,238,851	100.0%
(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 30 pari passu promissory notes with an aggregate original principal balance of $525,000,000 (the “Queens Center Whole Loan”). The financial information presented in the chart above is based on the Queens Center Whole Loan. See “—The Loan” below
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance of the Queens Center Whole Loan in full is permitted at any time after the earlier to occur of (i) November 6, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Queens Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs prior to May 6, 2029, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Queens Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C31 securitization in December 2024. The actual lockout period may be longer.
(3)	Please see “—Escrows and Reserves” below for further discussion of reserve information.
(4)	See “—Ground Lease” below for further discussion of reserve requirements.
(5)	Net Rentable Area (SF) is exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Loan. The Queens Center mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 30 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000. The Queens Center Whole Loan is secured by the borrowers’ fee and leasehold interests in a 412,033 square foot retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the controlling Note A-1-1 and the non-controlling Notes A-4-1-1 and A-4-6 with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Queens Center Whole Loan was originated by German American Capital

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”). GACC is selling Note A-1-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000. BMO is selling Notes A-4-1-1 and A-4-6 with an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000. The Queens Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-5C31 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Queens Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	BBCMS 2024-5C31	Yes
A-1-2(1)	$25,000,000	$25,000,000	DBR Investments Co. Limited	No
A-1-3(1)	$25,000,000	$25,000,000	DBR Investments Co. Limited	No
A-1-4-1	$16,000,000	$16,000,000	BMO 2024-5C8(2)	No
A-1-4-2(1)	$4,000,000	$4,000,000	DBR Investments Co. Limited	No
A-1-5	$15,000,000	$15,000,000	BMO 2024-5C8(2)	No
A-1-6(1)	$15,000,000	$15,000,000	DBR Investments Co. Limited	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-2-2-1(1)	$10,000,000	$10,000,000	GS	No
A-2-2-2	$5,000,000	$5,000,000	BMO 2024-5C8(2)	No
A-2-3	$15,000,000	$15,000,000	BMO 2024-5C8(2)	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2	No
A-3-4	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-3-5	$7,000,000	$7,000,000	BANK5 2024-5YR12	No
A-4-1-1	$10,000,000	$10,000,000	BBCMS 2024-5C31	No
A-4-1-2	$5,000,000	$5,000,000	BMO 2024-5C8(2)	No
A-4-2	$15,000,000	$15,000,000	BMO 2024-5C8(2)	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6	$25,000,000	$25,000,000	BBCMS 2024-5C31	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11	No
A-5-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-5-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-5-4	$8,000,000	$8,000,000	BANK5 2024-5YR12	No
Total	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization transactions.
(2)	The BMO 2024-5C8 transaction is expected to close on December 19, 2024.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 square foot (412,033 collateral square feet) super regional mall located in Elmhurst, New York situated on an 11.21-acre parcel with 8.41 acres of owned acreage and 1,903 parking spaces. Of the 968,757 total square feet, 412,033 square feet constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people as of 2022. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging nearly 99% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased and features a mix of 120 national and regional tenants. Since 2022, the borrower sponsor has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

been able to re-tenant or renew over 60% of the collateral square feet. Recently, the borrower sponsor has leased to several new tenants including Primark (54,832 square feet), ZARA (36,463 square feet) and H&M (19,694 square feet).

The Queens Center Mall was originally acquired by the borrower sponsor in 1995. In 2004, the borrower sponsor invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line square feet and JCPenney’s development of an approximately 204,000 square foot box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the borrowers have invested $65.2 million in leasing capital, common area renovations and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward buildout of ZARA’s new 36,463 square foot store, which combined 10 in-line units across two floors. Furthermore, The Macerich Company (“Macerich”) has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 square feet) and H&M (19,694 square feet), respectively.

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024, the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants. The four largest tenants by underwritten base rent at Queens Center Property are Primark, American Eagle Outfitters, H&M and ZARA.

Primark (54,832 square feet; 13.3% of NRA; 5.6% of underwritten base rent). Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores across 17 countries across Europe and the United States. The Queens Center Property hosts Primark’s newest location in the Tri-State area. Primark is not yet in occupancy and is expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, with two, five-year extension options remaining and a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided Primark gives notice within 90 days following November 30, 2028.

American Eagle Outfitters (10,268 square feet; 2.5% of NRA; 3.4% of underwritten base rent). Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories and personal care products. With over 1,000 stores worldwide, American Eagle Outfitters focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease at the Queens Center Property expires in September 2032 and has no extension or termination options.

ZARA (36,463 square feet; 8.8% of NRA; 3.2% of underwritten base rent). Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted reported annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease at the Queens Center Property expires in November 2033, with one, five-year extension option remaining and a termination option in the event that ZARA gives notice 270 days prior to either (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 square feet; 4.8% of NRA; 2.8% of underwritten base rent). Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women and children. H&M has over 3,800 stores across 77 markets worldwide and is known for its commitment to affordable fashion. H&M’s lease at the Queens Center Property expires in January 2035, with two, four-year extension options remaining and a termination option if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The following information presents certain information relating to the historical and current occupancy of the Queens Center Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
97.6%	98.7%	98.9%	95.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 7, 2024.

The following table presents certain information relating to the sales history for the Queens Center Property:

Comparable Sales History(1)
	2019	2021	2022	2023	TTM July 2024
Comparable Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Comparable Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Comparable Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Comparable Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. 2020 numbers are excluded due to the COVID-19 pandemic.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The following table presents certain information relating to the major tenants at the Queens Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Major Tenants
Primark(3)	NR/NR/NR	54,832	13.3%	$54.12	$2,967,306	5.6%	1/31/2035
ZARA(4)	NR/NR/NR	36,463	8.8%	$46.62	$1,700,000	3.2%	11/30/2033
H&M(5)	NR/NR/NR	19,694	4.8%	$75.00	$1,477,050	2.8%	1/31/2035
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$172.69	$1,773,181	3.4%	9/30/2032
Subtotal/Wtd. Avg.		121,257	29.4%	$65.30	$7,917,537	15.0%
Select In-Line < 10,000 SF
Apple Store	Aaa/AA+/NR	8,706	2.1%	$178.96	$1,558,044	3.0%	7/31/2025
Finish Line	NR/NR/NR	8,625	2.1%	$193.61	$1,669,923	3.2%	8/31/2025
Adidas(7)	NR/NR/NR	8,183	2.0%	$135.00	$1,104,705(6)	2.1%	1/31/2029
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$105.00	$848,085	1.6%	1/31/2037
Hollister Co.	NR/NR/NR	8,028	1.9%	$109.50	$879,028	1.7%	1/31/2027
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$165.55	$1,285,796	2.4%	1/31/2033
Subtotal/Wtd. Average		49,386	12.0%	148.74	$7,345,580	13.9%
Other Tenants		222,284	53.9%	$168.84	$37,530,596	71.1%
Occupied Collateral Total		392,927	95.4%	$134.36	$52,793,713	100.0%
Vacant Space(8)		19,106	4.6
Collateral Total		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, and pays a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to either (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year or the last day of the 90th full calendar month, of the sum of certain allowance for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period and pays a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowance for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	During the period commencing January 2024 and continuing through December 2024, in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas pays reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days’ prior written notice and the payment of a termination fee in an amount equal to four times the monthly fixed minimum rent and monthly amount of the tenant’s share of variable costs as set forth in the lease and in effect on the date of tenant’s notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant includes 8,351 square feet currently occupied by tenants known to be vacating that is underwritten as vacant. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring(3)	% of NRA Expiring(3)	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring(3)	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	19,106	4.6%	NAP	NAP	19,106	4.6%	NAP	NA	P
2024 & MTM	10	21,754	5.3%	$4,334,114	8.2%	40,860	9.9%	$4,334,114	8.2%
2025	28	77,642	18.8%	$9,690,548	18.4	118,502	28.8%	$14,024,662	26.6%
2026	17	37,142	9.0%	$7,896,124	15.0	155,644	37.8%	$21,920,786	41.5%
2027	13	25,249	6.1%	$3,456,921	6.5	180,893	43.9%	$25,377,707	48.1%
2028	11	19,816	4.8%	$3,090,862	5.9	200,709	48.7%	$28,468,570	53.9%
2029	16	32,294	7.8%	$6,424,947	12.2	233,003	56.5%	$34,893,516	66.1%
2030	5	8,572	2.1%	$1,167,451	2.2	241,575	58.6%	$36,060,968	68.3%
2031	1	389	0.1%	$175,873	0.3	241,964	58.7%	$36,236,841	68.6%
2032	2	11,788	2.9%	$1,966,221	3.7	253,752	61.6%	$38,203,062	72.4%
2033	8	52,114	12.6%	$3,599,219	6.8	305,866	74.2%	$41,802,281	79.2%
2034	10	12,981	3.2%	$3,290,888	6.2	318,847	77.4%	$45,093,170	85.4%
2035 & Beyond	8	93,186	22.6%	$7,700,543	14.6	412,033	100.0%	$52,793,713	100.0%
Total	129	412,033	100.0%	$52,793,713	100.0%
(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Certain tenants may have lease termination options that were not taken into account in the Lease Rollover Schedule.
(3)	Net Rentable Area Expiring, % of NRA Expiring, Cumulative Net Rentable Area Expiring and Cumulative % of NRA Expiring are exclusive of 556,724 square feet associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Queens Center Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13	50.2%
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	$3.03	1.2%
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	$10.61	4.2%
Gross Potential Income	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76	55.6%
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	$76.38	29.9%
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	$0.00	0.0%
Other Income(4)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	$37.04	14.5%
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18	100.0%
(Vacancy/Bad Debt)(5)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	(10.61)	(4.2%	)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58	95.8%
Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	$65.35	26.7%
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	$1.29	0.5%
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	$2.43	1.0%
Ground Rent Expense	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	1.48	0.6%
Other Operating Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	$43.90	17.9%
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44	46.8%
Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14	53.2%
Capital Expenditures	$0	$0	$0	$0	$0	$0	$119,490	$0.29	0.1%
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	$2.35	1.0%
Net Cash Flow(6)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50	52.1%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll as of October 7, 2024.
(4)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(5)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for Underwritten. Positive periods reflect recovery of bad debt.
(6)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.

Appraisal. According to the appraisal, the Queens Center Property had an “as-is” appraised value of $1,060,000,000 as of September 19, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$1,060,000,000	5.25%
(1)	Source: Appraisal.
(2)	The appraisal used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of New York City. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. In 2023, the average household income within a one-, three- and five-mile radius was $86,791, $92,204 and $98,765, respectively. In 2023, the population within the same radii was 191,469, 907,210 and 2,357,847, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with TTM July 2024 sales of approximately $130 million. According to the appraisal, the Queens Retail market, as of the second quarter of 2024, had a total inventory is approximately 5.7 million square feet with an 11.3% vacancy rate.

As the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the fourth densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income approximately of $104,000. The Queens Center Mall has four power centers and four super-regional retail centers in its market; however, the Queens Center Mall offers superior access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 1999, 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall(3)	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdale’s, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney, which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

The Borrowers. The borrowers are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Queens Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., which is a subsidiary of Macerich. Macerich is a fully integrated, self-managed and self-administered real estate investment trust. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million square feet of real estate consisting primarily of interests in 41 retail centers.

Property Management. The Queens Center Property is currently managed by Macerich Property Management Company, LLC an affiliate of the borrowers.

Escrows and Reserves. On the origination date, the Borrowers were required to make an upfront deposit of $11,562,092 into a reserve for outstanding tenant improvements and leasing commissions and $649,442 for gap rent.

Real Estate Taxes – During the continuance of an Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12 months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

Lockbox / Cash Management. The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as their operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio being less than 1.40x for two consecutive calendar quarters. A Trigger Period will end with respect to (a) clause (i), if the cure of the event of default has been accepted by the lender or (b) clause (ii), (x) the debt service coverage ratio is greater than or equal to 1.40x for two consecutive calendar quarters or (y) the Borrowers have (1) after the Lockout Release Date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) the released Out Parcel constitutes a separate tax lot (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement and agreement and material leases and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of the borrowers, (ii) the ability of the borrowers to repay the debt in accordance with the terms of the Queens Center Whole Loan documents or (iii) the ongoing operations of the remaining Queens Center Property; and (B) improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 square foot portion of the Queens Center Property located on the northeast corner of 92nd Street and 59th Avenue (the “Ground Leased Parcel”) is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The current annual base rent is $595,510, which is required to be adjusted every three years by the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index. The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the “Put Right”), with the notice date being deemed to be March 2, 2046, and if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord’s notice is sent (the “Call Right”). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 1 – Queens Center

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy’s parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the Shared Tax Lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy’s pays approximately 40% of the total property taxes assessed against the Shared Tax Lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The borrowers have provided a non-recourse carveout for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Queens Center Property comprising the Shared Tax Lot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$66,000,000	Title:	Fee
Cut-off Date Principal Balance:	$66,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	7.6%	Net Rentable Area (Units):	150
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	867 4th Avenue LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	William Rothner	Occupancy(2):	90.7%
Interest Rate:	6.44000%	Occupancy Date(2):	11/11/2024
Note Date:	11/19/2024	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	$761,455 (10/31/2024 T-4)
Original Amortization Term:	None	UW Economic Occupancy(4):	97.0%
Amortization Type:	Interest Only	UW Revenues:	$6,261,336
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$800,260
Lockbox / Cash Management:	Springing	UW NOI(4):	$5,461,077
Additional Debt:	No	UW NCF(4):	$5,423,577
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$100,100,000 / $667,333
Additional Debt Type:	N/A	Appraisal Date:	10/15/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$440,000
Taxes:	$0	$65,812	N/A	Maturity Date Loan / Unit:	$440,000
Insurance:	$159,764	$17,752	N/A	Cut-off Date LTV:	65.9%
Replacement Reserves:	$0	$3,125	N/A	Maturity Date LTV:	65.9%
Rent Reserve:	$1,014,300	$0	N/A	UW NCF DSCR(4):	1.26x
				UW NOI Debt Yield(4):	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$66,000,000	95.2%	Loan Payoff	$64,256,779	92.7%
Sponsor Equity	3,340,681	4.8	Closing Costs(5)	3,909,837	5.6
			Upfront Reserves	1,174,064	1.7
Total Sources	$69,340,681	100.0%	Total Uses	$69,340,681	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	The 875 4th Avenue Property (as defined below) was 90.7% leased as of November 11, 2024. William Rothner, the borrower sponsor, entered into a master lease for the (i) 14 vacant market units and (ii) 18 leased but not yet occupied units (as of November 11, 2024) (the “Master Lease”), which would equate to 100.0% occupancy at the 875 4th Avenue Property after giving effect to such Master Lease. For more information, see “The Property” below.
(3)	The 875 4th Avenue Property was built in 2024. Historical financial information prior to the trailing four months ending October 31, 2024 is not available. During the trailing four months ending October 31, 2024, the 875 4th Avenue Property was still leasing up and had not yet reached stabilization.
(4)	The UW NCF DSCR and UW NOI Debt Yield assume a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under the 32 vacant or unoccupied units that are currently subject to the Master Lease, versus economic vacancy of 12.4% (that assumes the actual residential economic vacancy factoring in (i) 14 vacant market units and (ii) 18 leased but not yet occupied units). Assuming the in-place economic vacancy, the UW NCF DSCR and the UW NOI Debt Yield would be 1.12x and 7.4%, respectively.
(5)	Closing Costs include an interest rate buy-down credit of $2,475,000.

The Loan. The 875 4th Avenue mortgage loan (the “875 4th Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily building located in Brooklyn, New York (the “875 4th Avenue Property”). The 875 4th Avenue Mortgage Loan has a five-year term, accrues interest at a fixed rate of 6.44000% per annum on an Actual/360 basis and is interest-only for the loan term.

The Property. The 875 4th Avenue Property is a newly developed 150-unit mid-rise multifamily property completed in 2024. The 875 4th Avenue Property unit mix includes 20 studios, 98 one-bedroom units and 32 two-bedroom units. Of the 150 units at the 875 4th Avenue Property, 45 units are designated for affordable housing. As of November 11, 2024, the 875 4th Avenue Property was 90.7% leased and 78.7% occupied. As of November 11, 2024, 18 units have executed leases with anticipated move-ins scheduled for December 2024, January 2025 or February 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

The eight-story 875 4th Avenue Property includes common amenities such as elevators, co-working space and lounge, courtyard, gym, furnished rooftop, common laundry, storage room, package room and parking garage. The 875 4th Avenue Property features vinyl hard wood floors, gas oven/range combination, dishwasher and refrigerator/freezer. Additionally, each market rate unit is equipped with a washer/dryer. Select units also include private outdoor terraces and two-story layouts. The borrower sponsor has a total cost basis of approximately $85.2 million inclusive of closing costs incurred in the origination of the 875 4th Mortgage Loan.

William Rothner, the borrower sponsor, entered into the Master Lease for the (i) 14 vacant market units and (ii) 18 leased but not yet occupied units (as of November 11, 2024), which would equate to 100.0% occupancy at the 875 4th Avenue Property after giving effect to such Master Lease. The Master Lease expires upon the earlier to occur of (i) November 19, 2032, (ii) the satisfaction of the Master Lease Release Conditions (as defined below) and (iii) the repayment of the 875 4th Avenue Mortgage Loan in full. The rent due under the Master Lease is $142,725 per month or $1,712,700 per annum, which equates to 12 months of rent due for the 32 master leased units. At origination, the borrower deposited $1,014,300 into a rent reserve related to the 32 master leased units at the 875 4th Avenue Property, which equates to (i) 12 months of rent for the 14 vacant units and (ii) three months of rent for the 18 leased but not yet occupied units, which reserve is to be held as cash collateral. The Master Lease may be terminated, and the rent reserve released, upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default or 875 4th Avenue Sweep Event Period (as defined below) under the 875 4th Avenue Mortgage Loan then exists, (ii) the borrower has provided a certified rent roll showing the leased gross potential rent is at least 97.0%, (iii) the borrower has provided the executed leases for 10 of the vacant market units and (iv) the DSCR (based on trailing one-month income, annualized and underwritten expenses) is greater than or equal to 1.25x (collectively with clauses (i), (ii), (iii) and (iv), the “Master Lease Release Conditions”). There is no partial release of the Master Lease or rent reserve.

The borrower has applied for a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s (“HPD”) 421-a tax abatement program. In connection with the 421-a tax abatement, the borrower will be required to reserve at least 30% of the units equal to 45 units, at the 875 4th Avenue Property for affordable housing. As part of the 421-a tax abatement and overlapping HPD Mandatory Inclusionary Housing Program requirements, (i) 27 units are required to be designated for tenants earning no more than 80% of the area median income and (ii) 18 units are required to be designated for tenants earning no more than 130% of area median income, subject to certain rental restrictions. The 421-a tax abatement provides (i) a 100% tax exemption for the first 25 years and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending and the tax abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $766,743 compared to the underwritten abated taxes of $128,151.

The 875 4th Avenue Mortgage Loan will be fully recourse to the borrower and the guarantor until such time that the 421-a tax abatement has been approved and is in place at the 875 4th Avenue Property and the borrower has obtained its completion notice under the HPD Mandatory Inclusionary Housing regulatory agreement. Additionally, if at any time the borrower fails to maintain the 421-a tax abatement or the related zoning benefits under the HPD Mandatory Inclusionary Housing regulatory agreement, the 875 4th Avenue Mortgage Loan will become fully recourse to the borrower and the guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

The following table presents certain information with respect to the units at the 875 4th Avenue Property:

875 4th Avenue Unit Summary
Unit Type	No. of Units(1)	% of Total(1)	Occupied Collateral Units(1)(2)	% of Units Occupied(1) (2)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(3)	Monthly Market Rental Rate per SF(3)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
Studio – FM	14	9.3%	14	100.0%	403	$3,100	$7.69	$3,050	$7.56
Studio – 80% AMI	3	2.0	3	100.0	480	$1,473	$3.07	$1,473	$3.07
Studio – 130% AMI	3	2.0	3	100.0	400	$2,573	$6.43	$2,050	$5.13
1 BR – FM	69	46.0	60	87.0	597	$4,000	$6.70	$3,937	$6.60
1 BR – 80% AMI	18	12.0	18	100.0	660	$1,571	$2.38	$1,571	$2.38
1 BR – 130% AMI	11	7.3	11	100.0	586	$2,745	$4.69	$2,400	$4.10
2 BR – FM	22	14.7	17	77.3	881	$5,700	$6.47	$5,694	$6.46
2 BR – 80% AMI	6	4.0	6	100.0	884	$1,876	$2.12	$1,876	$2.12
2 BR – 130% AMI	4	2.7	4	100.0	842	$3,275	$3.89	$2,975	$3.53
Total/Wtd. Avg.	150	100.0%	136	90.7%	639	$3,495	$5.67	$3,413	$5.52
(1)	Based on the borrower rent roll dated November 11, 2024.
(2)	As of November 11, 2024, the 875 4th Avenue Property was 90.7% leased and 78.7% occupied. There are 18 units with executed leases that stipulate December 2024, January 2025 and February 2025 lease start dates.
(3)	Source: Appraisal and 421-a workbook.

The following table presents certain information with respect to the historical and current occupancy of the 875 4th Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	90.7%
(1)	Historical occupancy is not available as the 875 4th Avenue Property was built in 2024.
(2)	Current Occupancy is as of November 11, 2024. As of November 11, 2024, the 875 4th Avenue Property was 90.7% leased and 78.7% occupied. There are 18 units with executed leases that stipulate December 2024, January 2025 and February 2025 lease start dates.

Environmental. According to a Phase I environmental assessment dated October 22, 2024 (the “ESA”), there was no evidence of any recognized environmental conditions at the 875 4th Avenue Property. The ESA identified a controlled recognized environmental condition related to former uses of 875 4th Avenue Property including gasoline service stations, automotive repairs and used car sales operations. See “Descriptions of the Mortgage Pool – Environmental Considerations" in the Preliminary Prospectus.

The Market. The 875 4th Avenue Property is located in Brooklyn, New York. According to the appraisal, the 875 4th Avenue Property is located in the Kings County multifamily submarket, which has a vacancy rate of approximately 3.5% and average asking rents of $2,993 per unit as of the second quarter of 2024. Within a one-, three- and five-mile radius of the 875 4th Avenue Property, the estimated 2024 population is 67,735, 885,271 and 2,283,997, respectively. Within the same radii, the estimated 2024 average annual household income is $102,646, $115,893 and $108,442, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

The following table presents certain information relating to comparable multifamily rental properties to the 875 4th Avenue Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
867-875 4th Avenue(2) Brooklyn, NY	2024 / NAP	90.7%	150	Studio – FM Studio – 80% AMI Studio – 130% AMI 1BR – FM 1BR – 80% AMI 1BR – 130% AMI 2BR – FM 2BR – 80% AMI 2BR – 130% AMI	403 480 400 597 660 586 881 884 842	$7.56 $3.07 $5.13 $6.60 $2.38 $4.10 $6.46 $2.12 $3.53	$3,050 $1,473 $2,050 $3,937 $1,571 $2,400 $5,694 $1,876 $2,975
629 4th Avenue Brooklyn, NY	2017 / NAP	NAV	91	Studio 1BR 2BR	NAV NAV NAV	NAV NAV NAV	$3,999 $4,500 $5,895
185 18th Street Brooklyn, NY	2019 / NAP	NAV	73	Studio 1BR	NAV NAV	NAV NAV	$2,995 $4,250
231 20th Street Brooklyn, NY	1933 / 2014	NAV	6	Studio	NAV	NAV	$3,500
689 5th Avenue Brooklyn, NY	2022 / NAP	NAV	8	Studio	NAV	NAV	$2,800
187 23rd Street Brooklyn, NY	2008 / NAP	NAV	7	Studio	NAV	NAV	$2,456
695 6th Avenue Brooklyn, NY	2017 / NAP	NAV	33	1BR	NAV	NAV	$3,750
710 6th Avenue Brooklyn, NY	2008 / NAP	NAV	15	1BR	NAV	NAV	$3,950
276 20th Street Brooklyn, NY	2022 / NAP	NAV	24	1BR 2BR	NAV NAV	NAV NAV	$4,000 $5,450
316 22nd Street Brooklyn, NY	2023 / NAP	NAV	9	2BR	NAV	NAV	$5,400
305 23rd Street Brooklyn, NY	2020 / NAP	NAV	11	2BR	NAV	NAV	$5,450
444 12th Street Brooklyn, NY	1881 / 2001	NAV	37	2BR	NAV	NAV	$6,500

(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated November 11, 2024 or as otherwise provided by the borrower. As of November 11, 2024, the 875 4th Avenue Property was 90.7% leased and 78.7% occupied. There are 18 units with executed leases that stipulate December 2024, January 2025 and February 2025 lease start dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

The following table presents certain information with respect to the operating history and underwritten cash flow of the 875 4th Avenue Property:

Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$1,199,258	$6,351,186	$42,341	100.0%
Net Rental Income	$1,199,258	$6,351,186	$42,341	100.0%
(Vacancy/Credit Loss)	0	(193,650)	(1,291)	(3.0)
Laundry Income	0	13,500	90	0.2
Storage Income	0	28,200	188	0.4
Parking Income	15,450	62,100	414	1.0
Effective Gross Income	$1,214,708	$6,261,336	$41,742	98.6%

Total Expenses	$453,254	$800,260	$5,335	12.8%

Net Operating Income	$761,455	$5,461,077	$36,407	87.2%

Replacement Reserves	0	37,500	250	0.6
Net Cash Flow	$761,455	$5,423,577	$36,157	86.6%
(1)	The 875 4th Avenue Property was completed in 2024 and historical financial information prior to the trailing four months ending October 31, 2024 is not available.
(2)	TTM represents the trailing four months ending October 31, 2024. During the time, the 875 4th Avenue Property was still leasing up and had not yet reached stabilization.
(3)	The Underwritten information assumes a stabilized underwritten economic vacancy of 3.0%, giving credit to rent payments due under the 32 vacant or unoccupied units that are currently subject to the Master Lease, versus economic vacancy of 12.4% (that assumes the actual residential economic vacancy factoring in (i) 14 vacant market units and (ii) 18 leased but not yet occupied units).
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 867 4th Avenue LLC, a New York limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the 875 4th Avenue Mortgage Loan

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is William Rothner. Mr. Rothner is a Chicago-based real estate investor and developer.

Property Management. The 875 4th Avenue Property is managed by Plaza Management USA, Inc., a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $159,764 for insurance premiums and (ii) $1,014,300 related to a master lease rent reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $65,812.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $17,752.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,125 for replacement reserves.

Rent Reserve – At origination of the 875 4th Avenue Mortgage Loan, the borrower deposited $1,014,300 into a rent reserve related to the 32 master leased units at the 875 4th Avenue Property, which equates to (i) 12 months of rent for the 14 vacant units and (ii) three months of rent for the 18 leased but not yet occupied units. The rent reserve may be released upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default or 875 4th Avenue Sweep Event Period under the 875 4th Avenue Mortgage Loan then exists, (ii) the borrower has provided a certified rent roll showing the leased gross potential rent is at least 97.0%, (iii) the borrower has provided the executed leases for 10 of the vacant market units and (iv) the DSCR (based on trailing one-month income, annualized and underwritten expenses) is greater than or equal to 1.25x. Partial release of the rent reserve is not permitted. The rent reserve is held by the lender as additional collateral for the 875 4th Avenue Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 2 – 875 4th Avenue

Lockbox / Cash Management. The 875 4th Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. The 875 4th Avenue Mortgage Loan requires that during the continuance of an 875 4th Avenue Sweep Event Period, the borrower or property manager, as applicable, is required to establish and maintain a lockbox account for the remainder of the 875 4th Avenue Mortgage Loan term. Following an 875 4th Avenue Sweep Event Period, the borrower is required to direct non-residential tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of an 875 4th Avenue Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the 875 4th Avenue Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 875 4th Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 875 4th Avenue Mortgage Loan. To the extent that no 875 4th Avenue Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “875 4th Avenue Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the 875 4th Avenue Mortgage Loan documents; (ii) commencing on or after November 19, 2025, the date on which the DSCR is less than 1.15x based on the trailing 12 months; or (iii) commencing on or after December 6, 2028, the date on which the debt yield (based on the trailing 12 months) is less than 8.0%.

A 875 4th Avenue Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; or (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title(6):	Fee & Leasehold
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	7.4%	Net Rentable Area (SF):	1,260,533
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	SG REIT	Occupancy:	89.2%
Interest Rate:	6.40000%	Occupancy Date:	9/30/2024
Note Date:	11/20/2024	4th Most Recent NOI (As of):	$9,207,934 (12/31/2021)
Maturity Date:	12/1/2029	3rd Most Recent NOI (As of):	$9,823,440 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$10,188,366 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$10,525,364 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$17,427,029
Call Protection(3):	L(24),YM1(29),O(7)	UW Expenses:	$6,114,624
Lockbox / Cash Management(4):	Soft / Springing	UW NOI:	$11,312,406
Additional Debt(1):	Yes	UW NCF:	$10,178,980
Additional Debt Balance(1):	$35,500,000	Appraised Value / Per SF:	$161,800,000 / $128
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$80
Taxes:	$2,058,745	$271,718	N/A	Maturity Date Loan / SF:	$80
Insurance:	$12,713	$6,357	N/A	Cut-off Date LTV:	62.1%
Replacement Reserve:	$240,000	$15,756	$378,144	Maturity Date LTV:	62.1%
TI / LC:	$3,000,000	Springing	$2,000,000	UW NCF DSCR:	1.56x
Immediate Repairs:	$648,083	$0	N/A	UW NOI Debt Yield:	11.3%
Outstanding TI:	$30,798	$0	N/A
Outstanding Free Rent:	$21,803	$0	N/A
Ground Lease Reserve:	$0	$2,500	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$100,500,000	87.5%	Existing Debt(7)	$103,950,000	90.5%
Borrower Sponsor Equity	$14,337,026	12.5	Reserves	6,012,143	5.2
			Closing Costs(8)	4,874,884	4.2
Total Sources	$114,837,026	100.0%	Total Uses	$114,837,026	100.00%
(1)	The Tops & Kroger Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $100.5 million (the “Tops & Kroger Portfolio Whole Loan”). The financial information in the chart above reflects the Tops & Kroger Portfolio Whole Loan.
(2)	The borrowers are 10 Delaware limited liability companies and special purpose entities that are all joint ventures between JADD JV1 LLC and Slate Grocery Tops Investment LLC. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	The Tops & Kroger Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note of the Tops & Kroger Portfolio Whole Loan to be securitized and (ii) January 1, 2028 (the “Permitted Release Date”) with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in June 2029 (the “Open Date”).
(4)	The Tops & Kroger Portfolio Whole Loan was structured with a soft lockbox at origination. Upon notice from the lender of the occurrence of a Cash Sweep Period (as defined below), the borrowers are required to notify and advise each tenant under each related lease to make all payment of rents and any other items payable under such lease directly to the lockbox account.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	Approximately 0.57 acres of the nine-acre Chillicothe Place mortgaged property is subject to a ground lease. For a full description of the ground lease see “Ground Lease” below.
(7)	Includes $15,000,000 of existing debt associated with the Culver Ridge property, which is not part of the collateral for the Tops & Kroger Portfolio Whole Loan.
(8)	Includes rate buydown costs of $3,052,687.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

The Loan. The Tops & Kroger Portfolio mortgage loan (the “Tops & Kroger Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and leasehold interests in a 1,260,533 square foot retail portfolio comprised of 10 properties located in three states (collectively, the “Tops & Kroger Portfolio Properties”). The Tops & Kroger Portfolio Whole Loan was co-originated by Barclays and Bank of America, N.A. (“BANA”). The Tops & Kroger Portfolio Whole Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis. The Tops & Kroger Portfolio Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 with an aggregate original principal balance of $65,000,000. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,200,000	$40,200,000	BBCMS 2024-5C31	Y
A-2	$24,800,000	$24,800,000	BBCMS 2024-5C31	N
A-3(1)	$22,000,000	$22,000,000	BANA	N
A-4(1)	$13,500,000	$13,500,000	Barclays	N
Whole Loan	$100,500,000	$100,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Tops & Kroger Portfolio Properties consist of 10 retail centers located across three different states and totaling 1,260,533 square feet. All of the Tops & Kroger Portfolio Properties are grocery anchored and three of the Tops & Kroger Portfolio Properties have additional shadow anchors. Sales at the grocery anchors have increased each of the last three years and have occupancy costs that range from 1.5% to 4.6%, averaging 2.9%. The 1,260,533 square foot portfolio is 89.2% occupied by 95 tenants under 115 leases as of September 30, 2024.

The Tops & Kroger Portfolio Properties were originally acquired in 2014, along with one additional property that is not collateral for the Tops & Kroger Portfolio Whole Loan, for approximately $154.0 million through a joint venture between Annaly Commercial Real Estate Group, Inc. and JADD Management LLC. The acquisition was financed with $54,326,597 of borrower sponsor equity and a $104 million acquisition loan, which was securitized in COMM 2014-UBS6 with no reported delinquencies throughout the term of the loan. In 2021, the borrower sponsor acquired a controlling interest in the Tops & Kroger Portfolio Properties through its $2.3 billion acquisition of Annaly in July 2021, with JADD Management LLC retaining a 10% interest.

The following table presents certain information relating to the Tops & Kroger Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Crossroads Centre	Orchard Park, NY	1997 / NAP	171,201	94.1%	$20,222,036	20.1%	$31,300,000	19.34%
Panorama Plaza	Rochester, NY	1969-2015 / NAP	278,506	70.3%	$16,614,086	16.5%	$31,800,000	19.65%
Cheektowaga Plaza	Cheektowaga, NY	1978-2004 / NAP	151,477	91.9%	$12,016,929	12.0%	$18,600,000	11.50%
Amherst Plaza	Amherst, NY	1970 / 1991	149,992	91.8%	$12,004,964	11.9%	$17,200,000	10.63%
Chillicothe Place	Chillicothe, OH	1974 / 2002	106,262	100.0%	$10,777,428	10.7%	$15,300,000	9.46%
Midway Plaza	Loganville, GA	1996 / NAP	91,196	94.1%	$9,703,036	9.7%	$16,500,000	10.20%
Jamestown Plaza	Jamestown, NY	1997 / 2003	98,001	94.2%	$4,922,107	4.9%	$9,100,000	5.62%
Tops Plaza	Le Roy, NY	1997 / NAP	62,747	97.5%	$4,444,972	4.4%	$6,840,000	4.23%
Warsaw Plaza	Warsaw, NY	1975, 1998 / NAP	74,103	91.9%	$4,173,621	4.2%	$6,460,000	3.99%
Ontario Plaza	Ontario, NY	1998 / NAP	77,048	100.0%	$5,620,821	5.6%	$8,700,000	5.38%
Total / Wtd. Avg.			1,260,533	89.2%	$100,500,000	100.0%	$161,800,000	100.00%
(1)	Occ. % is as of September 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

Major Tenants.

Tops Friendly Markets (503,756 square feet; 40.0% of portfolio NRA; 38.7% of portfolio underwritten base rent). Founded in 1962 and headquartered in Williamsville, New York, Tops Friendly Markets (“Tops”) is a regional supermarket chain which operates 149 full-service supermarkets, 59 fuel stations and two distribution facilities. Tops is a subsidiary of Northeast Grocery, which was formed in 2021 as a result of the merger of Tops, Price Chopper and Market 32. Northeast Grocery operates nearly 300 grocery stores concentrated in the Upstate New York, Vermont, Connecticut, Massachusetts, New Hampshire and Pennsylvania. Tops was previously owned by Ahold Delhaize (“Ahold”), (rated Baa1 by Moody’s and BBB+ by S&P) from 1991 to 2007. Ahold’s corporate guarantee remains in place for the fully extended term of six of the Tops locations in the Tops & Kroger Portfolio Properties. Tops anchors eight of the Tops & Kroger Portfolio Properties. For more information on individual leases, see the Tops and Kroger Lease Information table below.

The Kroger Co. Incorporated (123,721 square feet; 9.8% of portfolio NRA; 8.8% of portfolio underwritten base rent). Kroger Co. Incorporated (“Kroger”) is the largest traditional grocer in the United States. As of 2024, Kroger operated 2,719 supermarkets, of which 2,252 have pharmacies and 1,637 have fuel centers, as well as 33 food production plants across 35 states and the District of Columbia. Kroger reported revenues of $150.0 billion for FY ending February 3, 2024, which represents an increase of 1.2% compared to FY ending January 28, 2023. Kroger anchors two of the Tops & Kroger Portfolio Properties. For more information on individual leases, see the Tops and Kroger Lease Information table below.

Dollar Tree Stores, Inc. (54,842 square feet; 4.4% of portfolio NRA; 5.2% of portfolio underwritten base rent). Dollar Tree Stores, Inc. (“Dollar Tree”) is an American chain of discount department stores headquartered in Chesapeake, Virginia. Dollar Tree operates over 16,000 stores across 48 states and five Canadian provinces under the Dollar Tree and Family Dollar brands. Dollar Tree reported revenues of $30.6 billion for FY ending February 3, 2024, which represents an increase of 8.0% over FY ending January 28, 2023. Dollar Tree occupies 14,400 square feet at the Amherst Plaza mortgaged property with a lease expiration date of September 30, 2031, and three, five-year renewal options remaining. Dollar Tree occupies 14,098 square feet at the Cheektowaga Plaza mortgaged property with a lease expiration date of August 31, 2028 and three, five-year renewal options remaining. Dollar Tree occupies 9,984 square feet at the Panorama Plaza mortgaged property with a lease expiration date of October 31, 2026 and two, five-year renewal options remaining. Dollar Tree occupies 8,360 square feet at the Ontario Plaza mortgaged property with a lease expiration date of January 31, 2026 with one, two-year and one, five-year renewal options remaining. Dollar Tree occupies 8,000 square feet at the Jamestown Plaza mortgaged property with a lease expiration date of September 30, 2028 and one, five-year renewal option remaining.

Environmental. According to the Phase I environmental reports dated between November 4, 2024 and November 11, 2024, recognized environmental conditions (“RECs”) were found at three of the Tops & Kroger Portfolio Properties. An $8 million environmental lender insurance policy was obtained prior to the origination of the Tops & Kroger Portfolio Whole Loan based on the opinion of probable cost of the RECs, which, on a cumulative basis, ranges from $1.2 million to $2.6 million.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018	2019	2020	2021	2022	2023	Current(2)
89.3%	88.0%	87.9%	89.1%	90.4%	86.5%	89.2%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of September 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio
Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Tops	Various(3)	Various(4)	503,756	40.0%	$9.67	$4,873,391	38.7%	Various(3)
Kroger	Various(3)	Baa1 / BBB / NR	123,721	9.8	8.90	1,100,662	8.8	Various(3)
Dollar Tree	Various(5)	Baa2 / BBB / NR	54,842	4.4	11.94	654,909	5.2	Various(5)
Bob's Discount Furniture	Crossroads Centre	NR / NR / NR	36,000	2.9	12.50	450,000	3.6	7/31/2034
OhioHealth	Chillicothe Place	Aa2 / AA+ / AA+(6)	23,404	1.9	11.23	262,915	2.1	1/31/2026
Staples Office Superstore	Panorama Plaza	Caa2 / B- / NR	20,661	1.6	7.00	144,627	1.1	6/30/2026
Colonial Wine	Crossroads Centre	NR / NR / NR	18,585	1.5	13.25	246,251	2.0	11/30/2027(7)
Harbor Freight	Panorama Plaza	B1 / BB- / NR	16,185	1.3	6.40	103,584	0.8	3/31/2031(8)
Planet Fitness	Panorama Plaza	NR / NR / NR	15,458	1.2	12.72	196,556	1.6	10/31/2027
AutoZone	Various	NR / NR / NR	14,328	1.1	7.49	107,340	0.9	Various
Top Ten Tenants			826,940	65.6%	$9.84	$8,140,234	64.7%

Non Top Ten Tenants			297,601	23.6%	$14.91	$4,438,149	35.3%

Occupied Collateral Total / Wtd. Avg.			1,124,541	89.2%	$11.19	$12,578,383	100.0%

Vacant Space			135,992	10.8%

Collateral Total			1,260,533	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2024 with rent steps through December 1, 2025.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	For more information on individual leases, see the Tops and Kroger Lease Information table below.
(4)	Six of the locations at the Tops & Kroger Portfolio Properties are guaranteed by Ahold, which is rated Baa1 by Moody’s and BBB+ by S&P.
(5)	Dollar Tree occupies 14,098 square feet at the Cheektowaga mortgaged property with a lease expiration date of August 31, 2028, 9,984 square feet at the Panorama Plaza mortgaged property with a lease expiration date of October 31, 2026, 8,360 square feet at the Ontario Plaza mortgaged property with a lease expiration date of January 31, 2026 and 8,000 square feet at the Jamestown Plaza mortgaged property with a lease expiration date of September 30, 2028.
(6)	Rating of secured bond issued by OhioHealth Corp.
(7)	Colonial Wine has an early termination option upon 12 months prior written notice to the landlord, which may be given any time after January 1, 2006.
(8)	Harbor Freight has an early termination option upon providing the landlord with a written notice on or before September 30, 2027 resulting in an early termination date of March 31, 2028. In connection with the termination option, Harbor Freight is required reimburse for (i) 30% of the brokerage commission and (ii) 30% of its allowance.

Tops and Kroger Lease Information(1)
Tenant-Property	Ratings Moody’s/S&P/ Fitch(2)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	2023 Sales PSF	2023 Occupancy Cost	Extension Options
Tops-Amherst Plaza	NR / NR / NR	78,223	6.2%	$8.10	$633,612	5.0%	12/31/2025	$273.73	4.2%	1, 5-yr
Tops-Cheektowaga Plaza	NR / NR / NR	78,000	6.2	10.50	819,000	6.5	12/31/2028	$344.26	4.6%	3, 5-yr
Tops-Jamestown Plaza	Baa1 / BBB+ / NR	77,000	6.1	6.74	519,252	4.1	9/30/2025	$262.79	3.4%	3, 5-yr
Tops-Panorama Plaza	Baa1 / BBB+ / NR	74,000	5.9	12.03	890,160	7.1	5/31/2029	$357.84	4.5%	4, 5-yr and 1, 4-yr
Kroger-Midway Plaza	Baa1 / BBB / NR	63,296	5.0	8.59	543,728	4.3	1/31/2026	$543.58	2.0%	4, 5-yr
Kroger-Chillicothe Place	Baa1 / BBB / NR	60,425	4.8	9.22	556,934	4.4	11/30/2026	$875.11	1.5%	3, 5-yr
Tops-Crossroads Centre	Baa1 / BBB+ / NR	57,000	4.5	12.75	726,756	5.8	3/31/2027	$848.93	2.2%	4, 5-yr and 1, 4-yr
Tops-Ontario Plaza	Baa1 / BBB+ / NR	47,000	3.7	10.21	480,000	3.8	7/31/2029	$603.43	2.0%	4, 5-yr
Tops-Tops Plaza	Baa1 / BBB+ / NR	47,000	3.7	8.81	414,000	3.3	5/31/2029	$478.23	2.4%	3, 5-yr
Tops-Warsaw Plaza	Baa1 / BBB+ / NR	45,533	3.6	8.58	390,611	3.1	6/30/2030	$451.95	2.2%	5, 5-yr and 2, 4-yr
Total		627,477	49.8%	$9.52	$5,974,052	47.5%
(1)	Based on the underwritten rent roll dated September 30, 2024 with rent steps through December 1, 2025.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Six of the locations at the Tops & Kroger Portfolio Properties are guaranteed by Ahold, which is rated Baa1 by Moody’s and BBB+ by S&P.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	135,992	10.8%	NAP	NA	P	135,992	10.8%	NAP	NAP
2024 & MTM	3	5,882	0.5%	$74,161	0.6%		141,874	11.3%	$74,161	0.6%
2025	14	192,752	15.3%	$1,673,202	13.3%		334,626	26.5%	$1,747,363	13.9%
2026	19	209,653	16.6%	$2,017,377	16.0%		544,279	43.2%	$3,764,739	29.9%
2027	23	165,523	13.1%	$2,242,369	17.8%		709,802	56.3%	$6,007,108	47.8%
2028	22	171,619	13.6%	$2,129,265	16.9%		881,421	69.9%	$8,136,373	64.7%
2029	17	220,263	17.5%	$2,603,750	20.7%		1,101,684	87.4%	$10,740,124	85.4%
2030	6	68,643	5.4%	$648,612	5.2%		1,170,327	92.8%	$11,388,736	90.5%
2031	4	34,684	2.8%	$415,568	3.3%		1,205,011	95.6%	$11,804,304	93.8%
2032	2	2,700	0.2%	$57,924	0.5%		1,207,711	95.8%	$11,862,228	94.3%
2033	0	0	0.0%	$0	0.0%		1,207,711	95.8%	$11,862,228	94.3%
2034	3	46,988	3.7%	$544,559	4.3%		1,254,699	99.5%	$12,406,787	98.6%
2035 & Beyond	2	5,834	0.5%	$171,596	1.4%		1,260,533	100.0%	$12,578,383	100.0%
Total	115	1,260,533	100.0%	$12,578,383	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2024 with rent steps through December 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps through December 1, 2025.

The Market. The Tops & Kroger Portfolio Properties consist of 10 properties located across three different states. The Tops & Kroger Portfolio Properties are located in submarkets with vacancy rates ranging from 1.70% to 6.31%. The Appraisals concluded rental rates PSF at the Tops and Kroger Portfolio Properties ranged from $8.38 to $15.06

The following table presents certain market information relating to the Tops & Kroger Retail Portfolio Properties:

Market Summary(1)
Property Name-Location	UW Rental Rate PSF(2)	Concluded Market Rent PSF(3)	Market	Submarket	Submarket Rent PSF(4)	Submarket Vacancy(4)
Crossroads Centre- Orchard Park, NY	$14.55	$15.06	Buffalo	South	$13.35	3.73%
Panorama Plaza- Rochester, NY	$12.12	$12.11	Rochester	Northeast	$16.89	6.31%
Cheektowaga Plaza- Cheektowaga, NY	$11.18	$11.38	Buffalo	East	$15.37	4.19%
Amherst Plaza- Amherst, NY	$11.40	$11.11	Buffalo	North	$14.91	4.00%
Chillicothe Place- Chillicothe, OH	$11.39	$13.22	Ross County	NAV	$10.46	3.51%
Midway Plaza- Loganville, GA	$11.75	$14.81	Atlanta	Lawrenceville/Dacula	$23.36	4.94%
Jamestown Plaza- Jamestown, NY	$7.14	$8.42	Chautauqua County	NAV	$11.86	3.10%
Tops Plaza- Le Roy, NY	$8.69	$8.95	Genesee County	NAV	$9.24	3.13%
Warsaw Plaza- Warsaw, NY	$7.80	$8.38	Wyoming County	NAV	$8.88	1.70%
Ontario Plaza- Ontario, NY	$10.30	$8.99	Rochester	Wayne County	$11.14	3.03%
(1)	Source: Appraisals dated from September 29, 2024 to October 4, 2024.
(2)	Based on the underwritten rent roll dated September 30, 2024. Includes $79,427 of contractual rent steps through December 1, 2025 and $17,852 of percentage rent across the portfolio.
(3)	Market Rent concluded in the Appraisal given the specific size and space categories at the Tops and Kroger Portfolio Properties.
(4)	Market Rent PSF and Market Vacancy used where Submarket Rent PSF and Submarket Vacancy were not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio
Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten(2)	Per SF	%(3)
Base Rent	$11,826,958	$11,804,666	$11,770,120	$12,141,837	$12,498,956	$9.92	65.4%
Rent Steps	0	0	0	0	$79,427	0.06	0.4
Percentage Rent	$19,709	$29,137	0	0	$17,852	0.01	0.1
Vacant Income	0	0	$261,667	$92,998	$1,889,679	1.50	9.9
Gross Potential Rent	$11,846,667	$11,833,803	$12,031,787	$12,234,835	$14,485,914	$11.49	75.8%
Total Reimbursements	3,581,228	4,488,578	4,558,705	4,335,258	$4,634,298	3.68	24.2
Net Rental Income	$15,427,895	$16,322,381	$16,590,492	$16,570,093	$19,120,213	$15.17	100.0%
Other Income	169,262	202,172	265,038	405,909	$237,528	0.19	1.2
(Vacancy/Credit Loss)	0	0	(261,667)	(92,998)	(1,930,711)	(1.53)	(10.1)
Effective Gross Income	$15,597,157	$16,524,553	$16,593,863	$16,883,004	$17,427,029	$13.83	100.0%

Total Expenses	$6,389,223	$6,701,113	$6,405,497	$6,357,640	$6,114,624	$4.85	35.1%

Net Operating Income	$9,207,934	$9,823,440	$10,188,366	$10,525,364	$11,312,406	$8.97	64.9%
TI/LC	0	0	0	0	944,347	0.75	5.4
Cap Ex	0	0	0	0	189,080	0.15	1.1

Net Cash Flow	$9,207,934	$9,823,440	$10,188,366	$10,525,364	$10,178,980	$8.08	58.4%
(1)	TTM reflects the trailing 12 months ending September 30, 2024.
(2)	Based on the underwritten rent roll dated September 30, 2024.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrower. The borrowers are 10 Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Tops & Kroger Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsor is SG REIT and the guarantor is Slate Grocery Investment Holdings LLC. The borrower sponsor and guarantor are affiliates of Slate Asset Management (“Slate”). Slate is a real estate investor and manager with approximately $12 billion in assets under management across North America and Europe. Founded in 2005, Slate invests in and manages two publicly listed REITs, various private equity instruments, an institutional separate accounts business and various developmental projects. Slate has a global team with over 140 professionals.

Property Management. The Tops & Kroger Portfolio is managed by JADD Management, LLC, which owns 10% of the Tops & Kroger Portfolio Properties. JADD Management and LLD Enterprises jointly operate as a fully integrated real estate firm, which owns and manages a portfolio of over $300 million of commercial real estate in 10 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $2,058,745 for real estate taxes, (ii) approximately $12,713.44 for insurance premiums, (iii) $648,083 for deferred maintenance, (iv) $30,798 for outstanding TI/LCs, (v) $21,803 for outstanding free rent, (vi) $240,000 for replacement reserves and (vii) $3,000,000 for future TI/LCs.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $271,718, and (except to the extent that an acceptable blanket policy is in place) 1/12th of the annual estimated insurance premiums, which currently equates to approximately $6,357.

Replacement Reserves – The borrowers are required to deposit $15,756 into the replacement reserve account on each payment date, subject to a cap of $378,144.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

TI / LC – At origination, the borrowers deposited $3,000,000 into the leasing reserve account. In addition, the borrowers are required to deposit (i) $78,783 on each payment date and (ii) any sum or termination fee payable to the borrowers, in each case in excess of $50,000, in connection with any tenant’s election to exercise any early termination option contained in its respective lease of space at the Tops & Kroger Portfolio Properties. Notwithstanding the foregoing, the aggregate amount of the leasing reserve funds, excluding any amounts deposited pursuant to a sum or termination fee, is not required to exceed $2,000,000 on any payment date.

Ground Rent Reserve – The borrowers are required to deposit approximately 1/12th of the annual estimated ground rent payments associated with the ground lease at the Chillicothe Place mortgaged property, which currently equates to approximately $2,500.

Lockbox / Cash Management. The Tops & Kroger Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account into which each borrower is required to deposit all rents and other revenue from the related Tops & Kroger Portfolio Properties within three business days of receipt. Upon the occurrence of a Cash Sweep Period, the borrowers are required to deliver letters to the tenants at the related Tops & Kroger Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Tops & Kroger Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Tops & Kroger Portfolio Whole Loan.

A “Cash Sweep Period” will commence on the first day of the calendar month following the month in which the lender notifies the borrowers that the debt service coverage ratio (the “DSCR”) is less than 1.45x for any calendar quarter and end on the last day of the calendar month during which the lender notifies the borrowers that either (i) the DSCR equals or exceeds 1.50x for two calendar quarters or (ii) the borrowers have deposited with the lender an amount which, if used to reduce the outstanding principal balance of the Tops & Kroger Portfolio Whole Loan, would be sufficient to cause the DSCR to equal or exceed 1.50x for two consecutive calendar quarters.

For the purposes of determining the DSCR used to determine if a Cash Sweep Period has commenced, net cash flow will exclude, among other things, income from tenants (i) under leases expiring within 90 days (unless (x) such tenant’s option to renew is exercisable within such 90 day period or (y) such tenant’s lease provides for automatic renewals and such tenant has not provided written notice of its intent to terminate such lease), (ii) that have not exercised their renewal options on or before the deadline for exercising such renewal, (iii) that have gone dark, (iv) that have publicly announced or delivered written notice of their intention to cancel or terminate their respective leases, (v) whose tenancy is month to month and (vi) who are in monetary or material non-monetary default beyond any applicable notice and cure periods under its lease or in bankruptcy (unless such lease has been assumed in the bankruptcy proceeding).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, after the Permitted Release Date and prior to the Open Date, the borrowers may obtain the release of the Panorama Plaza mortgaged property in connection with a bona fide third party sale upon the satisfaction of certain conditions including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 120% of the allocated loan amount of the Panorama Plaza mortgaged property and (b) net proceeds received in connection with the sale of the Panorama Plaza mortgaged property; (ii) any yield maintenance due under the Tops & Kroger Portfolio Whole Loan documents; (iii) the DSCR for the remaining mortgaged properties based on the trailing 12-month period immediately preceding the release is equal to or greater than the greater of (a) 1.55x and (b) the DSCR for the remaining Tops & Kroger Portfolio Properties immediately preceding the release, (iv) the debt yield for the remaining Tops & Kroger Portfolio Properties is no less than the greater of (a) 10.13% and (b) the debt yield for the remaining Tops & Kroger Portfolio Properties immediately preceding the release and (vi) satisfaction of all REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 3 – Tops & Kroger Portfolio

Ground Lease. Approximately 0.57 acres of the nine-acre Chillicothe Place mortgaged property is subject to a ground lease. The ground lease commenced on March 1, 1996 with an initial 20-year term and five, five-year automatic renewal options. Prior to origination, the related borrower executed an amendment to the ground lease to extend the ground lease through November 30, 2071 with no further rights to renew. Ground rent will increase to $3,750 monthly ($45,000 annually) beginning on April 1, 2025. The amendment also grants the related borrower the option to terminate the ground lease and enter into a permanent exclusive easement agreement for use of the premises for $450,000. The related borrower is required to provide written notice to the ground lessor by April 15, 2025 if it elects to exercise the option and pay a deposit of $67,500. Ground rent is underwritten at $45,000 annually based on the upcoming increase.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 4 – Highlands Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 4 – Highlands Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 4 – Highlands Corporate Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$52,000,000	Title:	Fee
Cut-off Date Principal Balance:	$52,000,000	Property Type – Subtype:	Office - Suburban
% of IPB:	6.0%	Net Rentable Area (SF):	210,130
Loan Purpose:	Acquisition	Location:	San Diego, CA
Borrower:	Highlands Corporate Center Property, LLC	Year Built / Renovated:	1984-1991 / 2015
Borrower Sponsors:	Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim	Occupancy:	90.6%
Interest Rate:	6.80000%	Occupancy Date:	10/28/2024
Note Date:	11/13/2024	4th Most Recent NOI (As of):	$4,028,666 (12/31/2021)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$3,419,530 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,825,684 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$5,574,868 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.1%
Amortization Type:	Interest Only	UW Revenues:	$11,149,698
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$3,435,983
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$7,713,715
Additional Debt:	No	UW NCF:	$7,356,494
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$77,000,000 / $366
Additional Debt Type:	N/A	Appraisal Date:	10/21/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$247
Taxes:	$441,617	$110,404	N/A	Maturity Date Loan / SF:	$247
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Deferred Maintenance:	$31,250	$0	N/A	Maturity Date LTV:	67.5%
Replacement Reserve:	$0	$3,502	N/A	UW NCF DSCR:	2.05x
Rollover Reserve:	$6,500,000	$26,266	N/A	UW NOI Debt Yield:	14.8%
Outstanding TI/LC Reserve:	$307,351	$0	N/A
Free Rent Reserve:	$568,738	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,000,000	60.6%	Purchase Price	$77,000,000	89.7%
Borrower Sponsor Equity	33,873,203	39.4	Upfront Reserves	7,848,957	9.1
			Closing Costs(3)	1,024,246	1.2
Total Sources	$85,873,203	100.0%	Total Uses	$85,873,203	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	UW NOI is greater than Most Recent NOI primarily due to an increase in occupancy from an average of 84.9% in the trailing-12 months to the current occupancy of 90.6%, the burn off of prior rent abatements and an anticipated decrease in real estate taxes due to a reassessment of the purchase price value of $77 million versus the tax assessed value of approximately $122 million.
(3)	Closing Costs include an origination fee of $520,000.

The Loan. The Highlands Corporate Center mortgage loan (the “Highlands Corporate Center Mortgage Loan”) has an original principal balance and Cut-off Date balance of $52,000,000 and is secured by a first lien mortgage on the borrower’s fee simple interest in five office buildings totaling 210,130 square feet located in San Diego, California (the “Highlands Corporate Center Property”). The Highlands Corporate Center Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a rate of 6.80000% per annum on an Actual/360 basis.

The Property. The Highlands Corporate Center Property is a Class A office campus comprised of five buildings totaling 210,130 square feet in San Diego, California. The Highlands Corporate Center Property consists of two four-story buildings, two three-story buildings and one two-story building, all constructed between 1984 to 1991. Since 2015, approximately $16.3 million has been spent on capital expenditures, tenant improvements and other suite buildouts. Amenities at the office campus include a conference facility, fitness center, onsite management office and courtyard. The Highlands Corporate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Center Property is situated on an approximately 10.72-acre site with 679 parking spaces (approximately 3.2 spaces per 1,000 square feet), including a single-level, partially below-grade structure (60 spaces) and carports (48 spaces).

As of October 28, 2024, the Highlands Corporate Center Property was 90.6% leased to 45 tenants. The Highlands Corporate Center Property features a granular rent roll, with no tenant making up more than 6.7% of the net rentable area and 7.2% of the underwritten base rent. One of the buildings at the Highlands Corporate Center Property (the “North Court Building”) is currently 11.7% occupied as a result of Keller Williams Realty (“Keller”), who previously occupied 17,186 total square feet at the Highlands Corporate Center Property (of which 15,114 square feet were located in the North Court Building (74.4% of the net rentable area at the North Court Building)), downsizing its total square footage by relocating to another building within the Highlands Corporate Center Property in December 2022. The remaining four buildings are 99.1% occupied in aggregate. Recent leasing trends have been positive with 14 tenants occupying 21.6% of net rentable area signing new or renewal leases commencing in 2024 or 2025.

Major Tenants.

Keller Williams Realty (13,992 square feet; 6.7% of net rentable area; 6.8% of underwritten base rent). Keller is a global real estate brokerage firm that specializes in assisting clients in buying, selling and renting properties. Founded in 1983, Keller has grown to become the largest real estate franchise in the United States by agent count and sales volume. Keller has been a tenant at the Highlands Corporate Center Property since February 2012, when it signed a 128-month lease, which was renewed in December 2022 for an additional 128 months, extending its lease through August 2033 and downsizing from 17,186 square feet to 13,992 square feet as part of the renewal. Keller has one, five-year renewal option remaining.

Kura Oncology Inc (“Kura”) (13,420 square feet; 6.4% of net rentable area; 7.2% of underwritten base rent). Kura is a clinical stage biopharmaceutical company that develops medicine for the treatment of various cancers. The company’s leading product is an oral treatment for leukemia and related blood cancers. Kura has been a tenant at the Highlands Corporate Center Property since August 2020, when it signed a 64-month lease through November 2025. Kura has one, five-year renewal option remaining.

Crosbie Gliner Schiffman Southard & Swanson LLP (“Crosbie”) (10,726 square feet; 5.1% of net rentable area; 5.6% of underwritten base rent). Crosbie is a California-based law firm that specializes in real estate transactions, construction and development agreements and entity formation and tax matters. Crosbie has been a tenant at the Highlands Corporate Center Property since 2013, when it signed a 37-month lease, which has been renewed three times, with the most recent renewal occurring in February 2021 for a term of seven years. Crosbie has one, five-year renewal option remaining.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	2023(1)	Current(2)
81.5%	79.0%	83.7%	88.5%	90.6%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current Occupancy is as of October 28, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants based on net rentable area at the Highlands Corporate Center Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Keller Williams Realty	NR/NR/NR	13,992	6.7%	$54.11	$757,107	6.8%	8/31/2033
Kura Oncology, Inc.	NR/NR/NR	13,420	6.4	$59.82	802,784	7.2	11/30/2025
Crosbie Gliner Schiffman Southard & Swanson LLP	NR/NR/NR	10,726	5.1	$57.40	615,672	5.6	1/31/2028
Manatt, Phelps & Phillips, LLP	NR/NR/NR	10,567	5.0	$63.04	666,101	6.0	3/31/2030
Wind River Systems, Inc.	NR/NR/NR	10,463	5.0	$47.01	491,841	4.4	8/31/2025
Cullgen Inc.	NR/NR/NR	8,596	4.1	$57.21	491,777	4.4	4/30/2025
Aptose Biosciences U.S. Inc.	NR/NR/NR	7,556	3.6	$63.13	477,002	4.3	5/31/2026
Henderson Caverly & Pum LLP	NR/NR/NR	7,355	3.5	$62.16	457,187	4.1	6/30/2026
Aksia LLC	NR/NR/NR	6,082	2.9	$61.70	375,275	3.4	10/31/2033
Signature Resolution	NR/NR/NR	5,427	2.6	$57.70	313,156	2.8	1/31/2028
Largest Tenants		94,184	44.8%	$57.84	$5,447,904	49.1%
Other Tenants		96,270	45.8	$58.56	5,637,991	50.9
Occupied Collateral Total / Wtd. Avg.		190,454	90.6%	$58.21	$11,085,894	100.0%
Vacant Space		19,676	9.4

Collateral Total		210,130	100.0%

(1)	Based on the underwritten rent roll dated October 28, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include contractual rent steps totaling $229,508 through November 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to tenant lease expirations at the Highlands Corporate Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	19,676	9.4%	NAP	NAP	19,676	9.4%	NAP	NAP
2024	0	0	0.0	$0	0.0%	19,676	9.4%	$0	0.0%
2025	8	45,790	21.8	2,618,570	23.6	65,466	31.2%	$2,618,570	23.6%
2026	8	31,497	15.0	1,978,796	17.8	96,963	46.1%	$4,597,365	41.5%
2027	10	26,412	12.6	1,610,291	14.5	123,375	58.7%	$6,207,656	56.0%
2028	8	33,901	16.1	1,948,342	17.6	157,276	74.8%	$8,155,998	73.6%
2029	4	10,694	5.1	644,924	5.8	167,970	79.9%	$8,800,922	79.4%
2030	4	18,623	8.9	1,152,590	10.4	186,593	88.8%	$9,953,512	89.8%
2031	0	0	0.0	0	0.0	186,593	88.8%	$9,953,512	89.8%
2032	0	0	0.0	0	0.0	186,593	88.8%	$9,953,512	89.8%
2033	2	20,074	9.6	1,132,382	10.2	206,667	98.4%	$11,085,894	100.0%
2034 & Beyond	1	3,463	1.6	0	0.0	210,130	100.0%	$11,085,894	100.0%
Total	45	210,130	100.0%	$11,085,894	100.0%
(1)	Based on the underwritten rent roll dated October 28, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $229,508 through November 2025.

The following table presents certain information relating to operating history and underwritten cash flows at the Highlands Corporate Center Property:

Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,454,966	$8,890,107	$9,820,390	$10,306,703	$10,856,386	$51.67	88.2%
Rent Steps(3)	0	0	0	0	229,508	1.09	1.9
Vacancy Gross Up	0	0	0	0	1,216,479	5.79	9.9
Gross Potential Rent	$8,454,966	$8,890,107	$9,820,390	$10,306,703	$12,302,373	$58.55	99.9%
Total Reimbursements	11,739	13,413	7,710	1,200	7,143	0.03	0.1
Net Rental Income	$8,466,705	$8,903,520	$9,828,100	$10,307,903	$12,309,516	$58.58	100.0%
(Vacancy/Abatements/Credit Loss)	(754,956)	(1,412,256)	(1,188,523)	(763,452)	(1,216,479)	5.79	9.9
Other Income(4)	141,369	49,471	55,234	56,661	56,661	0.27	0.5
Effective Gross Income	$7,853,118	$7,540,735	$8,694,811	$9,601,112	$11,149,698	$53.06	90.6%
Total Expenses	$3,824,452	$4,121,205	$3,869,128	$4,026,244	$3,435,983	$16.35	30.8%
Net Operating Income(5)	$4,028,666	$3,419,530	$4,825,684	$5,574,868	$7,713,715	$36.71	69.2%
Capital Expenditures(6)	492,330	735,026	205,818	16,289	42,026	0.20	0.4
TI/LC	2,236,330	3,600,299	1,587,237	779,624	315,195	1.50	2.8
Net Cash Flow	$1,300,006	($915,796)	$3,032,629	$4,778,955	$7,356,494	$35.01	66.0%
(1)	Represents the trailing 12-months ended August 31, 2024.
(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remainder of fields.
(3)	Represents contractual rent steps through November 2025.
(4)	Other Income includes parking fees and door/lock replacements.
(5)	Underwritten Net Operating Income is greater than TTM Net Operating Income primarily due to an increase in occupancy from an average of 84.9% in the trailing-12 months to the current occupancy of 90.6%, the depletion of prior rent abatements and an anticipated decrease in real estate taxes due to a reassessment of the purchase price value of $77 million versus the tax assessed value of approximately $122 million.
(6)	Includes non-recurring items for historical cash flows.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to a Phase I environmental site assessment dated September 3, 2024, there was no evidence of any recognized environmental conditions at the Highlands Corporate Center Property.

The Market. The Highlands Corporate Center Property is located in San Diego, California, approximately 19 miles north of downtown San Diego. The Highlands Corporate Center Property is located adjacent to the 24-acre One Paseo mixed-use development, a lifestyle center containing 97,000 square feet of retail space and 608 class A apartments. The Highlands Corporate Center is located adjacent to Interstate 5’s Del Mar Heights offramp, which is the primary access point for the One Paseo development and the surrounding area.

According to the appraisal, the 2024 total population and median household income within the 92130 zip code was 64,055 and $195,974, respectively. The major industries in the San Diego region are telecommunications, biotechnology, electronic/instrument manufacturing and computer related technologies

According to the appraisal, the Highlands Corporate Center Property is situated in the Del Mar Heights office submarket, which contained approximately 4.1 million square feet of office space and reported a vacancy rate of 14.7% as of the second quarter of 2024. The appraiser concluded to a market rent of $61.80 per square foot at the Highlands Corporate Center Property.

The following table presents certain information relating to comparable office sales for the Highlands Corporate Center Property:

Comparable Sales Summary(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)	Cap Rate
Highlands Corporate Center	San Diego, CA	210,130(2)
Junction Del Mar	San Diego, CA	124,506	Oct-24	$35,000,000	$281	10.2%
The Plaza at Walnut Creek	Walnut Creek, CA	351,451	Oct-24	$162,000,000	$461	10.7%
Playa Vista Business Campus	Los Angeles, CA	131,942	Jun-24	$50,300,000	$381	NAV
1640 South Sepulveda Boulevard	Los Angeles, CA	164,683	Dec-23	$44,713,000	$272	10.5%
The Park Granada	Calabasas, CA	222,834	Oct-24	$82,000,000	$368	7.3%
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 28, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable office leases for the Highlands Corporate Center Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Highlands Corporate Center	1984-1991	210,130(2)	Keller Williams Realty	10.7(2)	13,992(2)	$54.11(2)	FSG(2)
12730, 12750, 12760, 12770 and 12780 High Bluff Drive
San Diego, CA
Township 14	2013	126,704	Citizens Business Bank	5.0	2,346	$60.60	FSG
12670 & 12680 High Bluff Drive
San Diego, CA
Coastal Collection at Torrey Reserve	1997	367,000	United Legacy	5.3	10,269	$66.00	FSG
11452-11700 El Camino Real
San Diego, CA
Del Mar Gateway	2000	162,964	First Pacific Bank	6.0	5,130	$60.00	FSG
11988 El Camino Real
San Diego, CA
Kilroy Center Del Mar	1999	538,055	Snap	4.2	13,370	$62.40	FSG
3579-3811 Valley Centre Drive
San Diego, CA
One Paseo (Office)	2020	288,000	Deloitte	3.6	8,088	$81.00	FSG
12830 & 12860 El Camino Real
San Diego, CA
(1)	Information obtained from the appraisal, unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated October 28, 2024.

The Borrower. The borrower is Highlands Corporate Center Property, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Highlands Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Justin Loiacono, Joon Choi, Paul Miszkowicz, Jerome Fink, Derek Chen and David See Young Kim. Justin Loiacono, Joon Choi and Paul Miszkowicz are principals of Harbor Associates. Jerome Fink, Derek Chen and David See Young Kim are co-founders and managing partners of The Bascom Group, an affiliate of Harbor Associates. Harbor Associates was founded in 2015 and has acquired over four million square feet of office, flex, industrial, life science and retail properties. Additionally, Jeffrey Frieden and Robert Friedman of F&F Capital Group hold equity in the borrower as part of a joint venture with Harbor Associates. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Highlands Corporate Center Property is managed by Tiarna Real Estate Services, Inc., a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $6,500,000 into a TI/LC reserve, (ii) $441,617 into a real estate tax reserve, (iii) $568,738 into a free rent reserve, (iv) $307,351 into a reserve for outstanding tenant obligations and (v) $31,250 into a deferred maintenance reserve.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially, approximately $110,404).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, such monthly insurance escrow is suspended so long as the borrower maintains a blanket policy acceptable to the lender and no event of default is ongoing, among other conditions. The monthly insurance escrow is currently suspended.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,502 into a replacement reserve (equal to $0.20 per square foot annually).

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $26,266 into a TI/LC reserve (equal to $1.50 per square foot annually).

Lockbox / Cash Management. The Highlands Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the Highlands Corporate Center Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, with respect to the Highlands Corporate Center Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Highlands Corporate Center Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the Highlands Corporate Center Mortgage Loan documents, will be (i) held by the lender or (ii) in a special rollover reserve subaccount or otherwise, into the cash collateral subaccount, during the continuance of a Cash Management Period solely as a result of a Trigger Lease Sweep Period (as defined below).

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter, the net cash flow (“NCF”) debt service coverage ratio (“DSCR”) is less than 1.30x, (iv) if, as of the last day of any calendar quarter, the NCF debt yield is less than 9% or (v) the commencement of a Trigger Lease Sweep Period; and ends upon (a) the lender giving notice to the clearing bank that the sweeping of funds into the cash management account may cease, which notice the lender will only be required to give if (1) the Highlands Corporate Center Mortgage Loan and all other obligations under the Highlands Corporate Center Mortgage Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (b) with respect to the matter described in (1) clause (ii) above, such event of default is no longer continuing and no other default or event of default has occurred and is continuing, (2) clause (iii) above, the lender has determined that the Highlands Corporate Center Property has achieved a DSCR of at least 1.40x as of the last day of any calendar quarter for two consecutive calendar quarters, (3) clause (iv) above, the lender has reasonably determined that the Highlands Corporate Center Property has achieved a NCF debt yield of at least 10% as of the last day of any calendar quarter for two consecutive calendar quarters or (4) clause (v) above, such Trigger Lease Sweep Period has ended.

A “Trigger Lease Sweep Period” commences upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Trigger Lease (as defined below) (including any renewal terms); (ii) the date required under a Trigger Lease by which the applicable tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any tenant under a Trigger Lease gives notice of its intention not to renew or extend its Trigger Lease; (iii) any Trigger Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then-current expiration date or any tenant under a Trigger Lease gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Trigger Lease (or any material portion thereof); (iv) any tenant under a Trigger Lease has discontinued its business in any material portion of its premises or gives notice that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Trigger Lease by the applicable tenant thereunder; or (vi) the occurrence of an insolvency or bankruptcy proceeding, among other things, by any tenant under a Trigger Lease or the related lease guarantor under a Trigger Lease, as described in the Highlands Corporate Center Mortgage Loan documents (“Trigger Tenant Insolvency Proceeding”). Notwithstanding the foregoing, a Trigger Lease Sweep Period will not commence if, as of the last day of any calendar quarter (after excluding the Trigger Lease from the calculation), the NCF DSCR is greater than 1.40x, the NCF debt yield is greater than 11.0% and at least 80.0% of the net rentable square footage at the Highlands Corporate Center Property is occupied by tenants that are open for business and paying full unabated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A Trigger Lease Sweep Period will end, upon the earlier to occur of (x) the lender’s determination that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-letting of the space under the applicable lease(s) that gave rise to the subject Trigger Lease Sweep Period, including brokerage commissions and tenant improvements, and any anticipated shortfalls of payments required during any period of time that rents are insufficient as a result of down-time or free rent periods, and (y) any of the following events: with respect to a matter described in (1) clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of the date on which (A) the subject tenant irrevocably exercises any renewal or extension option (or otherwise enters into an extension agreement with the borrower that is acceptable to the lender) with respect to all of the space demised under its Trigger Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Trigger Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Trigger Lease and any other anticipated expenses in connection with such renewal or extension, or (B) all of the space demised under the subject Trigger Lease that gave rise to the subject Trigger Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) clause (v) above, if the subject tenant default has been cured and no other tenant default has occurred for a period of three consecutive months following such cure; or (3) clause (vi) above, if the applicable Trigger Tenant Insolvency Proceeding has terminated and the applicable Trigger Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender.

“Trigger Lease” means any lease which, individually or together with any other lease(s) with such tenant and/or its affiliates, covers, in the aggregate, 10% or more of the rentable square feet and/or more than 10% of the total annual rents at the Highlands Corporate Center Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Candlewyck Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Candlewyck Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Candlewyck Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$42,952,000	Title:	Fee
Cut-off Date Principal Balance:	$42,952,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	4.9%	Net Rentable Area (Units):	487
Loan Purpose:	Refinance	Location:	Kalamazoo, MI
Borrower:	Candlewyck Properties, LLC	Year Built / Renovated:	1971, 1980 / 2017
Borrower Sponsors:	Raed I. Qadorh-Zidan and Hani Qaddoura Zidan	Occupancy:	94.7%
Interest Rate:	6.65000%	Occupancy Date:	9/24/2024
Note Date:	10/4/2024	4th Most Recent NOI (As of):	$3,350,185 (12/31/2021)
Maturity Date:	11/1/2029	3rd Most Recent NOI (As of):	$3,749,502 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,561,287 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$3,503,348 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$6,920,544
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$3,006,301
Lockbox / Cash Management:	Springing	UW NOI:	$3,914,243
Additional Debt:	No	UW NCF:	$3,780,822
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$62,250,000 / $127,823
Additional Debt Type:	N/A	Appraisal Date:	9/10/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$239,652	$49,002	N/A	Cut-off Date Loan / Unit:	$88,197
Insurance:	$203,932	$25,492	N/A	Maturity Date Loan / Unit:	$88,197
Replacement Reserves:	$11,118	$11,118	N/A	Cut-off Date LTV:	69.0%
Deferred Maintenance:	$330,510	$0	N/A	Maturity Date LTV:	69.0%
				UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$42,952,000	100.0%	Loan Payoff	$35,451,940	82.5%
			Return of Equity	5,688,935	13.2
			Closing Costs(2)	1,025,913	2.4
			Upfront Reserves	785,213	1.8
Total Sources	$42,952,000	100.0%	Total Uses	$42,952,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Closing Costs include an interest rate buydown of $322,125.

The Loan. The Candlewyck Apartments mortgage loan (the “Candlewyck Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $42,952,000 and is secured by the borrower’s fee interest in a garden-style multifamily property located in Kalamazoo, Michigan (the “Candlewyck Apartments Property”). The Candlewyck Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.65000% per annum on an Actual/360 basis.

The Property. The Candlewyck Apartments Property is a 487-unit, garden-style multifamily property located in Kalamazoo, Michigan. The Candlewyck Apartments Property was constructed in two phases, with phase one built in 1971 and phase two built in 1980, and significant renovations were completed in 2017. Situated on 30.17 acres, the Candlewyck Apartments Property consists of 17, three-story apartment buildings, nine, one-story detached garage buildings and a clubhouse and leasing office building. Since the borrower sponsors acquired the Candlewyck Apartments Property in 2007, the borrower sponsors indicated that approximately $7.8 million has been spent on capital improvements, with approximately $3.7 million of that completed since 2020 for unit upgrades, new appliances, pool renovation, HVAC, electrical and plumbing repairs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and replacements, and additional interior and exterior repairs. Amenities at the Candlewyck Apartments Property include a clubhouse and leasing office, two outdoor swimming pools, a fitness center, a playground, laundry facilities, a business center, detached garage parking and tenant storage rooms. The Candlewyck Apartments Property contains 797 parking spaces resulting in a parking ratio of approximately 1.64 spaces per unit. Parking spaces include 147 covered garage spaces and 650 open spaces. The Candlewyck Apartments Property was 94.7% occupied as of September 24, 2024.

The following table presents certain information relating to the historical and current occupancy of the Candlewyck Apartments Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
91.6%	92.2%	90.7%	94.7%
(1)	Historical Occupancy represents the average occupancy of each respective year.

(2)	Current occupancy is based on the underwritten rent roll dated as of September 24, 2024.

The following table presents detailed information with respect to the units at the Candlewyck Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Rental Rate per SF	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
0BR / 1BA Studio	2	0.4%	2	100.0%	600	$808	$1.35	$832	$1.39
0BR / 1BA Loft	2	0.4	1	50.0%	800	$968	$1.21	$1,049	$1.31
1BR / 1BA	135	27.7	122	90.4%	722	$976	$1.35	$991	$1.37
2BR / 1BA	108	22.2	104	96.3%	915	$1,076	$1.18	$1,102	$1.20
2BR / 2BA	114	23.4	112	98.2%	989	$1,104	$1.12	$1,134	$1.15
3BR / 2BA	66	13.6	65	98.5%	1,254	$1,428	$1.14	$1,463	$1.17
4BR / 2BA	60	12.3	55	91.7%	1,540	$1,562	$1.01	$1,597	$1.04
Total/Wtd. Avg.	487	100.0%	461	94.7%	1,000	$1,162	$1.18	$1,187	$1.21
(1)	Based on the underwritten rent roll as of September 24, 2024, unless otherwise indicated.
(2)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows of the Candlewyck Apartments Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$5,227,277	$5,950,043	$6,425,444	$6,644,368	$6,792,461	$13,948	100.0%
Net Rental Income	$5,227,277	$5,950,043	$6,425,444	$6,644,368	$6,792,461	$13,948	100.0%
(Vacancy/Credit Loss)	(367,421)	(543,791)	(716,726)	(770,367)	(768,821)	(1,579)	(11.3)
Other Income(3)	675,873	951,342	885,311	826,888	896,904	1,842	13.2
Effective Gross Income	$5,535,729	$6,357,594	$6,594,029	$6,700,889	$6,920,544	$14,211	101.9%

Total Expenses	$2,185,544	$2,608,092	$3,032,742	$3,197,541	$3,006,301	$6,173	43.4%

Net Operating Income	$3,350,185	$3,749,502	$3,561,287	$3,503,348	$3,914,243	$8,037	56.6%

Total Capex/RR	0	0	0	0	133,421	274	1.9

Net Cash Flow	$3,350,185	$3,749,502	$3,561,287	$3,503,348	$3,780,822	$7,763	54.6%
(1)	TTM represents the trailing 12-month period ending August 31, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(3)	Other Income includes laundry income, parking garage income, utility reimbursements, late fees, deposit waiver fees, pet fees, move out charges, termination fees and administrative fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Candlewyck Apartments

Environmental. According to the Phase I environmental assessment dated September 17, 2024, there was no evidence of any recognized environmental conditions at the Candlewyck Apartments Property.

The Market. The Candlewyck Apartments Property is located in Kalamazoo, Michigan within the Kalamazoo County multifamily market. The Candlewyck Apartments Property is approximately a 10-minute drive away from downtown Kalamazoo and approximately a five-minute drive away from the Kalamazoo/Battle Creek International Airport. Major demand generators and drivers of the local economy are the life sciences and medical manufacturing industries. Pfizer maintains its largest manufacturing facility in Kalamazoo and Stryker Corporation, a medical technology and equipment company, is headquartered in Portage, Michigan; both companies are located approximately three miles southeast of the Candlewyck Apartments Property. Other major employers in the immediate area include Bronson Healthcare Systems, Western Michigan University and Charles River Laboratories.

According to the appraisal, as of the second quarter of 2024, the Kalamazoo County multifamily market had an inventory of 27,382 units, a vacancy rate of 7.6% and asking rent per unit of $1,123. The Candlewyck Apartments Property is part of the South Westnedge multifamily submarket, which had an inventory of 949 units, a vacancy rate of 6.8% and asking rent per unit of $1,088 as of the second quarter of 2024. Asking rents for both the market and submarket have been following an increasing trend over the past 12 months. The market and submarket have been fluctuating with respect to occupancy over the past several years; however, vacancy rates have become steadier over the past three quarters.

The 2024 population within a one-, three- and five-mile radius from the Candlewyck Apartments Property is 8,394, 66,964 and 148,925, respectively. The 2024 median household income within the same radii is $59,683, $58,625 and $57,719, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to the Candlewyck Apartments Property:

Competitive Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Candlewyck Apartments 100 East Candlewyck Drive, 200 and 300 West Kilgore Road Kalamazoo, MI	1971, 1980 / 2017	94.7%(2)	487	0BR / 1BA 0BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA 4BR / 2BA	600 800 718 734 898 931 967 1,014 1,254 1,540	$1.35 $1.21 $1.38 $1.28 $1.19 $1.16 $1.16 $1.07 $1.14 $1.01	$808 $968 $988 $940 $1,068 $1,083 $1,117 $1,088 $1,428 $1,562
Waverly Flatz 1412 Banbury Road Kalamazoo, MI	1965 / NAP	95.7%	228	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA	700 750 950 1,000 1,000 1,100 1,300	$1.26 $1.25 $1.34 $1.25 $1.30 $1.24 $1.17	$880 $940 $1,270 $1,250 $1,300 $1,360 $1,520
The Vista Apartments and Townhomes 6095 Annas Lane Portage, MI	1995 / NAP	98.0%	188	1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA 2BR / 2BA 2BR / 2BA 3BR / 2.5BA	640 960 1,182 918 1,011 1,080 1,130	$1.88 $1.39 $1.22 $1.41 $1.51 $1.49 $1.34	$1,204 $1,337 $1,443 $1,292 $1,528 $1,606 $1,515
The View Apartments & Townhomes 6195 Village Green Circle Portage, MI	1981 / 1987	95.1%	304	1BR / 1BA 2BR / 2BA 3BR / 2BA	907 1,087 1,343	$1.17 $1.16 $1.25	$1,061 $1,257 $1,676
Willow Creek 3707 Greenleaf Circle Kalamazoo, MI	1975 / NAP	95.0%	321	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	759 965 1,023 1,100	$1.53 $1.39 $1.37 $1.53	$1,158 $1,340 $1,403 $1,685
Woodstone Apartments 3707 Greenleaf Boulevard Kalamazoo, MI	1968 / 2013	100.0%	99	0BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	538 700 825 1,075 1,077 1,505	$1.63 $1.42 $1.20 $1.21 $0.92 $1.07	$877 $994 $986 $1,303 $989 $1,612
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of September 24, 2024.

The Borrower. The borrower is Candlewyck Properties, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Candlewyck Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Raed I. Qadorh-Zidan and Hani Qaddoura Zidan. In 2001, the borrower sponsors founded Zidan Management Group, Inc. (“ZMG”), a vertically integrated multifamily investment company specializing in the acquisition, development and management of apartment communities. Based in Indianapolis with a focus on the Midwest, ZMG currently owns and manages over 5,200 apartment units within 22 apartment communities located in five states and has $850 million in assets under management.

Property Management. The Candlewyck Apartments Property is managed by Zidan Management, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $330,510 for deferred maintenance, approximately $239,652 for real estate taxes, approximately $203,932 for insurance premiums and approximately $11,118 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Candlewyck Apartments

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $49,002.

Insurance Escrows – The borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which currently equates to approximately $25,492.

Replacement Reserves – The borrower is required to escrow approximately $11,118 on a monthly basis for replacement reserves ($274 per unit annually).

Lockbox / Cash Management. The Candlewyck Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account and cause all rents received by the property manager with respect to the Candlewyck Apartments Property to be deposited into such lockbox account within one business day of receipt. Upon and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied and disbursed in accordance with the Candlewyck Apartments Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Candlewyck Apartments Mortgage Loan documents, which will continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the borrower, which will not be cured, (iii) the occurrence of any bankruptcy action of the property manager, which will continue until the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or (iv) the date on which the debt service coverage ratio (“DSCR”) as calculated in accordance with the Candlewyck Apartments Mortgage Loan documents based on the trailing three-month period is less than 1.15x, which will continue until the DSCR based on the trailing three-month period is at least 1.15x for two consecutive quarters.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamburg Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamburg Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamburg Pavilion
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.6%	Net Rentable Area (SF):	874,095
Loan Purpose:	Acquisition	Location:	Lexington, KY
Borrower:	FHH Hamburg, LLC	Year Built / Renovated:	1997-2005 / NAP
Borrower Sponsor:	Fairbourne Properties, LLC	Occupancy:	92.3%
Interest Rate:	6.84000%	Occupancy Date:	9/30/2024
Note Date:	10/29/2024	4th Most Recent NOI (As of):	$11,294,136 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$12,565,808 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$12,958,351 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$12,599,510 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$16,816,178
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$4,067,428
Lockbox / Cash Management:	Springing	UW NOI:	$12,748,750
Additional Debt(1):	Yes	UW NCF:	$11,727,281
Additional Debt Balance(1):	$54,500,000	Appraised Value / Per SF:	$141,100,000 / $161
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/20/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$298,971	$149,485	N/A	Maturity Date Loan / SF:	$108
Insurance:	$338,225	$37,581	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$29,167	$500,000	Maturity Date LTV:	67.0%
TI / LC:	$298,000	$61,915	$2,225,000	UW NCF DSCR:	1.79x
Other:	$0	$0	N/A	UW NOI DY:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$94,500,000	68.8%	Purchase Price	$135,000,000	98.3%
Sponsor Equity	41,914,470	30.5	Closing Costs	1,376,518	1.0
Other Sources	897,244	0.7	Upfront Reserves	935,195	0.7
Total Sources	$137,311,714	100.0%	Total Uses	$137,311,714	100.0%
(1)	The Hamburg Pavilion Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $94,500,000 (the “Hamburg Pavilion Whole Loan”). The Financial Information in the chart above reflects the Hamburg Pavilion Whole Loan.
(2)	Defeasance of the Hamburg Pavilion Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Hamburg Pavilion Whole Loan to be securitized and (b) October 29, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C31 securitization in December 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for a further discussion of reserve information.

The Loan. The Hamburg Pavilion mortgage loan (the “Hamburg Pavilion Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in an 874,095 square foot anchored retail shopping center located in Lexington, Kentucky (the “Hamburg Pavilion Property”). The Hamburg Pavilion Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $94,500,000. The Hamburg Pavilion Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Hamburg Pavilion Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.84000% per annum on an actual/360 basis. The Hamburg Pavilion Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $40,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Hamburg Pavilion

The table below identifies the promissory notes that comprise the Hamburg Pavilion Whole Loan. The relationship between the holders of the Hamburg Pavilion Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Hamburg Pavilion Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2024-5C31 securitization trust prior to the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for the securitization trust in which the controlling note is securitized. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$54,500,000	$54,500,000	CREFI	Yes
A-2	$40,000,000	$40,000,000	BBCMS 2024-5C31	No
Whole Loan	$94,500,000	$94,500,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Hamburg Pavilion Property is an 874,095 square foot, anchored retail center located in Lexington, Kentucky. The Hamburg Pavilion Property was originally constructed from 1997 to 2005 and is comprised of 17 one-story buildings located on an approximately 93.7-acre site. The Hamburg Pavilion Property has 5,871 surface parking spaces and 148 ADA parking spaces, resulting in a parking ratio of approximately 6.89 spaces per 1,000 square feet. The Hamburg Pavilion Property is located near Interstate 75 and Man-O-War Boulevard, which reported average traffic volumes of 73,690 and 39,955 vehicles per day, respectively.

As of September 30, 2024, the Hamburg Pavilion Property was 92.3% leased to a diverse tenant pool of 65 tenants, which includes both national and local retailers. National retailers include tenants such as At Home, Kohl’s, Regal Cinemas, Dick’s Sporting Goods, PetSmart, Best Buy, Marshalls and Bob’s Discount Furniture, LLC. The Hamburg Pavilion Property is also shadow anchored by Target and has an onsite management office accounting for 850 square feet. As of the Cut-off Date, the current tenant roster has been at the Hamburg Pavilion Property for a weighted average of 19.1 years with a weighted average lease term remaining of 4.5 years.

Major Tenants. The three largest tenants based on underwritten base rent are Regal Cinemas, At Home and Best Buy.

Regal Cinemas (64,234 square feet; 7.3% of net rentable area; 10.8% of underwritten base rent). Founded in 1989, Regal Cinemas is an American movie theater chain headquartered in Knoxville, Tennessee. Regal Cinemas is a division of Cineworld (NYSE: CNK), which operates the second-largest theater circuit in the United States with 5,774 screens in 425 theatres across 41 states along with the District of Columbia and Guam as of April 2024. Regal Cinemas has been a tenant at the Hamburg Pavilion Property since October 1999 and has a current lease term through September 2029 with three, five-year renewal options remaining and no termination options.

At Home (122,400 square feet; 14.0% of net rentable area; 9.0% of underwritten base rent). Founded in 1979, At Home is a big-box retail chain of home furnishing stores that sells furniture, inside and outside décor, rugs and curtains, kitchen and dining décor, bed and bath décor and storage supplies. At Home operates over 250 stores across 40 states. At Home has been at the Hamburg Pavilion Property since September 1998 and has a current lease term through August 2028 with two, five-year renewal options remaining and no termination options.

Best Buy (30,000 square feet; 3.4% of net rentable area; 4.8% of underwritten base rent). Founded in 1966, Best Buy (NYSE: BBY) is a specialty electronics retailer that operated more than 1,000 retail stores and had more than 85,000 employees in 2024. Best Buy has been a tenant at the Hamburg Pavilion Property since August 2007 and has a current lease term through March 2028 with two, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

The following table presents certain information relating to the historical and current occupancy of the Hamburg Pavilion Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
91.3%	95.8%	97.2%	92.3%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Based on the underwritten rent roll dated September 30, 2024.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Hamburg Pavilion Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Sales PSF(3)	Occupancy Cost	Term-inationOption	Renewal Option
Major Tenants
Regal Cinemas	Ba1/NR/NR	64,234	7.3%	$22.71	$1,458,754	10.8%	9/30/2029	$387,195	23.5%	N	3 x 5 yr
At Home	NR/NR/NR	122,400	14.0%	$10.00	$1,224,000	9.0%	8/31/2028	NAV	NAV	N	2 x 5 yr
Best Buy	A3/BBB+/NR	30,000	3.4%	$21.50	$645,000	4.8%	3/31/2028	NAV	NAV	N	2 x 5 yr
Kohl's(4)	Ba2/BB/BB	86,584	9.9%	$5.69	$492,920	3.6%	1/31/2032	NAV	NAV	N	7 x 5 yr
Dick's Sporting Goods	Baa2/BBB/NR	48,000	5.5%	$10.15	$487,200	3.6%	1/31/2029	$295	3.4%	N	2 x 5 yr
Barnes & Noble	NR/NR/NR	25,042	2.9%	$19.00	$475,798	3.5%	2/28/2029	NAV	NAV	N	N
PetSmart	B1/B+/NR	32,444	3.7%	$14.45	$468,686	3.5%	1/31/2030	$187	7.7%	N	1 x 5 yr
Burlington Coat Factory	NR/BB+/NR	29,550	3.4%	$13.00	$384,150	2.8%	2/29/2032	NAV	NAV	N	4 X 4 yr
Marshalls	A2/A/NR	30,000	3.4%	$12.00	$360,000	2.7%	4/30/2029	NAV	NAV	N	1 x 5 yr
Ross	A2/BBB+/NR	23,500	2.7%	$15.00	$352,500	2.6%	1/31/2029	NAV	NAV	N	3 x 5 yr
Total Major Tenants		491,754	56.3%	$12.91	$6,349,008	46.9%
Non- Major Tenants		315,453	36.1%	$22.83	$7,202,236	53.1%
Total Occupied		807,207	92.3%	$16.79	$13,551,244	100.0%
Vacant		66,888	7.7%
Total		874,095	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2024, inclusive of $139,956 of contractual rent steps through October 1, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Sales PSF represents the most recent sales information as provided by the borrower. Sales PSF for Regal Cinemas represent per screen sales based on 16 screens.
(4)	Kohl’s leases their space pursuant to a ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

The following table presents certain information relating to the historical sales of the top tenants that report sales at the Hamburg Pavilion Property:

Tenant Sales History(1)
Tenant	Net Rentable Area (SF)	2021	2022	2023	T-12(2)
Regal Cinemas(3)	64,234	$188,836	$371,674	$410,806	$387,195
Dick's Sporting Goods	48,000	$31	$274	$265	$295
PetSmart	32,444	$140	$119	$99	$187
(1)	Historical sales represent Sales PSF / Year.
(2)	T-12 represents the most recent sales information as provided by the borrower.
(3)	Historical Sales for Regal Cinemas represent per screen sales based on 16 screens.

The following table presents certain information relating to tenant lease expirations at the Hamburg Pavilion Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	66,888	7.7%	NAP	NAP	66,888	7.7%	NAP	NAP
2024 & MTM	0	0	0.0%	$0	0.0%	66,888	7.7%	$0	0.0%
2025	7	38,378	4.4%	$1,174,935	8.7%	105,266	12.0%	$1,174,935	8.7%
2026	13	48,339	5.5%	$1,166,068	8.6%	153,605	17.6%	$2,341,003	17.3%
2027	10	34,799	4.0%	$942,501	7.0%	188,404	21.6%	$3,283,504	24.2%
2028	6	171,114	19.6%	$2,363,862	17.4%	359,518	41.1%	$5,647,365	41.7%
2029	16	265,992	30.4%	$4,630,788	34.2%	625,510	71.6%	$10,278,154	75.8%
2030	3	56,702	6.5%	$966,488	7.1%	682,212	78.0%	$11,244,642	83.0%
2031	2	39,368	4.5%	$540,780	4.0%	721,580	82.6%	$11,785,422	87.0%
2032	4	124,087	14.2%	$1,062,724	7.8%	845,667	96.7%	$12,848,146	94.8%
2033	3	23,618	2.7%	$560,996	4.1%	869,285	99.4%	$13,409,142	99.0%
2034	1	3,960	0.5%	$95,040	0.7%	873,245	99.9%	$13,504,182	99.7%
2035 & Beyond	0	0	0.0%	$0	0.0%	873,245	99.9%	$13,504,182	99.7%
Other(2)	4	850	0.1%	$47,062	0.3%	874,095	100.0%	$13,551,244	100.0%
Total	69	874,095	100.0%	$13,551,244	100.0%	874,095	100.0%	$13,551,244	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2024, inclusive of $139,956 of contractual rent steps through October 1, 2025. Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
(2)	Other is inclusive of a management office that occupies 850 square feet for which no rent is attributable, as well as three tenants with license agreements that do not occupy any square footage at the Hamburg Pavilion Property and account for $47,062 in U/W Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

The following table presents certain information relating to operating history and underwritten net cash flows at the Hamburg Pavilion Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 8/31/2024	Underwritten(1)	Per SF
Base Rent	$11,691,767	$12,924,775	$13,301,042	$13,603,929	$13,411,288	$15.34
Contractual Rent Steps(2)	$0	$0	$0	$0	$139,956	$0.16
Potential Income from Vacant Space	$0	$0	$0	$0	$1,636,758	$1.87
Reimbursements	$2,620,078	$2,807,778	$3,070,213	$2,321,899	$3,043,223	$3.48
Gross Potential Income	$14,311,846	$15,732,553	$16,371,254	$15,925,828	$18,231,225	$20.86
Economic Vacancy & Credit Loss	(398,956)	(61,871)	(119,083)	(37,833)	(1,636,758)	($1.87)
Percentage Rent	$190,472	$173,533	$175,831	$213,237	$163,836	$0.19
Other Income(3)	$519,267	$106,284	$43,709	$57,875	$57,875	$0.07
Effective Gross Income	$14,622,629	$15,950,498	$16,471,711	$16,159,108	$16,816,178	$19.24

Real Estate Taxes	$1,376,987	$1,296,395	$1,328,687	$1,367,259	$1,694,655	$1.94
Management Fee	$438,679	$478,515	$494,151	$484,773	$504,485	$0.58
Insurance	$210,493	$228,040	$257,148	$268,579	$429,302	$0.49
Other Expenses(4)	$1,302,334	$1,381,740	$1,433,374	$1,438,985	$1,438,985	$1.65
Total Operating Expenses	$3,328,492	$3,384,690	$3,513,360	$3,559,597	$4,067,428	$4.65

Net Operating Income	$11,294,136	$12,565,808	$12,958,351	$12,599,510	$12,748,750	$14.59
Replacement Reserves	$0	$0	$0	$0	$209,783	$0.24
TI/LC	$0	$0	$0	$0	$811,686	$0.93
Net Cash Flow	$11,294,136	$12,565,808	$12,958,351	$12,599,510	$11,727,281	$13.42
(1)	Underwritten Base Rent is based on the underwritten rent roll dated September 30, 2024
(2)	Contractual Rent Steps are inclusive of $139,956 of contractual rent steps through October 1, 2025.
(3)	Other Income includes items such as storage rent, specialty leasing revenue, marketing revenue and miscellaneous income.
(4)	Other Expenses include common area maintenance expenses, advertising and marketing expenses, utilities (water and sewer) and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

Appraisal. According to the appraisal, the Hamburg Pavilion Property had an “as-is” appraised value of $141,100,000 as of September 20, 2024, as shown in the table below.

Hamburg Pavilion Appraised Value(1)
Property	Value	Capitalization Rate
Hamburg Pavilion	$141,100,000	8.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental report dated August 14, 2024, there was no evidence of any recognized environmental conditions at the Hamburg Pavilion Property.

The Market. The Hamburg Pavilion Property is located in Lexington, Kentucky and is part of the Lexington-Fayette metropolitan statistical area (the “Lexington-Fayette MSA”). The Hamburg Pavilion Property is located approximately 6.5 miles east of downtown Lexington, Kentucky with primary access provided by Interstates 64 and 75. The Lexington-Fayette MSA has a 2024 population of 526,223 with average household income of $101,208. As of the second quarter of 2024, the Lexington-Fayette MSA had inventory of 33,782,555 square feet, a vacancy rate of 3.1% and overall rent of $17.57 per square foot.

According to the appraisal, the Hamburg Pavilion Property is located in the East Lexington/Fayette retail submarket of the broader Lexington-Fayette MSA. As of the second quarter of 2024, the East Lexington/Fayette retail submarket had a total inventory of 13,037,172 square feet, an overall vacancy rate of 1.8% and overall rent of $17.22 per square foot.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Hamburg Pavilion Property is 7,853, 70,035 and 160,372, respectively. The 2024 average household income within the same radii is $139,187, $107,073 and $99,011, respectively.

The following table presents information relating to comparable sales for the Hamburg Pavilion Property:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	Square Feet	Price per SF
Hamburg Pavilion 2308 Sir Barton Way Lexington, KY 40509	-	Sep-24	$135,000,000	874,095 SF	$154.45
Springhurst Towne Center 4400 Towne Center Drive Louisville, KY 40241	74 mi	Dec-23	$66,100,000	444,503 SF	$148.71
Paddock Shops 4300 Summit Plaza Drive Louisville, KY 40241	75 mi	Nov-23	$96,800,000	342,224 SF	$282.86
Kenwood Square 7800 Montgomery Road Cincinnati, OH 45236	97 mi	Jun-24	$80,000,000	460,893 SF	$173.58
Waterstone Center 9691 Waterstone Boulevard Cincinnati, OH 45249	105 mi	Sep-23	$29,569,397	157,181 SF	$188.12
Sun Center 3622 West Dublin Granville Road Columbus, OH 43235	204 mi	Nov-21	$64,331,144	308,391 SF	$208.60
Pavilion Shopping Center 24001-24601 Chagrin Boulevard Beachwood, OH 44122	336 mi	Nov-23	$32,050,000	203,153 SF	$157.76
(1)	Source: Appraisal.

The Borrower. The borrower is FHH Hamburg, LLC, a Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hamburg Pavilion Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Fairbourne Properties, LLC (“Fairbourne Properties”). Founded in 2016, Fairbourne Properties is a full-service real estate investment and property management company focused on the acquisition, management and asset management of office, retail and mixed-use properties throughout the United States. Fairbourne Properties has a current portfolio of assets under management consisting of 18 properties totaling approximately 7.7 million square feet. The borrower is owned by a joint venture, which in turn is 95.1% owned by various funds managed by or affiliated with Harbert U.S. Real Estate Fund VIII GP, LLC and 4.9% owned by various entities managed by Kenneth Paul Jones, who is the founder of a private investment firm that invests the assets of the Wanek family, which owns Ashley Furniture. The Hamburg Pavilion Whole Loan documents permit various transfers of equity to and among the owners of the borrower and certain of their principals.

Property Management. The Hamburg Pavilion Property is managed by Fairbourne Properties, LLC, the borrower sponsor and non-recourse carveout guarantor. Trio Commercial Property Group, LLC acts as leasing manager of the Hamburg Pavilion Property.

Escrows and Reserves. At origination of the Hamburg Pavilion Whole Loan, the borrower deposited approximately (i) $298,971 into a real estate tax reserve, (ii) $338,225 into an insurance reserve, (iii) $100,000 into a leasing reserve for tenant improvements owed to the tenant DSW (the “DSW Reserve”) and (iv) $198,000 into a leasing reserve for tenant improvements owed to the tenant Honey Baked Ham (the “HBH Reserve”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $149,485).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies (initially estimated to be approximately $37,581).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $29,167 for the first 12 monthly payment dates and $12,500 for each monthly payment date thereafter; provided that the borrower will not be required to make any such deposit to the extent it would cause the amount on deposit in such replacement reserve to exceed $500,000.

Leasing Reserve – In addition to the DSW Reserve and the HBH Reserve, the borrower is required to deposit into a leasing reserve, on a monthly basis, approximately $61,915 for future tenant improvements and leasing commissions; provided that the borrower will not be required to make any such deposit to the extent it would cause the funds in such reserve (excluding any remaining balance of the DSW Reserve or HBH Reserve) to exceed $2,225,000.

Lockbox / Cash Management. The Hamburg Pavilion Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and is thereafter required to promptly cause all revenue received by the borrower or the property manager, as applicable, to be deposited into such lender-controlled lockbox account within two business days of receipt thereof. Within five business days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all tenants at the Hamburg Pavilion Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Hamburg Pavilion Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Hamburg Pavilion Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Hamburg Pavilion Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Hamburg Pavilion Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 6 – Hamburg Pavilion

A “Trigger Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio (“DSCR”) falling below 1.35x (provided, however, that no Trigger Period will be deemed to exist pursuant to clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default (or the waiver by the lender in its sole discretion of such event of default) and (y) clause (ii) above, the date that the DSCR is equal to or greater than 1.40x for two consecutive calendar quarters.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the Hamburg Pavilion Whole Loan, in an amount equal to $2,280,000, and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on each one-year anniversary of the date that the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in an amount equal to $2,280,000 or to increase the amount of the letter of credit by an amount equal to $2,280,000, as applicable.

Subordinate and Mezzanine Debt. At origination of the Hamburg Pavilion Whole Loan, the sole member of the borrower received an intercompany loan in the amount of $22,750,000 from an affiliated company, which is secured by a pledge by the parent entity of the sole member of the borrower of its 99.99% controlling equity interest in the sole member of the borrower (the “Intercompany Loan”). The loan documents for the Intercompany Loan provide that the Intercompany Loan matures on the earlier to occur of (i) the dissolution of the borrower under such loan and (ii) the fifth anniversary of the date of the Intercompany Loan, subject to two, 12-month extension options exercisable by the borrower thereunder not less than 30 days prior to the then-applicable maturity date. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 7 – Savoy at Southwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 7 – Savoy at Southwood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 7 – Savoy at Southwood
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,500,000	Title:	Fee
Cut-off Date Principal Balance:	$35,500,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	4.1%	Net Rentable Area (Units):	248
Loan Purpose:	Refinance	Location:	Tallahassee, FL
Borrower:	Southwood Investors LLC	Year Built / Renovated:	2007 / 2022-2023
Borrower Sponsors:	Ruthy Parnes, Ari Parnes and Ralph Frankel	Occupancy:	96.0%
Interest Rate:	6.63000%	Occupancy Date:	9/17/2024
Note Date:	11/5/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of)(3):	$2,011,837 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,732,065 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,692,211 (TTM 8/31/2024)
Original Amortization:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$5,429,341
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$2,327,648
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,101,692
Additional Debt:	No	UW NCF:	$3,039,692
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,675,000 / $208,367
Additional Debt Type:	N/A	Appraisal Date:	9/16/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$143,145
Taxes:	$70,207	$70,207	N/A	Maturity Date Loan / Unit:	$143,145
Insurance:	$84,670	$16,934	N/A	Cut-off Date LTV:	68.7%
Replacement Reserves:	$0	$5,167	N/A	Maturity Date LTV:	68.7%
Radon Reserve:	$91,875	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,500,000	89.7%	Loan Payoff	$34,689,398	87.7%
Third-party Equity(4)	4,075,000	10.3	Closing Costs(5)	3,932,661	9.9
			Return of Equity	706,188	1.8
			Upfront Reserves	246,752	0.6
Total Sources	$39,575,000	100.0%	Total Uses	$39,575,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	2021 financials were not available as the borrower sponsors acquired the Savoy at Southwood Property (as defined below) in August 2021.
(3)	The increase in net operating income since December 31, 2022 is primarily due to the increase in occupancy from an average of 84.8% in 2022 to the current occupancy of 96.0% as the borrower sponsors leased up renovated units after renovations were completed.
(4)	7Acre Investments contributed $4.075 million of joint venture equity simultaneously with the origination of the Savoy at Southwood Mortgage Loan (as defined below). See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.
(5)	Closing Costs include an interest rate buydown of approximately $1.2 million.

The Loan. The Savoy at Southwood mortgage loan (the “Savoy at Southwood Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $35,500,000 and is secured by the borrower’s fee simple interest in a 248-unit, garden-style multifamily property located in Tallahassee, Florida (the “Savoy at Southwood Property”). The Savoy at Southwood Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.63000% per annum on an Actual/360 basis.

The Property. The Savoy at Southwood Property is a 248-unit garden-style multifamily complex located in Tallahassee, Florida, approximately five miles southeast of downtown Tallahassee. Constructed in 2007, the Savoy at Southwood Property consists of 17 two- and three-story apartment buildings and one single-story leasing office / clubhouse building. The Savoy at Southwood Property offers amenities such as a clubhouse with kitchen, fitness center, movie theater, swimming pool, outdoor kitchen with grilling area and storage units available for lease at a premium. Unit amenities include

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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stainless steel appliances, in-unit laundry, dishwashers, private balconies, wood cabinets and quartz countertops. The unit mix includes 100 one-bedroom, 121 two-bedroom and 27 three-bedroom floorplans, with an average unit size of 1,122 square feet. The Savoy at Southwood Property features 461 surface parking spaces as well as 76 garage spaces connected to residential buildings, 32 of which are affiliated with specific units and 44 that are available for rent at a premium.

The borrower sponsor acquired the Savoy at Southwood Property in August 2021 when it was 96.5% occupied and subsequently invested $6.9 million ($27,702 per unit) to renovate all units and the common areas including the leasing office, clubhouse and exterior pool area. Unit renovations included replacing all appliances including washers and dryers, new cabinets and new flooring. Occupancy in 2022 and 2023 averaged 84.8% and 89.6%, respectively, as units were taken offline for renovations. Since completing renovations, the borrower has leased-up the Savoy at Southwood Property by increasing occupancy to 96.0% as of September 17, 2024 and increasing in-place rents per unit by an average of 48.3% from $1,186 as of 2021 to $1,759 as of September 17, 2024.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	100	40.3%	97	97.0%	962	$1,630	$1.69
Two Bedroom	121	48.8	115	95.0%	1,213	$1,826	$1.50
Three Bedroom	27	10.9	26	96.3%	1,305	$1,939	$1.49
Total/Wtd. Avg.	248	100.0%	238	96.0%	1,122	$1,759	$1.57
(1)	Based on the underwritten rent roll dated September 17, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated September 23, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Savoy at Southwood Property.

The following table presents certain information relating to the historical and current occupancy of the Savoy at Southwood Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
88.9%	84.4%	87.8%	96.0%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of September 17, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Savoy at Southwood

The following table presents certain information relating to the operating history and underwritten cash flows of the Savoy at Southwood Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$3,799,168	$4,669,431	$4,764,220	$4,979,189	$20,077	101.4%
Vacancy Gross Up	795,241	55,1704	47,1186	262,063	1,057	5.3
Gross Potential Rent	$4,594,409	$5,221,135	$5,235,406	$5,241,252	$21,134	106.7%
(Vacancy/Concessions/Credit Loss)	(1,003,850)	(717,825)	(540,355)	(331,232)	(1,336)	(6.7)
Net Rental Income	$3,590,558	$4,503,310	$4,695,050	$4,910,020	$19,798	100.0%
Other Income(3)	476,585	500,954	519,321	519,321	2,094	10.6
Effective Gross Income	$4,067,143	$5,004,265	$5,214,371	$5,429,341	$21,893	110.6%

Total Expenses	$2,055,306	$2,272,200	$2,522,160	$2,327,648	$9,386	42.9%

Net Operating Income(4)	$2,011,837	$2,732,065	$2,692,211	$3,101,692	$12,507	57.1%

Total TI/LC, Capex/RR	0	0	0	62,000	250	1.1

Net Cash Flow	$2,011,837	$2,732,065	$2,692,211	$3,039,692	$12,257	56.0%
(1)	TTM column represents the trailing 12 months ending August 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking/garage income, pet fees and other miscellaneous fees.
(4)	The increase in net operating income since December 31, 2022 is primarily due to the increase in occupancy from an average of 84.8% in 2022 to the current occupancy of 96.0% as the borrower sponsors leased up renovated units after renovations were completed.

The Market. The Savoy at Southwood Property is located in Tallahassee, Florida, approximately five miles southeast of downtown Tallahassee. Primary access is provided by Interstate 10, US Route 319 and US Route 27. The Savoy at Southwood Property is located adjacent to a Publix grocery-anchored shopping center and a CVS Pharmacy. Tallahassee is home to the seat of government for the State of Florida, Florida State University (approximately 44,000 students) and Florida A&M University (approximately 10,000 students). The major industries within the Tallahassee metropolitan statistical area include public administration, educational services and healthcare / social assistance.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius is 7,105, 38,315 and 104,055, respectively. Additionally, the estimated 2024 median household income within the same radii is $82,604, $63,412 and $55,710, respectively.

According to the appraisal, the Savoy at Southwood Property is located in the South Tallahassee apartment submarket. As of the second quarter of 2024, the South Tallahassee apartment submarket had an inventory of 4,654 units, a vacancy rate of 9.7% and average monthly rental rates of $1,596 per unit. The appraisal concluded to market rents of $1,487-$1,812 for one-bedroom units, $1,773-$2,219 for two-bedroom units and $1,939 for three-bedroom units on a monthly basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents multifamily rental data at comparable properties with respect to the Savoy at Southwood Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Savoy at Southwood	2007 / 2022-2023	96.0%	248	1,122	$1,759(2)	$1.57(2)
Tallahassee, FL
Lullwater at Blair Stone	2019 / NAP	94.0%	244	1,176	$1,761	$1.50
Tallahassee, FL
Evergreen at Southwood	2018 / NAP	99.0%	288	968	$1,913	$1.98
Tallahassee, FL
Capital Grand Apartments	2022 / NAP	95.0%	252	1,658	$2,370	$1.43
Tallahassee, FL
Capital Place at Southwood	2013 / NAP	97.0%	216	1,086	$1,695	$1.56
Tallahassee, FL
Lakeside at Southwood / Lakeside 46	2023 / NAP	96.0%	310	1,732	$1,971	$1.14
Tallahassee, FL
The Park at Southwood	2010 / NAP	96.0%	272	991	$1,531	$1.54
Tallahassee, FL
Grove Park Apartments	2021 / NAP	96.0%	324	1,731	$1,712	$1.00
Tallahassee, FL
(1)	Source: Appraisal, except for the Savoy at Southwood Property, which information is based on the underwritten rent roll dated September 17, 2024.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Southwood Investors LLC, a Florida limited liability company and special purpose, bankruptcy-remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Savoy at Southwood Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ari Parnes, Ruthy Parnes and Ralph Frankel. Ari Parnes serves as a guarantor but is prohibited from controlling the borrower or the Savoy at Southwood Property. Ruthy Parnes is the executive vice president of Collins Group LLC, a New York City based real estate investment company specializing in multifamily properties. Ralph Frankel is an independent real estate investor with ownership interests in 21 properties containing 4,343 units.

Property Management. The Savoy at Southwood Property is managed by Willow Bridge Eastern Management Corporation, a third-party property manager.

Escrows and Reserves. At origination, the borrower deposited approximately $70,207 for property taxes, $84,670 for insurance premiums and $91,875 for the cost of implementing radon mitigation systems.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable during the next 12 months (initially approximately $70,207 per month).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premium (initially approximately $16,934 per month).

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $5,167 for replacement reserves ($250 per multifamily unit annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lockbox / Cash Management. The Savoy at Southwood Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuation of a Cash Management Period (as defined below), the Savoy at Southwood Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox account within one business day of receipt. All funds in the lockbox account will be swept daily into a cash management account controlled by the lender and applied in accordance with the Savoy at Southwood Mortgage Loan documents.

A “Cash Management Period” will commence upon the earliest to occur of (i) the stated maturity date, (ii) the occurrence of an event of default, (iii) the net cash flow (“NCF”) debt service coverage ratio (“DSCR”) for the Savoy at Southwood Mortgage Loan as of the last day of any calendar quarter being less than 1.15x or (iv) the NCF debt yield as of the last day of any calendar quarter being less than 7.50%.

A Cash Management Period will end when, with respect to (A) clause (i) above, the Savoy at Southwood Mortgage Loan and all other obligations have been paid in full, (B) clause (ii) above, such event of default has been cured and no other event of default is continuing, (C) clause (iii) above, the Savoy at Southwood Property achieves a NCF DSCR of at least 1.25x as of the end of any calendar quarter, or (D) clause (iv) above, the Savoy at Southwood Property achieves a NCF debt yield of at least 8.25% for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SMC, GCMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.9%	Net Rentable Area (Rooms):	399
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Station Square Pittsburgh Hotel, LLC	Year Built / Renovated:	1981 / 2023
Borrower Sponsor:	Driftwood Acquisitions Partners, L.P.	Occupancy / ADR / RevPAR:	49.8% / $184.57 / $91.90
Interest Rate:	7.64300%	Occupancy / ADR / RevPAR Date:	9/30/2024
Note Date:	11/8/2024	4th Most Recent NOI (As of)(1):	($323,305) (12/31/2021)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of)(1):	$3,157,236 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$3,725,890 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(1):	$5,485,736 (TTM 9/30/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	49.8% / $184.57 / $91.90
Amortization Type:	Interest Only	UW Revenues:	$23,256,662
Call Protection:	L(24),DorYM1(29),O(7)	UW Expenses:	$17,795,666
Lockbox / Cash Management:	Soft / Springing	UW NOI(1):	$5,460,996
Additional Debt:	No	UW NCF:	$4,530,729
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$62,500,000 / $156,642
Additional Debt Type:	N/A	Appraisal Date:	10/14/2024

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$85,213
Taxes:	$496,970	$55,219	N/A	Maturity Date Loan / Room:	$85,213
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.4%
FF&E Reserves:	$0	$77,522	N/A	Maturity Date LTV:	54.4%
Seasonality Reserve:	$402,500	Springing	$1,610,000	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	16.1%\

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$27,146,455	79.8%
			Return of Equity	5,251,604	15.4
			Upfront Reserves	899,470	2.6
			Closing Costs	702,471	2.1
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)	The borrower sponsor acquired the Sheraton Station Square Property (as defined below) in 2020. Since the Sheraton Station Square Property was acquired, it has undergone substantial improvements as part of a change of ownership property improvement plan (“PIP”). Between March 2021 and January 2024, the Sheraton Station Square Property received enhancements including full renovations to guest rooms, the lobby, hallways, ballroom and meeting spaces. Since 2021, the borrower sponsor has invested approximately $9,870,000 ($24,737 per room) as part of the change of ownership PIP. As of July 2024, total capital expenditures inclusive of the PIP work since 2021 total approximately $13.7 million. The increase in UW NOI from historical NOI is due to the impact from ongoing PIP work at the Sheraton Station Square Property.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Sheraton Station Square mortgage loan (the “Sheraton Station Square Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $34,000,000 and is secured by the borrower’s fee interest in a 399-room, full-service hotel located in Pittsburgh, Pennsylvania (the “Sheraton Station Square Property”). The Sheraton Station Square Mortgage Loan is comprised of two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $34,000,000. The Sheraton Station Square Mortgage Loan accrues interest at a rate of 7.64300% per annum, has a five-year interest-only term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square

The Property. The Sheraton Station Square Property is a two-tower nine-story and 15-story, 399-room full-service hotel located in the live-work-play Pittsburgh waterfront development known as Station Square. The original 15-story tower was constructed in 1981, and the nine-story tower added in 2001. The Sheraton Station Square Property was recently renovated as part of a change-of-ownership PIP that totaled approximately $9,870,000 (approximately $24,737 per room) and included upgrades to standard guestrooms, lobby and circulation areas, food and beverage areas and other items. According to the borrower, the PIP work was completed between March 2021 and January 2024. The Sheraton Station Square Property is situated on a 5.41-acre site and includes a Sheraton Café, The Factory South Side Shore / Lounge, Bonvoy Member’s Club, concierge desk, indoor pool, business center, fitness center, guest self-laundry, sundry shop, vending machines and 28,780 square feet of meeting and event space. The Sheraton Station Square Property offers 102 surface parking spaces and convenient access to non-owned parking across West Station Square Drive in a public garage.

The Sheraton Station Square Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on October 28, 2040.

Environmental. According to the Phase I environmental assessment dated October 28, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Sheraton Station Square Property.

The Market. According to the appraisal, the Sheraton Station Square Property’s demand concentration is 30% commercial, 20% leisure and 50% meeting and group. The Sheraton Station Square Property benefits from its location in Station Square, which is an approximately 50-acre mixed-use complex located in the South Shore neighborhood of Pittsburgh, across the Monongahela River from downtown. The development occupies the land formerly occupied by the historic Pittsburgh and Lake Erie Railroad Complex, which has been listed on the National Register of Historic Places. Station Square is operated by Brookfield Properties and features historical buildings that have been converted into office, retail and restaurants. Station Square is comprised of approximately 485,500 square feet of office space, approximately 125,900 square feet of retail and the Sheraton Station Square Property. Restaurants include Hard Rock Café, Texas de Brazil and The Melting Pot, among others. Station Square also features Highmark Stadium, which is a 5,500-seat soccer-specific stadium that is home to the Pittsburgh Riverhounds. The stadium was recently expanded in 2018 and a proposal was introduced in March 2024 to further expand the stadium to between 13,500 and 15,000 seats.

The following table presents certain information relating to the performance of the Sheraton Station Square Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Sheraton Station Square			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	39.5%	$164.63	$64.95	27.0%	$152.04	$40.99	68.3%	92.4%	63.1%
2022	51.2%	$178.32	$91.38	41.6%	$166.93	$69.49	81.2%	93.6%	76.0%
2023	53.1%	$177.76	$94.44	47.0%	$182.27	$85.63	88.4%	102.5%	90.7%
TTM(4)	55.4%	$179.54	$99.43	49.8%	$184.57	$91.90	89.9%	102.8%	92.4%
(1)	Data provided by a third-party market research report.
(2)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Sheraton Station Square Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes DoubleTree by Hilton Hotel & Suites Pittsburgh Downtown, Wyndham Grand Pittsburgh Downtown, Renaissance Pittsburgh Hotel, Westin Pittsburgh, Pittsburgh Marriott City Center and Omni William Penn Hotel.
(4)	TTM represents the trailing 12-month period ending September 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square

The following table presents certain information relating to the operating history and underwritten cash flows of the Sheraton Station Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue
Occupancy	27.0%	41.6%	47.0%	49.8%	49.8%
ADR	$152.04	$166.93	$182.27	$184.57	$184.57
RevPAR	$40.99	$69.49	$85.63	$91.90	$91.90
Room Revenue	$5,969,208	$10,120,071	$12,471,180	$13,420,742	$13,384,073	$33,544	57.5%
Food and Beverage Revenue	2,474,549	5,971,558	7,568,346	8,897,336	8,897,336	22,299	38.3
Other Revenue	456,941	874,878	814,036	975,253	975,253	2,444	4.2
Total Revenue	$8,900,698	$16,966,507	$20,853,562	$23,293,331	$23,256,662	$58,287	100.0%
Room Expense	2,250,190	3,159,059	3,648,643	3,673,119	3,663,083	9,181	15.8
Food and Beverage Expenses	1,890,344	4,148,468	5,774,677	6,209,363	6,209,363	15,562	26.7
Other Expenses	164,637	235,403	286,982	302,390	302,390	758	1.3
Departmental Expenses	$4,305,171	$7,542,930	$9,710,302	$10,184,872	$10,174,836	$25,501	43.8%
Gross Operating Income	$4,595,527	$9,423,577	$11,143,260	$13,108,459	$13,081,826	$32,787	56.2%
Undistributed Expenses	$3,810,854	$5,490,417	$6,406,783	$6,536,631	$6,531,672	$16,370	28.1%
Gross Operating Profit	$784,673	$3,933,160	$4,736,477	$6,571,827	$6,550,154	$16,416	28.2%
Total Fixed Expenses	$1,107,978	$775,925	$1,010,587	$1,086,091	$1,089,158	$2,730	4.7%
Net Operating Income	(323,305)	$3,157,236	$3,725,890	$5,485,736	$5,460,996	$13,687	23.5%
FF&E	356,028	678,660	834,142	931,733	930,266	2,331	4.0
Net Cash Flow	($679,333)	$2,478,575	$2,891,748	$4,554,003	$4,530,729	$11,355	19.5%
(1)	The borrower sponsor acquired the Sheraton Station Square Property in 2020. Since the Sheraton Station Square Property was acquired, it has undergone substantial improvements as part of a change of ownership PIP. Between March 2021 and January 2024, the Sheraton Station Square Property received enhancements including full renovations to guest rooms, the lobby, hallways, ballroom and meeting spaces. Since 2021, the borrower sponsor has invested approximately $9,870,000 ($24,737 per room) as part of the change of ownership PIP. The increase in Underwritten Net Operating Income from historical Net Operating Income is due to the impact from ongoing PIP work at the Sheraton Station Square Property.
(2)	TTM column reflects the trailing 12 months ending September 30, 2024.
(3)	Per Room values are based on 399 rooms.

The Borrower. The borrower is Station Square Pittsburgh Hotel, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Sheraton Station Square Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Driftwood Acquisitions Partners, L.P., an affiliate of Driftwood Hospitality (“Driftwood”). Driftwood is a vertically integrated commercial real estate investment, development and lending platform specializing in the hospitality sector. Presently, Driftwood operates 78 hotels with more than 14,500 rooms throughout the United States, Puerto Rico and Costa Rica. Driftwood’s portfolio includes several brands that range from full-service hotels and resorts to mid-size select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Hilton, Hyatt, IHG and Wyndham flagged properties.

Property Management. The Sheraton Station Square Property is managed by Station Square Management, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $496,970 for real estate taxes and (ii) $402,500 for a seasonality reserve.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $55,219.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Sheraton Station Square

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the Sheraton Station Square Property is insured under a blanket policy. The Sheraton Station Square Property is currently insured under a blanket policy.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 4% of annual gross revenues, which currently equates to $77,522.

Seasonality Reserve – Commencing on the monthly payment date in June of each calendar year through the monthly payment date in October of such calendar year, the borrower is required to deposit into the seasonality reserve the lesser of (i) $322,000 and (ii) the difference between the Seasonality Reserve Cap (as defined below) and the seasonality reserve balance at that time. Monthly deposits into the seasonality reserve will be suspended at any time that the balance of the reserve is equal to at least $1,610,000 (the “Seasonality Reserve Cap”). So long as no event of default exists under the Sheraton Station Square Mortgage Loan, the lender is required to disburse $402,500 per month to the (x) borrower’s operating account if no cash management period is in effect or (y) clearing account if a cash management period is in effect on the first of the month beginning each November through the following February.

Lockbox / Cash Management. The Sheraton Station Square Mortgage Loan is structured with a soft lockbox and springing cash management. At origination of the Sheraton Station Square Mortgage Loan, the borrower established a lockbox account for the benefit of the lender. The borrower or property manager, as applicable, must cause all rents/credit card receipts to be deposited into the lockbox account. Prior to the occurrence of a Sheraton Station Square Trigger Event Period (as defined below), all funds in the lockbox account are required to be transferred daily to an account designated by the borrower. Upon the occurrence and during the continuance of a Sheraton Station Square Trigger Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sheraton Station Square Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sheraton Station Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sheraton Station Square Mortgage Loan. To the extent that no Sheraton Station Square Trigger Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Sheraton Station Square Trigger Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Sheraton Station Square Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (based on a 30-year amortization schedule) (“DSCR”) is less than 1.25x based on the trailing 12 months; (iii) the expiration of the franchise agreement; (iv) a default under the franchise agreement; (v) the borrower or franchisor delivers notice of its intent to terminate the franchise agreement; or (vi) the termination of the franchise agreement.

A Sheraton Station Square Trigger Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DSCR based on the trailing 12-month period being at least 1.30x for two consecutive calendar quarters; (c) clauses (iii), (iv), (v) and (vi), upon the borrower (x) entering into a qualified franchise agreement, (y) the term of the related franchise agreement commencing and (z) the borrower delivering to the lender a comfort letter from the franchisor; (d) clause (iv), upon the cure of such default; and (e) clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

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No. 9 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

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No. 9 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Colony Square

COLONY SQUARE – BLDG. 100

Floor							
oof	Canadian Consulate 64 SF MTM						
24	Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027						
23	Lord, Aeck & Sargent, Inc. 15,008 SF 11/2027						
22	Reit Funding LLC 5,711 SF 12/2027	Ansys, Inc. 9,018 SF 6/2028					
21	FOX-BRV Southern Sports 15,008 SF 9/2026						
20	Tosca 8,377 SF 12/2027	Schusterman Family Foundation 6,412 SF 12/2026					
19	Tosca 15,008 SF 12/2027						
18	May Architecture 10,096 SF 3/2026	Novapoint 1,884 SF 1/2027	Moeller Barbaree 1,257 SF 7/2025	Mission Partners 615 SF 3/2027			
17	Canadian Consulate 12,805 SF 7/2029	Starfield & Smith 1,880 SF 7/2028					
16	Tralongo 3,446 SF 4/2029	Boone Capital 2,577 SF 3/2028	North American Properties 8,843 SF 4/2025				
14	Vacant 2,635 SF	Alba Aluminum 2,979 SF 6/2029	Ammunition 8,680 SF 3/2027				
12	Vacant 768 SF	Metropolitan Oral Surgery 2,169 SF 1/2026	Feather Touch Dental 3,123 SF 8/2032	Vacant 793 SF	Colony Square Dental 3,220 SF 12/2029	Vacant 1,423 SF	Travel Leaders 1,667 SF 2/2027
11	Vacant 14,697 SF						
10	WeWork 14,697 SF 4/2032						
9	WeWork 14,697 SF 4/2032						
8	WeWork 14,697 SF 4/2032						
7	Syska Hennesy 4,104 SF 11/2025	SHL US, LLC 3,371 SF 4/2028	Pinnacle Legal 1,416 SF 5/2027	Adam Conti 1,540 SF 4/2025	Colony Square Management Office 3,357 SF		
6	Vacant 14,697 SF						
5	Corgan 8,896 SF 6/2030	Clark Construction 5,107 SF 7/2028					
4	Secretariat International 14,697 SF 5/2030						
3	Iconic Group 4,410 SF 1/2027	Camden Real Estate Company 3,818 SF 3/2027	Vacant 1,861 SF	Insight Wealth 2,143 SF 1/2025	Joel Laeter PC 993 SF 2/2025		
2	FOX-BRV Southern Sports 14,112 SF 9/2026						
1							
C	Fitness Center 5,363 SF	Cycle 967 SF	Parking Mgmt 693 SF	Conference and Mail Room 4,733 SF			

Vacant | Building | MTM | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.4%	Net Rentable Area (SF):	1,085,612
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrower:	LVA4 Atlanta Colony Square, L.P.	Year Built / Renovated:	1972, 1974, 2020, 2021 / 2000
Borrower Sponsors	North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P.	Occupancy:	82.5%
Interest Rate:	7.37500%	Occupancy Date:	9/9/2024
Note Date:	10/2/2024	4th Most Recent NOI (As of):	$16,554,450 (12/31/2021)
Maturity Date:	10/6/2029	3rd Most Recent NOI (As of):	$24,041,323 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$29,712,592 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$29,188,955 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	83.3%
Amortization Type:	Interest Only	UW Revenues:	$49,913,938
Call Protection(2):	L(26),DorYM1(27),O(7)	UW Expenses:	$19,331,831
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,582,107
Additional Debt(1):	Yes	UW NCF:	$29,266,672
Additional Debt Balance(1):	$230,000,000	Appraised Value / Per SF(4):	$516,000,000 / $475
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/24/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	$375,955	N/A	Cut-off Date Loan / SF:	$239
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$239
Replacement Reserve:	$0	$19,152	N/A	Cut-off Date LTV(4):	50.4%
Rollover Reserve:	$4,000,000	$90,468	N/A	Maturity Date LTV(4):	50.4%
Free Rent Reserve:	$965,127	$0	N/A	UW NCF DSCR:	1.51x
Outstanding TI/LC:	$3,965,065	$0	N/A	UW NOI Debt Yield:	11.8%
Additional Rollover:	$0	$425,000	$5,100,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	87.3%	Loan Payoff	$281,760,456	94.6%
Borrower Sponsor Equity	37,832,154	12.7	Upfront Reserves	8,930,192	3.0
			Closing Costs	7,141,506	2.4
Total Sources	$297,832,154	100.0%	Total Uses	$297,832,154	100.0%
(1)	The Colony Square Mortgage Loan (as defined below) is part of a whole loan that is comprised of 24 pari passu promissory notes with an aggregate original balance of $260,000,000 (the “Colony Square Whole Loan”). The Colony Square Whole Loan was originated by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GSBI”) and German American Capital Corporation (“GACC”). For additional information, see “The Loan” below. The information presented under “Financial Information” above is calculated based on the Colony Square Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on November 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Colony Square Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) October 2, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-5C31 securitization in December 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Appraised Value reflects the appraised value of the buildings at the Colony Square Property (as defined below) if sold individually. The appraisal determined an “as-is” portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount. Such portfolio appraised value would result in a Cut-off Date LTV and Maturity Date LTV of 55.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The Loan. The Colony Square mortgage loan (the “Colony Square Mortgage Loan”) is part of a whole loan evidenced by 24 pari passu notes that is secured by the borrower’s fee interest of the Atlanta Development Authority d/b/a Invest Atlanta (the “Authority”) in a 1,085,612 square foot mixed-use property located in Atlanta, Georgia (the “Colony Square Property”).

The Colony Square Mortgage Loan, which is evidenced by the non-controlling Notes A-1-1, A-14-1 and A-15-1, has an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The Colony Square Whole Loan was co-originated by BMO, GSBI and GACC and has an aggregate outstanding principal balance as of the Cut-off Date of $260,000,000. BMO is selling Note A-1-1, with a Cut-off Date principal balance of $21,891,892, and GACC is selling Notes A-14-1 and A-15-1, with an aggregate Cut-off Date principal balance of $8,108,108. The Colony Square Whole Loan is interest only for the entire term and accrues interest at a rate of 7.37500% per annum on an Actual/360 basis.

The relationship between the holders of the Colony Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Colony Square Whole Loan will initially be serviced under the pooling and servicing agreement for the BMO 2024-5C8. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Colony Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$21,891,892	$21,891,892	BBCMS 2024-5C31	No
A-1-2(1)	$3,959,170	$3,959,170	BMO	No
A-1-3	$19,148,938	$19,148,938	BMO 2024-5C8(2)	Yes
A-2	$30,000,000	$30,000,000	BMO 2024-5C7	No
A-3	$25,000,000	$25,000,000	BMARK 2024-V11	No
A-4-1	$15,319,148	$15,319,148	BMO 2024-5C8(2)	No
A-4-2	$15,212,766	$15,212,766	BMARK 2024-V11	No
A-5	$4,468,086	$4,468,086	BMO 2024-5C7	No
A-6-1	$14,893,617	$14,893,617	BMARK 2024-V11	No
A-6-2	$1,773,383	$1,773,383	BMO 2024-5C8(2)	No
A-7	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-8	$9,259,000	$9,259,000	BMO 2024-5C8(2)	No
A-9-1(1)	$4,018,469	$4,018,469	GS	No
A-9-2	$1,733,574	$1,733,574	BMO 2024-5C8(2)	No
A-10(1)	$5,556,000	$5,556,000	GS	No
A-11-1	$14,893,617	$14,893,617	BMARK 2024-V11	No
A-11-2	$1,773,383	$1,773,383	BMO 2024-5C8(2)	No
A-12	$12,765,957	$12,765,957	BMO 2024-5C7	No
A-13	$9,259,000	$9,259,000	BMO 2024-5C8(2)	No
A-14-1	$4,018,469	$4,018,469	BBCMS 2024-5C31	No
A-14-2	$1,733,574	$1,733,574	BMO 2024-5C8(2)	No
A-15-1	$4,089,639	$4,089,639	BBCMS 2024-5C31	No
A-15-2(1)	$1,466,361	$1,466,361	GACC	No
A-16(1)	$25,000,000	$25,000,000	MS	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).
(2)	The BMO 2024-5C8 transaction is expected to close on December 19, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The Property. The Colony Square Property consists of (i) four Class A office buildings (“Building 100”, “Building 300”, “Building 400” and “Building 500”), (ii) a retail component (the “Retail Component”) and (iii) a parking garage. The Colony Square Property totals 1,085,612 square feet across four buildings. Building 100 consists of 329,011 square feet (30.3% of NRA and 31.3% of underwritten base rent) including 310,158 square feet of office space, 11,164 square feet of amenity space and 7,689 square feet of storage space. Building 300 consists of 78,100 square feet (7.2% of NRA and 5.8% of underwritten base rent) including 73,200 square feet of office space and 4,900 square feet of other space. Building 400, the largest building, consists of 388,411 square feet (35.8% of NRA and 34.1% of underwritten base rent) including 381,034 square feet of office space, 7,236 square feet of storage space and 141 square feet of other space. Building 500 consists of 121,437 square feet of office space (11.2% of NRA and 14.0% of underwritten base rent). The Retail Component consists of 168,653 square feet (15.5% of NRA and 14.9% of underwritten base rent).

The following table presents certain information relating to the space types that comprise the Colony Square Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)(3)
Office	885,829	81.6%	80.2%	$28,553,290	84.8%	$40.17
Retail	155,215	14.3	98.0%	4,992,868	14.8%	$32.81
Storage	15,609	1.4	52.2%	138,439	0.4%	$16.99
Amenity/Other	28,959	2.7	83.1%	0	0.0%	$0.00
Total / Wtd. Avg.	1,085,612	100.0%	82.5%	$33,684,597	100.0%	$37.63
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	UW Base Rent, UW Base Rent PSF and % of UW Base Rent are inclusive of contractual rent steps through August 2025.
(3)	UW Base Rent PSF excludes vacant space and vacant underwritten base rent.

Major Tenants. The largest tenants by underwritten base rent at the Colony Square Property are Jones Day, WeWork and WebMD.

Jones Day (115,000 square feet; 10.6% of Total NRA; 12.9% of underwritten base rent). Jones Day is a global law firm providing legal services to national and multinational corporations. Jones Day provides legal support on, among others, complex transactions, high stakes litigation, cyber security and capital markets activities. The firm employs over 2,400 lawyers in 40 different offices across the world. Jones Day is ranked ninth in law firms based on size, 12th in legal industry publication’s ranking of the 200 largest law firms by gross revenue and 15th in a 2024 survey by a legal industry publication of the 200 largest law firms in the world. The firm reported approximately $2.7 billion in revenue in 2023 and has worked with clients on over 3,000 transactions that hold a collective value of approximately $1.5 trillion over the past five years. Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.

WeWork (44,463 square feet; 4.1% of Total NRA; 5.5% of underwritten base rent). Founded in 2010 and headquartered in New York City, WeWork is a provider of shared office and coworking space in 119 cities and 37 countries. WeWork’s private workspace service allows customers to own a private desk, whole office or an entire floor of private office space. The company’s other coworking services include day to day office rentals, monthly memberships and additional meeting and event space rentals. WeWork reported approximately $3.2 billion in revenue and $4.8 billion in expenses in 2022. WeWork emerged from Chapter 11 bankruptcy in May 2024. WeWork’s lease at the Colony Square Property commenced in May 2017 and was amended in November 2017 to expand its leased space at the Colony Square Property and in April 2024 to contract its leased space by one floor. WeWork’s lease expires on April 30, 2032 and has two, five-year renewal options remaining and no termination options.

WebMD (42,112 square feet; 3.9% of Total NRA; 5.2% of underwritten base rent). WebMD is an online health information website that provides information on a number of medical conditions, drugs and supplements, overall wellbeing, symptom checking and medical practitioner location. Beyond its core services, WebMD also creates content such as news, blogs and podcasts. WebMD was bought by private equity firm KKR for $2.8 billion in 2017. WebMD’s office lease at the Colony Square Property commenced in August 2010, is scheduled to expire on March 31, 2028 and has one, five-year renewal option remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The following table presents certain information relating to the historical occupancy of the Colony Square Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
76.2%	81.3%	82.8%	82.5%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.
(2)	Current Occupancy is as of September 9, 2024.

The following table presents certain information relating to the tenants at the Colony Square Property:

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Termination Option (Y/N)(3)	Renewal Option(3)
Jones Day	Office	NR/NR/NR	115,000	10.6%	$37.73	$4,338,950	12.9%	11/30/2036	N(4)	2 x 5 Yr
WeWork	Office/Storage	NR/NR/NR	44,463	4.1	$41.77	1,857,081	5.5	4/30/2032	N	2 x 5 Yr
SPACES	Office/Retail	NR/NR/NR	42,273	3.9	$37.11	1,568,751	4.7	5/31/2029	N	2 x 5 Yr
WebMD	Office/Storage	NR/NR/NR	42,112	3.9	$41.92	1,765,443	5.2	3/31/2028	N	1 x 5 Yr
iPic Theater	Retail	NR/NR/NR	38,011	3.5	$39.44	1,499,154	4.5	12/31/2040	N	4 x 5 Yr
Diamond Sports	Office/Storage	NR/NR/NR	36,883	3.4	$28.49	1,050,824	3.1	9/30/2026	N	2 x 5 Yr
Lord, Aeck & Sargent	Office	NR/NR/NR	30,016	2.8	$31.56	947,305	2.8	11/30/2027	N	2 x 5 Yr
CBS Radio East	Office/Storage	Baa2/NR/BBB	29,688	2.7	$35.40	1,050,846	3.1	11/30/2028	Y(5)	2 x 5 Yr
Whole Foods	Office	NR/NR/NR	29,046	2.7	$41.41	1,202,795	3.6	4/30/2032	N	2 x 5 Yr
Tosca Services	Office	NR/NR/NR	23,385	2.2	$39.42	921,741	2.7	12/31/2027	N	1 x 5 Yr
Office/Retail/ Storage Tenants			430,877	39.7%	$37.60	$16,202,890	48.1%
Remaining Occupied			464,305	42.8	37.65	17,481,707	51.9
Total Occupied			895,182	82.5%	$37.63	$33,684,597	100.0%
Vacant Space			190,430	17.5
Collateral Total			1,085,612	100.0%

(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have termination, contraction or renewal options (which may become exercisable prior to the originally stated expiration date of the tenant lease) with respect to certain tenants’ leased storage space that are not considered in the above Tenant Summary.
(4)	Jones Day’s lease at the Colony Square Property commenced in June 2021, expires on November 30, 2036 and has a contraction option to terminate one floor 120 months (June 2031) after the lease commencement date.
(5)	CBS Radio East may terminate its office lease at any time with 12 months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The following table presents certain information relating to the tenant lease expirations at the Colony Square Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	190,430	17.5	NAP	NA	P	190,430	17.5%	NAP	NAP
2024 & MTM(5)	14	17,928	1.7%	$67,234	0.2%		208,358	19.2%	$67,234	0.2%
2025	17	70,888	6.5	2,386,574	7.1		279,246	25.7%	$2,453,808	7.3%
2026	18	96,572	8.9	3,015,645	9.0		375,818	34.6%	$5,469,453	16.2%
2027	20	107,574	9.9	4,262,340	12.7		483,392	44.5%	$9,731,794	28.9%
2028	27	124,858	11.5	5,249,578	15.6		608,250	56.0%	$14,981,372	44.5%
2029	21	104,577	9.6	4,485,385	13.3		712,827	65.7%	$19,466,757	57.8%
2030	10	32,823	3.0	1,528,896	4.5		745,650	68.7%	$20,995,653	62.3%
2031	11	61,332	5.6	1,809,607	5.4		806,982	74.3%	$22,805,261	67.7%
2032	8	79,551	7.3	3,333,631	9.9		886,533	81.7%	$26,138,891	77.6%
2033	1	2,980	0.3	92,082	0.3		889,513	81.9%	$26,230,973	77.9%
2034	4	12,017	1.1	515,289	1.5		901,530	83.0%	$26,746,262	79.4%
2035 & Beyond	7	184,082	17.0	6,938,335	20.6		1,085,612	100.0%	$33,684,597	100.0%
Total / Wtd. Avg.	158(6)	1,085,612	100.0%	$33,684,597	100.0%
(1)	Based on the underwritten rent roll dated September 9, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through August 2025.
(5)	MTM includes leases that are considered amenities, management office and five storage spaces that depend on other tenant leases.
(6)	The number of expiring leases includes office, retail, storage and mixed-use tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The following table presents certain information relating to the operating history and underwritten net cash flow of the Colony Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021(2)	2022(2)	2023	TTM(3)	Underwritten	Per Square Foot	%(4)
Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$32,794,612	$30.21	72.4%
Rent Steps	0	0	0	0	0	0	889,985	0.82	2.0
Vacancy Lease-Up	0	0	0	0	0	0	7,564,548	6.97	16.7
Total Base Rent	$18,260,518	$19,784,299	$23,062,339	$28,545,982	$31,820,621	$31,929,941	$41,249,145	$38.00	91.1%
Total Reimbursements	1,003,124	654,243	1,078,643	3,819,783	4,002,407	4,014,008	4,030,272	3.71	8.9
Gross Potential Rent	$19,263,642	$20,438,542	$24,140,982	$32,365,766	$35,823,028	$35,943,949	$45,279,418	$41.71	100.0%
Other Income(5)	5,007,108	3,069,143	6,423,279	9,868,036	11,866,796	11,751,442	12,199,068	11.24	26.9
(Vacancy/Credit Loss/Abatements)	0	0	0	0	0	0	(7,564,548)	(6.97)	(16.7)
Effective Gross Income	$24,270,750	$23,507,685	$30,564,261	$42,233,801	$47,689,824	$47,695,391	$49,913,938	$45.98	110.2%
Total Expenses(6)	13,662,908	11,280,709	14,009,811	18,192,479	17,977,232	18,506,436	19,331,831	17.81	38.7
Net Operating Income	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$30,582,107	$28.17	61.3%
Capital Expenditures	0	0	0	0	0	0	229,823	0.21	0.5
TI/LC	0	0	0	0	0	0	1,085,612	1.00	2.2
Net Cash Flow	$10,607,842	$12,226,976	$16,554,450	$24,041,323	$29,712,592	$29,188,955	$29,266,672	$26.96	58.6%
(1)	Based on the underwritten rent roll dated September 9, 2024, with contractual rent steps through August 2025.
(2)	The increase in Base Rent and Net Operating Income from 2020 to 2021 and 2022 is largely due to newly developed Building 300 and Building 500 as well as an increase in retail occupancy.
(3)	TTM represents the trailing 12-month period ending July 31, 2024.
(4)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(5)	Other Income is based on the borrower’s 2024 budget and is comprised of percentage rent, parking, direct billing, administrative fees, roof and telecom, late fees and deposit fees bad debt and miscellaneous income.
(6)	Total Expenses includes management fees, real estate taxes, insurance, common area maintenance, repairs and maintenance, utilities, payroll, general and administrative, security, elevators and escalators, parking expenses, marketing and direct bill expenses. With respect to real estate taxes, the Colony Square Property benefits from tax abatements applicable to eight of the 12 tax parcels primarily expiring in 2030. Real estate taxes were underwritten based on the estimated 10-year abated expense average.

Environmental. According to the Phase I environmental assessment dated June 5, 2024, there was no evidence of any recognized environmental conditions at the Colony Square Property.

Appraisal. According to the appraisal, the Colony Square Property had an “as-is” appraised value of $516,000,000 as of May 24, 2024. The table below shows the appraisal’s “as-is” conclusions. The appraised value reflects the appraised value of the buildings at the Colony Square Property if sold individually. The appraisal determined an “as-is” portfolio value of $465,000,000 if the Colony Square Property were to be sold in its entirety, reflecting an approximately 10% portfolio discount.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$516,000,000	7.00%
(1)	Source: Appraisal.

The Market. The Colony Square Property is located in Atlanta, Georgia. According to the appraisal, the Atlanta metropolitan statistical area (“Atlanta MSA”) had an estimated 2023 population of 6,313,755 which is an average annual 1.2% increase over the 2020 census. Additionally, the current estimated employment in the Atlanta MSA is 3,054,867 jobs which is a 22.0% increase over the past 10 years. Atlanta has the 10th strongest gross domestic product out of all metropolitan area economies in the nation. According to the appraisal, the 2023 total population within a one-, three- and five-mile radius of the Colony Square Property was 34,855, 202,261 and 422,620, respectively, and the 2023 median household income within the same radii was $113,273, $96,372 and $92,474, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

According to the appraisal, the Colony Square Property is also located in the Midtown/Pershing Point office submarket, which had an inventory of 31.4 million square feet with a 21.4% vacancy rate. The average asking rent is $42.12 per square foot, which is 73.3% greater than the metro area average of $24.30 per square foot.

According to the appraisal, the Colony Square Property is located in the Midtown/Brookwood retail submarket, which is ranked 27th in inventory in the metro area with 6,904,227 square feet, and has an asking rent of $35.96 per square foot, which is 71.5% greater than the metro area average of $20.97 per square foot. The Midtown/Brookwood retail submarket also holds a vacancy rate of 2.3%.

The following table presents certain information relating to comparable retail leases for the Colony Square Property:

Comparable Retail Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	3,535(2)(3)	Chick-Fil-A	$32.28(2)	May-19(2)	143(2)
1197 Peachtree Street Northeast Atlanta, GA
2274 Peachtree Road Northwest	NAV	NAV	1,553	Pulse Performance	$35.00	Apr-24	60.0
Atlanta, GA
3050 Peachtree Drive Northeast	NAV	NAV	2,672	Ideal Image	$37.00	Dec-23	60.0
Atlanta, GA
4330 Peachtree Road Northeast	NAV	NAV	2,825	MHBV Salon	$36.50	Aug-24	120.0
Brookhaven, GA
2860 Cumberland Mall	NAV	NAV	3,003	Superior	$45.32	Oct-23	48.0
Atlanta, GA
2955 Cobb Parkway Southeast	NAV	NAV	4,000	Mattress Firm	$49.00	Oct-23	120.0
Atlanta, GA
4330 Peachtree Road	NAV	NAV	2,087	Tobbany	$33.00	Sep-24	60.0
Atlanta, GA
2300 Peachtree Road Northwest	NAV	NAV	3,382	Fete Atlanta	$40.00	Nov-23	60.0
Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024.
(3)	Excluding 150 square feet of Chick-Fil-A’s storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

The following table presents certain information relating to comparable office leases for the Colony Square Property:

Comparable Office Rental Summary(1)
Property Name / Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Base Rent PSF	Commencement	Lease Term (Months)
Colony Square	1972, 1974, 2020, 2021 / 2000	1,085,612(2)	115,000(2)	Jones Day	$37.73(2)	Jun-21(2)	186(2)
1197 Peachtree Street Northeast Atlanta, GA
One Atlantic Center	1987 / NAP	1,101,022	8,000	Duff & Phelps	$45.00	Sep-24	120
1201 West Peachtree Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	4,392	N/A	$45.00	Dec-23	36
201 17th Street Northwest Atlanta, GA
Atlantic Station	2007 / NAP	390,276	7,023	Tractian	$44.00	Nov-23	42
201 17th Street Northwest Atlanta, GA
Ponce City Market 675 Ponce De Leon Avenue Northeast	2014 / NAP	685,773	196,355	MailChimp	$55.00	Oct-23	6
Atlanta, GA

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 9, 2024. Base Rent PSF includes contractual rent steps through August 2025.

The Borrower. The borrower is LVA4 Atlanta Colony Square, L.P., a Delaware limited partnership structured as a single purpose, bankruptcy-remote entity, with its general partner structured as a single purpose, bankruptcy-remote Delaware single member limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Colony Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are North American Ventures LLC and Lionstone U.S. Value-Add Four, L.P. North American Properties is a real estate developer, manager and investor, with a portfolio that spans 15 different states throughout the United States with a focus on Ohio, Texas, Florida and Georgia.

Property Management. The Colony Square Property is managed by North American Properties-Atlanta, Ltd., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Colony Square Whole Loan, the borrower deposited $4,000,000 for a rollover reserve fund, approximately $3,965,065 for outstanding tenant improvement and leasing commission (“TI/LC”) and approximately $965,127 for free rent reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be approximately $375,955).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Colony Square Whole Loan documents and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,152 for the payment or reimbursement of approved capital expenses.

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $90,468 for approved leasing expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Colony Square

Additional Rollover Reserve – On a monthly basis, the borrower is required to escrow $425,000 from excess cash flow, to the extent available, for tenant TI/LC obligations incurred following the origination date (the “Additional Rollover Reserve”). Such monthly deposits into the Additional Rollover Reserve will not be required during such time that the balance of the Additional Rollover Reserve equals or exceeds $5,100,000 (the “Additional Rollover Reserve Required Amount”).

Lockbox / Cash Management. The Colony Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Colony Square Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager, as applicable, from the Colony Square Property to be deposited into such lockbox within two business days of receipt. During the continuance of a Trigger Period (as defined below), provided that no event of default is then continuing, all funds in the lockbox account are required to be swept each business day into the lender-controlled cash management account and applied and disbursed in accordance with the Colony Square Whole Loan documents.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Colony Square Whole Loan, (ii) the debt yield being less than 9.5% (tested on a quarterly basis), (iii) the payment date that is six months prior to the maturity date or (iv) the occurrence of an Additional Replacement Reserve Trigger Event (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the earlier to occur of the date (x) that the debt yield is equal to or greater than 9.5% for two consecutive calendar quarters or (y) the borrower posts with the lender cash or a letter of credit in an amount that if applied to repay the Colony Square Whole Loan would cause the debt yield test set forth in the preceding clause (x) to be satisfied, (C) clause (iii), payment in full of the Colony Square Whole Loan in accordance with the terms of the Colony Square Whole Loan documents and (D) clause (iv), the occurrence of an Additional Replacement Reserve Cure Event (as defined below).

An “Additional Replacement Reserve Trigger Event” means the failure by the borrower to make deposits into the Additional Rollover Reserve account in the aggregate amount equal to or exceeding the Additional Rollover Reserve Required Amount prior to or on October 6, 2025.

An “Additional Replacement Reserve Cure Event” means the earlier to occur of the date (A) on which the aggregate amount of the Additional Rollover Reserve deposits made equals or exceeds the Additional Rollover Reserve Required Amount or (B) that the borrower otherwise deposits into the Additional Rollover Reserve account additional cash in an amount sufficient to have the aggregate amount of all deposits made into the Additional Rollover Reserve account equal or exceed the Additional Rollover Reserve Required Amount.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Permitted Future Preferred Equity. The borrower is permitted to obtain a one-time preferred equity investment in an amount not to exceed $40,000,000, subject to satisfaction of certain conditions, including the following: (i) the preferred equity investment must be made by a qualified institutional investor, (ii) the loan-to-value ratio (as determined by the lender in its sole but reasonable discretion taking into consideration the contemplated permitted preferred equity) must be equal to or less than 65%, (iii) the debt service coverage ratio (“DSCR”) (taking into account the permitted preferred equity and based on net cash flow and the current pay interest only preferred return payable) must equal at least 1.20x, (iv) the DSCR (taking into account the permitted preferred equity and based on net operating income on the total preferred return (i.e., the sum of the current pay interest only return and the accrued interest only return) must be at least 1.15x, (v) the debt yield (taking into consideration the permitted preferred equity) must be equal to or greater than 10% and (vi) delivery of a rating agency confirmation.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 9 – Colony Square

Ground Lease. The Colony Square Property consists of 12 tax parcels, eight of which are subject to a 10-year tax abatement expiring either in 2030 or 2031 pursuant to a related tax abatement transaction with the Authority. Each tax abatement begins with a 50.0% reduction against the gross tax expense and decreases by 5.0% each year. To effectuate tax abatement benefits for the Colony Square Property, the borrower transferred fee ownership in the Colony Square Property to the Authority and subsequently leased it back from the Authority pursuant to a ground lease. The ground lease expires on December 31, 2032. The borrower has the right to purchase the fee interest back from the Authority at any time during the tax abatement period for $1.00 in exchange for terminating any future tax abatement benefits. In addition, the Authority agreed to sell, and the borrower agreed to purchase, the fee interest for $1.00 at expiration or termination of the ground lease. In addition to the mortgage on the borrower’s leasehold estate under the ground lease, the Colony Square Whole Loan is also secured by a mortgage on the Authority’s related fee interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	3.4%	Net Rentable Area (SF):	489,637
Loan Purpose:	Refinance	Location:	Boston, MA
Borrower:	OPG 125 Summer Owner (DE) LLC	Year Built / Renovated:	1987 / 2016
Borrower Sponsor:	OPG NA Holdings (DE) LP	Occupancy:	80.7%
Interest Rate:	6.56700%	Occupancy Date:	9/1/2024
Note Date:	10/8/2024	4th Most Recent NOI (As of):	$16,218,693 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$17,179,749 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$18,572,391 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$18,310,188 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	81.7%
Amortization Type:	Interest Only	UW Revenues:	$31,983,144
Call Protection(2):	L(25),DorYM1(31),O(4)	UW Expenses:	$13,572,636
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$18,410,508
Additional Debt(1):	Yes	UW NCF:	$17,578,125
Additional Debt Balance(1):	$72,635,000	Appraised Value / Per SF:	$167,900,000 / $343
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/8/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$210
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$210
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.1%
Replacement Reserve:	$0	$8,161	N/A	Maturity Date LTV:	61.1%
TI / LC Reserve:	$10,000,000	$61,205	N/A	UW NCF DSCR:	2.57x
Other Reserve(4):	$402,315	$0	N/A	UW NOI Debt Yield:	17.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$102,635,000	68.9%	Prior Loan Payoff	$135,690,150	91.1%
Borrower Sponsor Equity	46,322,255	31.1	Upfront Reserves	10,402,315	7.0
			Closing Costs	2,864,790	1.9
Total Sources	$148,957,255	100.0%	Total Uses	$148,957,255	100.0%
(1)	The 125 Summer Mortgage Loan (as defined below) is part of a whole loan that is comprised of eight pari passu promissory notes with an aggregate original principal balance of $102,635,000 (the “125 Summer Whole Loan”). The 125 Summer Whole Loan was co-originated by German American Capital Corporation (“GACC”) and Bank of Montreal (“BMO”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the 125 Summer Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2024. Defeasance (or prepayment with yield maintenance) of the 125 Summer Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 125 Summer Whole Loan to be securitized and (b) October 8, 2027. If any prepayment occurs prior to August 6, 2029, the borrower must pay a prepayment fee equal to the greater of a yield maintenance premium or 1% of the principal balance of the 125 Summer Whole Loan. The assumed lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-5C31 securitization in December 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserve consists of $313,565 for outstanding approved leasing expenses and $88,750 for outstanding free/gap rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

The Loan. The 125 Summer mortgage loan (the “125 Summer Mortgage Loan”) is part of the 125 Summer Whole Loan that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $102,635,000 and secured by a first lien mortgage on the borrower’s fee simple interest in a 489,637 square foot office property located in Boston, Massachusetts (the “125 Summer Property”). The 125 Summer Whole Loan was co-originated by GACC and BMO on October 8, 2024 and has an outstanding principal balance as of the Cut-off Date of $102,635,000. The 125 Summer Whole Loan accrues interest at a fixed rate of 6.56700% per annum on an Actual/360 basis. The 125 Summer Mortgage Loan is evidenced by the non-controlling notes A-2, A-3-1, A-5 and A-6-1, with an aggregate principal balance as of the Cut-off Date of $30,000,000.

The relationship between the holders of the 125 Summer Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The 125 Summer Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2024-5C7 transaction.

The table below identifies the promissory notes that comprise the 125 Summer Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$36,000,000	$36,000,000	BMO 2024-5C7	Yes
A-2	$9,000,000	$9,000,000	BBCMS 2024-5C31	No
A-3-1	$9,000,000	$9,000,000	BBCMS 2024-5C31	No
A-3-2	$7,581,000	$7,581,000	BMO 2024-5C8(1)	No
A-4	$24,000,000	$24,000,000	BMO 2024-5C7	No
A-5	$6,000,000	$6,000,000	BBCMS 2024-5C31	No
A-6-1	$6,000,000	$6,000,000	BBCMS 2024-5C31	No
A-6-2	$5,054,000	$5,054,000	BMO 2024-5C8(1)	No
Whole Loan	$102,635,000	$102,635,000
(1)	The BMO 2024-5C8 transaction is expected to close on December 19, 2024.

The Property. The 125 Summer Property is a 22-story, Class A, LEED Gold office building located in downtown Boston, Massachusetts. The 125 Summer Property consists of 489,637 square feet of office / retail space and was constructed in 1987 and most recently renovated in 2016. The 125 Summer Property is located adjacent to the historic Dewey Square, in Boston’s financial district and is in close proximity to public transportation such as the South Station – Amtrak, the Massachusetts Bay Transportation Authority and the Red Line (two minute walk from the 125 Summer Property). The 125 Summer Property features a variety of common amenities, including a tenant-only fitness center, street level retail–featuring Boston’s famous Tatte bakery and social spaces. In addition, the 125 Summer Property features a 283-spot parking garage, EV charging stations, bike storage and green/outdoor space.

In 2016, the borrower sponsor invested approximately $16 million to modernize the lobby and enhance the retail and landscaping area on-site. In addition, the borrower sponsor invested approximately $2 million to install a bike room / storage area, state-of-the-art fitness center and locker room. Since the acquisition of the 125 Summer Property in 2015, the borrower sponsor has spent more than $54.8 million in capital improvements including LEED upgrades, common area upgrades, garage coating and office build-out costs. The 125 Summer Property achieved LEED gold recertification in 2022 and was the 2021 BOMA Toby winner in the 250,000-500,000 square foot category for the fourth consecutive year. The borrower sponsor’s cash basis in the 125 Summer Property is approximately $347.3 million representing the purchase price plus its invested capital to date. At origination, the borrower sponsor contributed an additional $46.3 million in equity.

As of September 1, 2024, the 125 Summer Property was 80.7% leased to a diverse tenant base of 15 tenants across multiple industries. No tenant accounts for more than 32.6% of net rentable area. The top tenants include Klaviyo (global headquarters), Haemonetics Corporation (global headquarters), Asics America Corporation (east coast headquarters), Analog Devices and Novetta / Accenture Federal Service. The retail tenant mix includes Starbucks, Cava Mezze Grill, JuicyGreens and Petra Barber Shop.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

Major Tenants. The three largest tenants at the 125 Summer Property by underwritten base rent are Klaviyo, Haemonetics Corporation and Asics America Corporation.

Klaviyo, Inc. (“Klaviyo”) (159,860 square feet; 32.6% of NRA; 43.9% of underwritten base rent). Klaviyo is a global technology company that provides an automatic marketing platform that is commonly used for email markets and short message service marketing. A vast majority of the 130,000 merchants who use Klaviyo’s software services are e-commerce businesses that market their products on Shopify. Klaviyo was founded in 2012 by Andrew Bialecki and Ed Hallen. In August 2022, Shopify announced that Klaviyo would act as the recommended email solution partner store for its Shopify Plus merchant. As a result, Shopify committed $100 million as a strategic investment into the company. In September 2023, Klaviyo became a public company raising $576 million in its initial public offering with a $9.2 billion valuation. It has posted TTM revenues of more than $750 million.

The 125 Summer Property is used as the global headquarters for Klaviyo. According to the borrower sponsor, Klaviyo has invested a significant amount of its own capital, above their allotted TI package, which includes the build out of a three-story atrium (that would cost approximately $3.0 million to restore if vacated), a large deck overlooking the greenway, a speakeasy and a golf simulator. In total, the estimated cost for the buildout of the Klaviyo space was approximately $40.0 million. Klaviyo has no termination options and one, five-year renewal option remaining. Klaviyo is in discussions with the borrower sponsor to expand its footprint at the 125 Summer Property, but no terms have been finalized and we cannot assure you that any such expansion occurs. The 125 Summer Whole Loan is structured with an 18 month cash flow sweep ahead of the lease expiration date in March 2028, which is equivalent to approximately $111 PSF collected to re-tenant their respective spaces (see Lockbox / Cash Management below). In addition, the 125 Summer Whole Loan is structured with a $10.0 million upfront TI/LC reserve for future leasing.

Haemonetics Corporation (“Haemonetics”) (62,242 square feet; 12.7% of NRA; 15.5% of underwritten base rent). Haemonetics is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers with the aim of reducing the cost of healthcare while improving patient care. Its technology addresses medical markets including blood and plasma collection, the surgical suite and hospital transfection services. The company’s products are split into two categories which are donor products marketed towards the blood donation industry, and products marketed to the surgical suite for blood loss management for patients. The company has approximately 3,300 employees with a market cap of $4.3 billion. Revenues in June TTM were approximately $1.3 billion while EBITDA was nearly $269 million.

The company’s global headquarters are located at the 125 Summer Property. Haemonetics has no termination options and no renewal options.

Asics America Corporation (“Asics”) (56,934 square feet; 11.6% of NRA; 12.4% of underwritten base rent). Asics is a Japanese multinational corporation that produces sportswear. Asics is most recognized for its sneakers but also produces other footwear such as sandals. In addition, Asics manufactures clothing and accessory items. In 2021, the company launched Unoha, a sub-brand that is focused on serving women. Asics focuses on using organic and environmentally friendly materials in its products. The 125 Summer Property is used as the company’s East Coast headquarters. Asics has no termination options and two, five-year renewal options remaining. According to the borrower sponsor, Asics is listing a portion of its space for sublease. No other tenants are dark or subleasing.

The following information presents certain information relating to the historical occupancy of the 125 Summer Property:

Historical and Current Occupancy(1)
2019	2020	2021	2022	2023	Current(2)
87.0%	88.0%	86.0%	84.0%	79.0%	80.7%
(3)	Historical occupancies are as of December 31 of each respective year.
(4)	Current occupancy is based on the underwritten rent roll as of September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

The following table presents certain information relating to the major tenants at the 125 Summer Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Klaviyo	NR/NR/NR	159,860	32.6%	$75.01	$11,991,542	43.9%	3/31/2028
Haemonetics	NR/NR/NR	62,242	12.7	$68.07	4,236,681	15.5	6/30/2032
Asics	NR/NR/NR	56,934	11.6	$59.23	3,372,302	12.4	12/31/2029
Analog Devices(3)	NR/NR/NR	45,955	9.4	$66.72	3,066,165	11.2	12/30/2030
Novetta / Accenture Federal Service(4)	NR/NR/NR	21,536	4.4	$60.50	1,302,928	4.8	12/31/2025
OPG 125 Summer TRS (DE)	NR/NR/NR	13,926	2.8	$75.48	1,051,134	3.9	10/31/2030
The Northern Trust Company(5)	A2/A+/A+	9,393	1.9	$79.59	747,589	2.7	7/31/2031
Korn/Ferry Canada Inc.	NR/NR/NR	7,674	1.6	$77.52	594,888	2.2	3/31/2028
Sage Analysis Group(6)	NR/NR/NR	5,000	1.0	$71.00	355,000	1.3	12/31/2029
Tatte Holdings	NR/NR/NR	4,178	0.9	$53.05	221,643	0.8	1/31/2029
Major Tenants		386,698	79.0%	$69.67	$26,939,871	98.7%
Other Tenants		8,433	1.7	$42.42	357,751	1.3%
Occupied Collateral Total		395,131	80.7%	$69.08	$27,297,622	100.0%
Vacant Space		94,506	19.3
Collateral Total		489,637	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Analog Devices has an early termination option on December 31, 2028, with notice by October 1, 2027, subject to payment of a termination fee.
(4)	Novetta / Accenture Federal Service will be vacating its space in 2025. This tenant was not underwritten as vacant.
(5)	Northern Trust has an early termination option on July 31, 2028 with 15 months’ notice, subject to payment of a termination fee.
(6)	Sage Analysis Group has signed its lease and is projected to begin moving into its space in November 2024.

The following table presents certain information relating to the lease rollover schedule at the 125 Summer Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	94,506	19.3%	NAP	NAP	94,506	19.3%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%	94,506	19.3%	$0	0.0%
2025	1	21,536	4.4	1,302,928	4.8	116,042	23.7%	$1,302,928	4.8%
2026	0	0	0.0	0	0.0	116,042	23.7%	$1,302,928	4.8%
2027	2	2,531	0.5	181,051	0.7	118,573	24.2%	$1,483,979	5.4%
2028	9	167,534	34.2	12,586,430	46.1	286,107	58.4%	$14,070,409	51.5%
2029	6	69,164	14.1	3,948,945	14.5	355,271	72.6%	$18,019,354	66.0%
2030	6	59,881	12.2	4,117,299	15.1	415,152	84.8%	$22,136,653	81.1%
2031	1	9,393	1.9	747,589	2.7	424,545	86.7%	$22,884,242	83.8%
2032	5	62,242	12.7	4,236,681	15.5	486,787	99.4%	$27,120,922	99.4%
2033	0	0	0.0	0	0.0	486,787	99.4%	$27,120,922	99.4%
2034	1	2,850	0.6	176,700	0.6	489,637	100.0%	$27,297,622	100.0%
2035 & Beyond	0	0	0.0	0	0.0	489,637	100.0%	$27,297,622	100.0%
Total	31	489,637	100.0%	$27,297,622	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

The following table presents certain information relating to the historical and underwritten cash flows of the 125 Summer Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$25,402,262	$25,969,178	27,217,520	$27,027,846	$27,297,622	$55.75	69.7%
Rent Step	0	0	0	0	470,460	0.96	1.2
IG Rent Steps	0	0	0	0	20,655	0.04	0.1
Value of Vacant Space	0	0	0	0	7,169,750	14.64	18.3
Gross Potential Rent	$25,402,262	$25,969,178	$27,217,520	$27,027,846	$34,958,488	$71.40	89.3%
Other Income	1,044,975	1,473,998	1,777,871	1,754,267	1,386,644	2.83	3.5
Total Reimbursements	1,420,371	1,850,741	2,413,270	2,396,975	2,807,762	5.73	7.2
Total Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$39,152,894	$79.96	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(7,169,750)	(14.64)	(22.4)
Effective Gross Income	$27,867,608	$29,293,917	$31,408,661	$31,179,088	$31,983,144	$65.32	100.0%
Total Expenses	$11,648,915	$12,114,168	$12,836,270	$12,868,900	$13,572,636	$27.72	42.4%
Net Operating Income	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$18,410,508	$37.60	57.6%
Capital Expenditures	0	0	0	0	97,927	0.20	0.3
TI/LC	0	0	0	0	734,456	1.50	2.3
Net Cash Flow	$16,218,693	$17,179,749	$18,572,391	$18,310,188	$17,578,125	$35.90	55.0%
(1)	TTM represents the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated July 25, 2024, there was no evidence of any recognized environmental conditions at the 125 Summer Property.

Appraisal. According to the appraisal, the 125 Summer Property had an “as-is” appraised value of $167,900,000 as of July 8, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$167,900,000	7.50%
(1)	Source: Appraisal.

The Market. The 125 Summer Property is located in the heart of Boston’s financial district, adjacent to the historic Dewey Square. This location offers convenient access to public transit and major highways. The surrounding Boston area is concentrated in information, professional and business services, education and health services and financial services. Mass General, Harvard, MIT, Fidelity and Mass Mutual are some of the most significant employers within the region. The 125 Summer Property is positioned within close proximity to the Red Line, South Station and the Fort Point Channel. In addition, the 125 Summer Property is accessible from I-93 (North and South) and the Massachusetts Turnpike.

The 125 Summer Property is located in the Financial District Class A submarket of the Metro Boston Class A market. The Financial District Class A submarket accounts for 48.1% of all Class A office inventory within the Metro Boston Class A market. The average vacancy rate for the submarket was 16.7% as of the end of the first quarter of 2024. According to a third party market report, 2025 is expected to have over a 40% decrease in office deliveries compared to 2024. According to the appraisal, the office base rent in the submarket is $49.20 per square foot.

According to a third-party market research report, the 2023 population within a one-, three- and five-mile radius of the 125 Summer Property was 59,845, 429,799 and 998,390, respectively. The 2023 average household income within the same radii was $193,363, $156,195 and $141,965, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

The following table presents recent leasing data at comparable properties to the 125 Summer Property:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (Mos.)	Lease Size (SF)	Base Rent PSF	Reimb.
125 Summer Boston, MA	1987 / 2016	489,637(2)	Klaviyo	Mar-28 / 103.7	159,860(2)	$75.01(2)	Gross
155 Federal Street Boston, MA	1983 / NAP	192,000	R4 Capital LLC	Jun-25 / 128	11,269	$55.00	Modified Gross
1 Federal Street Boston, MA	1976 / 1995	1,115,366	FTI Consulting	Apr-24 / 127	25,244	$76.00	Gross + TE
1 Federal Street Boston, MA	1976 / 1995	1,115,366	McNamara Salvia	Nov-24 / 132	105,997	$71.42	Modified Gross
99 High Street Boston, MA	1971 / 2019	729,666	SGA Architects	Jan-24 / 120	20,256	$62.00	Gross + TE
100 Summer Street Boston, MA	1974 / 2016	1,118,537	Veeva Systems Inc.	Sep-25 / 142	25,724	$79.00	Modified Gross
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 1, 2024.

The Borrower. The borrower is OPG 125 Summer Owner (DE) LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 125 Summer Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is OPG NA Holdings (DE) LP, a subsidiary of Oxford Property Group (“Oxford”). The 125 Summer Property is owned by a joint venture between Oxford (45%) and Alony Hetz Properties & Investments Ltd. (“Alony Hetz”) (55%). Oxford and its platform companies manage properties across four continents and eight sectors, representing nearly 145 million square feet of commercial space, over 3,400 hotel rooms, nearly 10,000 residential units and a substantial credit portfolio.

Established in 1989, Alony Hetz is one of Israel’s largest real estate investment holding companies. Alony Hetz focuses on holding commercial real estate in Israel and overseas, primarily with long-term leases to quality tenants.

Property Management. The 125 Summer Property is managed by Oxford I Asset Management USA Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) $10,000,000 for future tenant improvements and leasing commissions, (ii) $313,565 for outstanding approved leasing expenses and (iii) $88,750 for outstanding free/gap rent.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided that such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit $8,161 for replacement reserves.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit $61,205 for rollover reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

Lockbox / Cash Management. The 125 Summer Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish and maintain a lockbox and clearing account controlled by the lender (the “Clearing Account”) at a financial institution reasonably acceptable to the lender, which satisfies rating agency criteria, into which all rents, revenues and receipts from the 125 Summer Property are required to be deposited directly by the tenants. For so long as a Trigger Period is continuing and has not otherwise been cured, all sums deposited into the Clearing Account will be transferred into the borrower’s operating account on a daily basis. So long as a Trigger Period is continuing and has not been cured, any transfers to the borrower’s operating account will cease and such sums on deposit in the Clearing Account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the 125 Summer Whole Loan documents (including, without limitation, taxes and insurance (unless the 125 Summer Property is insured under a “blanket” policy acceptable to the lender), debt service and required reserves) and approved property operating expenses (including all approved budgeted property operating expenses) and approved capital expenditures, with any excess funds (the “Excess Funds”) being deposited, (A) during a Trigger Period continuing due to a Lease Sweep Period (as defined below) (regardless of whether any other Trigger Period is continuing), to the lease sweep reserve account to be held and disbursed in accordance with the 125 Summer Whole Loan documents; or (B) during a Trigger Period (other than a Lease Sweep Period) to the lender’s cash collateral account to be held or disbursed in accordance with the 125 Summer Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the 125 Summer Whole Loan documents; (ii) the debt yield being less than 9.0% as of any calculation date; (iii) if the property manager is an affiliate of the borrower or guarantor and such property manager is bankrupt or insolvent; or (iv) the commencement of a Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease, the earlier to occur of (x) 18 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager, as applicable, of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease (or any material portion thereof) is, cancelled or terminated or the receipt by borrower or property manager, as applicable, of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (d) the date that any tenant under a Lease Sweep Lease has ceased operating its business (i.e., “goes dark”) at the 125 Summer Property (or the majority thereof) or gives notice that it intends to discontinue its business at its space at the 125 Summer Property (or a majority thereof); (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of certain bankruptcy or insolvency events relating to the Lease Sweep Lease tenant or its parent company or lease guarantor.

A Lease Sweep Period will end upon in the case of: (A) clauses (a), (b) (c) or (d) above, when the entirety of the Lease Sweep Space (or applicable portion) is leased pursuant to one or more Qualified Leases (as defined below) (or, if applicable, the applicable Lease Sweep Lease is renewed) and sufficient funds have been accumulated in the lease sweep reserve (during the continuance of the applicable Lease Sweep Period), to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods set forth in all such Qualified Leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the 125 Summer Whole Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such Qualified Leases; (B) clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Lease tenant space, and sufficient funds have been accumulated in the lease sweep reserve to cover all Reletting Expenses; (C) clauses (b) or (c) above, if such termination option is not validly exercised by the applicable tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (D) clause (e) above, the default has been cured; or (E) clause (f) above, (i) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and all defaults under the Lease Sweep Lease are cured and the tenant is paying full, unabated rent and (ii) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 10 – 125 Summer

A "Lease Sweep Lease" means (i) the Klaviyo lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable space leased under the Klaviyo lease.

A “Qualified Lease” means either: (A) the original Lease Sweep Lease, as extended in accordance with (i) the express renewal option set forth therein and, with respect to which, the terms of such renewal are on market terms with respect to, among other things, base rent, additional rent and recoveries and tenant improvement allowances or (ii) a modification of the Lease Sweep Lease reasonably approved by the lender; or (B) a replacement lease (i) with a term that extends at least three years beyond the maturity date of the 125 Summer Whole Loan and with an initial term of at least five years, (ii) entered into in accordance with the 125 Summer Whole Loan documents and (iii) on market terms with respect to, among other things, additional rent and recoveries and tenant improvement allowances and base rent equal to or greater than market base rent.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

TRS Structure. Income received by OPG 125 Summer TRS (DE) LLC (the “TRS Entity”) pursuant to the TRS Service Agreement and other qualifying TRS contracts flows through the TRS to a separate TRS clearing account over which the lender has a security interest. Funds on deposit in the TRS clearing account will be transferred to a lender-controlled account during the continuance of a Trigger Period. The TRS Service Agreement is also subordinate to the mortgage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 11 – Verde Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.4%	Net Rentable Area (Units)(4):	2,245
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Verde Apartment Portfolio One, LLC	Year Built / Renovated:	1975 / 2024
Borrower Sponsors:	Jesse Levine and The Josh and Lizzy Scheinfeld Irrevocable Family Trust	Occupancy:	86.8%
Interest Rate:	6.79000%	Occupancy Date:	10/23/2024
Note Date:	11/20/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$2,662,705 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,120,412 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(5):	$6,878,314 (TTM 10/31/2024)
Original Amortization:	None	UW Economic Occupancy:	84.5%
Amortization Type:	Interest Only	UW Revenues:	$20,585,466
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$12,879,901
Lockbox / Cash Management:	Springing	UW NOI(5):	$7,705,565
Additional Debt(1):	Yes	UW NCF:	$7,144,315
Additional Debt Balance(1):	$48,000,000	Appraised Value / Per Unit:	$127,000,000 / $56,570
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/2/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$34,744
Taxes:	$208,889	$208,889	N/A	Maturity Date Loan / Unit:	$34,744
Insurance:	$2,189,331	$273,666	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$3,250,000(3)	$46,771	N/A	Maturity Date LTV:	61.4%
Deferred Maintenance:	$721,485	$0	N/A	UW NCF DSCR:	1.33x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$78,000,000	100.0%	Loan Payoff	$56,851,124	72.9%
			Sponsor Equity	8,440,435	10.8
			Upfront Reserves	6,369,706	8.2
			Closing Costs(6)	6,338,735	8.1
Total Sources	$78,000,000	100.0%	Total Uses	$78,000,000	100.0%
(1)	The Verde Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000 (the “Verde Apartments Whole Loan”). The Financial Information in the chart above reflects the Verde Apartments Whole Loan.
(2)	Defeasance of the Verde Apartments Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Verde Apartments Whole Loan to be securitized and (b) November 20, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-5C31 securitization in December 2024. The actual lockout period may be longer.
(3)	Initial Replacement Reserves may be used only for specified renovations to unrenovated units.
(4)	Net Rentable Area (Units) includes 23 units that are permanently offline as they are used for leasing offices, maintenance shop/rooms and storage rooms.
(5)	The increase from Most Recent NOI to UW NOI is due to the Verde Apartments Property (as defined below) leasing up as renovations were completed from 2022 to 2024.
(6)	Closing Costs include a rate buydown fee of $1,950,000.

The Loan. The Verde Apartments mortgage loan (the “Verde Apartments Mortgage Loan”) is part of the Verde Apartments Whole Loan secured by the borrower’s fee interest in a 2,245-unit, garden style multifamily complex located in Houston, Texas (the “Verde Apartments Property”). The Verde Apartments Whole Loan is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $78,000,000. The Verde Apartments Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.79000% per annum on an Actual/360 basis. The Verde Apartments Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 11 – Verde Apartments

The table below identifies the promissory notes that comprise the Verde Apartments Whole Loan. The relationship between the holders of the Verde Apartments Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Verde Apartments Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2024-5C31 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$48,000,000	$48,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2024-5C31	No
Whole Loan	$78,000,000	$78,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Verde Apartments Property is a 2,245-unit, garden style multifamily complex located in Houston, Texas that consists of 175 two- to three-story apartment buildings, 16 single-story laundry/clubhouse buildings, two single-story leasing office buildings, two single-story mailroom buildings and three single-story pool buildings. The Verde Apartments Property was originally constructed in 1975 and recently renovated from 2022 to 2024. Renovations included new blinds, fixtures, appliances, fans, resurfacing countertops, plank flooring and paint to 1,482 units at the Verde Apartments Property and have been on-going as units become available through vacancy. Amenities at the Verde Apartments Property include on-site management and security, 10 swimming pools, laundry facilities, community rooms/clubhouses and courtyards. The Verde Apartments Property also features 3,226 parking spaces resulting in a parking ratio of approximately 1.44 spaces per unit. As of October 23, 2024, the Verde Apartments Property was 86.8% leased.

The unit mix at the Verde Apartments Property consists of 1,526 one-bedroom / one-bathroom units, 44 one-bedroom / 1.5-bathroom units, 207 two-bedroom / one-bathroom units, 40 two-bedroom / 1.5-bathroom units, 362 two-bedroom / two-bathroom units, 39 two-bedroom / 2.5-bathroom units, four three-bedroom / two-bathroom units and 23 units that are used for leasing offices, maintenance shop/rooms and storage space. Unit amenities at the Verde Apartments Property include full appliance packages, walk-in closets, ceiling fans and select units with fireplaces, washer/dryers and private patios or balcony areas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 11 – Verde Apartments

The following table presents certain information relating to the unit mix at the Verde Apartments Property:

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate	Average Monthly Market Rent Per Unit (2)
1BR/1BA	543	24.2%	446	82.1%	640	$669	$701
1BR/1BA - Renovated	983	43.8%	901	91.7%	646	$698	$701
1BR/1.5BA	15	0.7%	9	60.0%	893	$806	$878
1BR/1.5BA - Renovated	29	1.3%	15	51.7%	895	$938	$878
2BR/1BA	70	3.1%	61	87.1%	825	$823	$847
2BR/1BA - Renovated	137	6.1%	128	93.4%	824	$850	$847
2BR/1.5BA	2	0.1%	2	100.0%	887	$823	$924
2BR/1.5BA - Renovated	38	1.7%	36	94.7%	887	$927	$924
2BR/2BA	101	4.5%	71	70.3%	1,008	$929	$988
2BR/2BA - Renovated	261	11.6%	243	93.1%	999	$1,027	$988
2BR/2.5BA	14	0.6%	9	64.3%	1,206	$999	$1,158
2BR/2.5BA - Renovated	25	1.1%	24	96.0%	1,206	$1,226	$1,158
3BR/2BA - Renovated	4	0.2%	4	100.0%	1,248	$1,376	$1,402
Offline Units(3)	23	1.0%	0	0.0%	785	NAV	NAV
Total/Wtd. Avg.	2,245	100.0%	1,949	86.8%	740	$771	$778
(1)	Based on the underwritten rent roll dated October 23, 2024.
(2)	Source: Appraisal.
(3)	Offline Units includes 23 units that are permanently offline as they are used for leasing offices, maintenance shop/rooms and storage rooms. Of the 23 offline units, five have been renovated.

The following table presents certain information relating to the historical occupancy at the Verde Apartments Property:

Historical and Current Occupancy(1)
	2022	2023	Current(2)
Verde Apartments	75.0%	85.7%	86.8%
(1)	Historical occupancies represent the occupancy as of December of each respective year.
(2)	Current occupancy is as of October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 11 – Verde Apartments

The following table presents certain information relating to the operating history and underwritten net cash flows of the Verde Apartments Property:

Operating History and Underwritten Net Cash Flow(1)(2)
	2022	2023	TTM 10/23/2024	Underwritten	Per Unit	%(3)
Base Rent	$18,280,204	$19,057,685	$20,226,580	$18,020,832	$8,027	75.7%
Potential Income from Vacant Units	$0	$0	$0	$2,816,773	$1,255	11.8%
Gross Potential Rent	$18,280,204	$19,057,685	$20,226,580	$20,837,605	$9,282	87.5%
Other Income(4)	$1,990,418	$2,275,083	$2,821,059	$2,981,387	$1,328	12.5%
Net Rental Income	$20,270,622	$21,332,768	$23,047,638	$23,818,992	$10,610	100.0%
(Vacancy / Credit Loss)	($5,067,284)	($3,614,545)	($3,724,138)	($3,233,525)	($1,440)	(13.6%)
Effective Gross Income	$15,203,338	$17,718,223	$19,323,500	$20,585,466	$9,169	100.0%

Real Estate Taxes	$1,892,971	$2,387,307	$2,387,307	$2,387,307	$1,063	11.6%
Insurance	$2,454,937	$2,966,684	$2,616,365	$3,127,616	$1,393	15.2%
Management Fee	$456,100	$531,547	$579,705	$617,564	$275	3.0%
Other Expenses(5)	$7,736,626	$7,712,274	$6,861,809	$6,747,414	$3,006	32.8%
Total Expenses	$12,540,633	$13,597,811	$12,445,186	$12,879,901	$5,737	62.6%

Net Operating Income	$2,662,705	$4,120,412	$6,878,314	$7,705,565	$3,432	37.4%
Replacement Reserves	$0	$0	$0	$561,250	$250	2.7%
Historical Capital Expenses	$0	$0	$0	$0	$0	0.0%
Net Cash Flow	$2,662,705	$4,120,412	$6,878,314	$7,144,315	$3,182	34.7%
(1)	Based on the underwritten rent roll as of October 23, 2024.
(2)	The increase in historical Net Operating Income (“NOI”) and from TTM 10/23/2024 NOI to Underwritten NOI is due to the Verde Apartments Property leasing up as renovations were completed from 2022 to 2024.
(3)	% column represents percent of (i) Net Rental Income for all revenue lines and Vacancy/Credit Loss and (ii) Effective Gross Income for the remaining fields.
(4)	Other Income includes laundry income, pet fees, administrative fees, application fees, utility reimbursement and parking income.
(5)	Other Expenses includes payroll and benefits, repairs and maintenance, utilities, general and administrative expenses and franchise taxes.

Environmental. According to the Phase I environmental site assessment dated October 7, 2024, there was no evidence of any recognized environmental conditions at the Verde Apartments Property.

The Market. The Verde Apartments Property buildings are located at 7900 Morely Street, 8601, 8700, 8751, 8915 and 8955 Broadway Street and 8801, 8900 and 8950 Glencrest Street in Houston, Texas. Primary access to the Verde Apartments Property is provided by IH-45, Loop 610 and Beltway 8, all of which are major traffic arteries to the Houston CBD with IH-45 connecting the neighborhood with the Houston CBD to the north and the City of Galveston to the south. As of the second quarter of 2024, the Houston – TX USA apartment market consisted of approximately 716,342 units, was 88.7% occupied, had average asking rent of $1,345 per unit and experienced positive net absorption of 7,840 units.

According to the appraisal, the Verde Apartments Property is located in the Southeast Houston apartment submarket of the Houston – TX USA apartment market. As of the second quarter of 2024, the Southeast Houston apartment submarket had a total inventory of 75,478 units, a vacancy rate of 12.8%, average asking rent of $1,119 per unit and positive net absorption of 786 units.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Verde Apartments Property is 20,004, 112,829 and 313,448, respectively. The 2024 average household income within the same radii is $64,781, $67,931 and $70,324, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 11 – Verde Apartments

The following table presents certain information relating to comparable multifamily properties to the Verde Apartments Property:

Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
Verde Apartments(2)	-	1975 / 2024	86.8%	2,245	1BR/1BA	640 SF	$669
					1BR/1BA - Renovated	646 SF	$698
					1BR/1.5BA	893 SF	$806
					1BR/1.5BA - Renovated	895 SF	$938
					2BR/1BA	825 SF	$823
					2BR/1BA - Renovated	824 SF	$850
					2BR/1.5BA	887 SF	$823
					2BR/1.5BA - Renovated	887 SF	$927
					2BR/2BA	1008 SF	$929
					2BR/2BA - Renovated	999 SF	$1,027
					2BR/2.5BA	1206 SF	$999
					2BR/2.5BA - Renovated	1206 SF	$1,226
					3BR/2BA - Renovated	1248 SF	$1,376
Savannah(3) 8800 Broadway Street Houston, TX 77061	0.3 mi	1975 / 2018	95.0%	306	1BR / 1BA	660 SF	$693
					1BR / 1BA	713 SF	$749
					2BR / 1BA	850 SF	$893
					2BR / 1BA	900 SF	$945
					2BR / 1BA	1,050 SF	$1,103
					2BR / 2BA	1,060 SF	$1,113
The Bellfort 7950 Bellfort Houston, TX 77061	0.7 mi	1979 / 2021	92.0%	552	1BR / 1BA	659 SF	$856
					1BR / 1BA	709 SF	$931
					2BR / 2BA	933 SF	$1,206
Pebble Walk Apartments 8500 Broadway Boulevard Houston, TX 77061	0.8 mi	1971 / NAP	96.0%	228	1BR / 1BA	543 SF	$730
					1BR / 1BA	630 SF	$730
					1BR / 1BA	655 SF	$765
					2BR / 1BA	912 SF	$950
The Plaza at Hobby Airport 8501 Broadway Street Houston, TX 776061	1.6 mi	1975 / 2014	89.0%	328	1BR / 1BA	565 SF	$678
					1BR / 1BA	615 SF	$700
					1BR / 1BA	615 SF	$760
					1BR / 1BA	720 SF	$744
					1BR / 1BA	720 SF	$836
					2BR / 1BA	912 SF	$894
					2BR / 2BA	964 SF	$953
The Reserve at Bellfort 7987 Bellfort Street Houston, TX 77017	1.7 mi	1962 / 2019	92.0%	204	1BR / 1BA	735 SF	$849
					1BR / 1BA	735 SF	$1,049
					2BR / 2BA	1,055 SF	$1,199
					2BR / 2BA	1,055 SF	$1,459
Willow Creek 7575 Office City Drive Houston, TX 77012	4.4 mi	1972 / 2017	94.0%	1,502	1BR / 1BA	615 SF	$815-$915
					1BR / 1BA	650 SF	$825
					1BR / 1BA	720 SF	$935
					1BR / 1BA	843 SF	$855
					2BR / 1BA	900 SF	$1,240
					2BR / 1BA	912 SF	$1,240
					2BR / 2BA	1,008 SF	$1,260
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 23, 2024.
(3)	Owned by the borrower sponsor and located within 0.3 miles of the Verde Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	211,778
Loan Purpose:	Refinance	Location:	McKinney, TX
Borrower:	CPC Cameron Crossing, LLC	Year Built / Renovated:	1999, 2001 / NAP
Borrower Sponsors:	John Graham and Thomas Lund	Occupancy:	99.3%
Interest Rate:	6.74000%	Occupancy Date:	10/23/2024
Note Date:	10/31/2024	4th Most Recent NOI (As of):	$2,594,623 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,669,583 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,718,577 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,664,930 (TTM 7/31/2024)
Original Amortization:	None	UW Economic Occupancy:	95.2%
Amortization Type:	Interest Only	UW Revenues:	$4,117,834
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$1,383,684
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,734,150
Additional Debt:	No	UW NCF:	$2,631,670
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,300,000 / $204
Additional Debt Type:	N/A	Appraisal Date:	8/28/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$123
Taxes:	$0	$54,732	N/A	Maturity Date Loan / SF:	$123
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	60.0%
Replacements Reserve:	$0	$3,883	N/A	Maturity Date LTV:	60.0%
TI/LC(2):	$500,000	$17,648	$750,000	UW NCF DSCR:	1.48x
Deferred Maintenance:	$341,284	$0	N/A	UW NOI Debt Yield:	10.5%
Free Rent Reserve:	$52,023	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	100.0%	Loan Payoff	$22,153,878	85.2%
			Return of Equity	1,745,548	6.7
			Closing Costs(3)	1,207,267	4.6
			Upfront Reserves	893,307	3.4
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%
(1)	The borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and the mortgaged property is insured under a blanket policy. The Cameron Crossing Property (as defined below) is currently insured under a blanket policy.
(2)	The borrower is required to escrow $17,648 on each monthly payment date through and including the payment occurring in November 2025. Commencing on the payment date in December 2025, the borrower is required to deposit $8,824 on each monthly payment date for general tenant improvements and leasing commissions, capped at $750,000.
(3)	Closing Costs include an interest rate buy-down credit equal to $91,000.

The Loan. The Cameron Crossing mortgage loan (the “Cameron Crossing Mortgage Loan”) is secured by the borrower’s fee interest in a 211,778 square foot anchored retail property located in McKinney, Texas (the “Cameron Crossing Property”). The Cameron Crossing Mortgage Loan has a five-year interest-only term and accrues interest at a rate of 6.74000% per annum on an Actual/360 basis.

The Property. The Cameron Crossing Property is a 211,778 square foot anchored retail center located in McKinney, Texas. The Cameron Crossing Property was constructed in phases in 1999 and 2001 and is anchored by Best Buy, Ross Dress for Less (“Ross”), Office Depot, Michael’s and PetSmart. In addition, the Cameron Crossing Property is shadow anchored by a non-collateral Home Depot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing

The Cameron Crossing Property is located along a major retail center corridor, fronting U.S. 75 and U.S. 380, and benefits from traffic counts estimated at 111,967 vehicles per day along this intersection. In addition to the anchor tenants, other national tenants at the Cameron Crossing Property include Ulta Salon, Five Below, Rack Room Shoes, Bath & Body Works, Jason’s Deli, Pearle Vision, AT&T, Wingstop and Sally Beauty Company. Collectively, these national tenants account for 192,932 square feet, which is 91.1% of the NRA of the Cameron Crossing Property. As of October 23, 2024, the Cameron Crossing Property was 99.3% leased to 23 tenants, 86.0% by NRA of which have been at the Cameron Crossing Property for over 15 years.

Major Tenants. The three largest tenants at the Cameron Crossing Property are Best Buy, Ross and Office Depot.

Best Buy (45,000 square feet; 21.2% of NRA; 16.1% of underwritten base rent). Best Buy is an American multinational consumer electronics retailer headquartered in Richfield, Minnesota. Best Buy has more than 1,000 stores and 90,000 employees in the United States and Canada. Best Buy has been at the Cameron Crossing Property since 2001, renewed its lease as of April 2022 for a term of five years through March 2027 and has five five-year renewal options remaining and no termination options.

Ross (30,187 square feet; 14.3% of NRA; 10.1% of underwritten base rent). Ross is an American chain of discount department stores headquartered in Dublin, California. Ross operates 1,795 stores in 43 states, Washington D.C. and Guam. Ross has been at the Cameron Crossing Property since 2000, recently renewed its lease to extend its lease expiration to January 2030. Ross has no renewal or termination options.

Office Depot (30,000 square feet; 14.2% of NRA; 12.6% of underwritten base rent). Office Depot is an American office supply retailer headquartered in Boca Raton, Florida. Office Depot is an original tenant at the Cameron Crossing Property, recently renewed its lease in September 2024 through August 2030. Office Depot has no renewal or termination options.

Environmental. According to the Phase I environmental assessment dated September 5, 2024, there was no evidence of any recognized environmental conditions at the Cameron Crossing Property.

The following table presents certain information relating to the historical and current occupancy at the Cameron Crossing Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
92.4%	93.3%	95.6%	99.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cameron Crossing Property:

Top Ten Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Best Buy(3)	A3 / BBB+ / NR	45,000	21.2%	$11.50	$517,500	16.1%	NAV	NAV	3/31/2027
Ross(4)	A2 / BBB+ / NR	30,187	14.3	$10.75	324,510	10.1	$502	3.1%	1/31/2030
Office Depot	NR / NR / NR	30,000	14.2	$13.50	405,000	12.6	NAV	NAV	8/31/2030
Michael’s	Caa2 / B- / NR	23,668	11.2	$11.25	266,265	8.3	NAV	NAV	1/31/2030
PetSmart(5)	NR / NR / NR	19,491	9.2	$11.75	229,019	7.1	NAV	NAV	1/31/2030
Ulta Salon(6)	NR / NR / NR	10,027	4.7	$17.25	172,966	5.4	NAV	NAV	1/31/2027
Five Below(7)	NR / NR / NR	10,000	4.7	$16.50	165,000	5.1	NAV	NAV	6/30/2027
Rack Room Shoes(8)	NR / NR / NR	6,500	3.1	$21.28	138,320	4.3	$320	8.4%	9/30/2029
Fossil Creek Liquor(9)	NR / NR / NR	5,000	2.4	$24.20	121,000	3.8	NAV	NAV	5/31/2030
Bath & Body Works	Ba2 / BB / NR	4,500	2.1	$32.22	144,990	4.5	NAV	NAV	4/30/2027
Top Ten Tenants		184,373	87.1%	$13.48	$2,484,570	77.4%

Non Top Ten Tenants		26,025	12.3%	$27.93	$726,887	22.6%

Occupied Collateral Total / Wtd. Avg.		210,398	99.3%	$15.26	$3,211,457	100.0%

Vacant Space		1,380	0.7%

Collateral Total		211,778	100.0%

(1)	Based on the underwritten rent roll dated October 23, 2024, with rent steps totaling $36,482 through June 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Best Buy has five five-year lease renewal options remaining.
(4)	Ross Sales PSF and Occ. Costs represent the trailing 12 months ending January 2024.
(5)	PetSmart has two five-year lease renewal options remaining.
(6)	Ulta Salon has one five-year lease renewal option remaining.
(7)	Five Below has three five-year lease renewal options remaining.
(8)	Rack Room Shoes Sales PSF and Occ. Costs represent the trailing 12 months ending August 2024.
(9)	Fossil Creek Liquor has two five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing

The following table presents certain information relating to the lease rollover schedule at the Cameron Crossing Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	1,380	0.7%	NAP	NA	P	1,380	0.7%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		1,380	0.7%	$0	0.0%
2025	5	12,959	6.1	342,416	10.7		14,339	6.8%	$342,416	10.7%
2026	1	2,600	1.2	93,730	2.9		16,939	8.0%	$436,146	13.6%
2027	9	77,462	36.6	1,216,459	37.9		94,401	44.6%	$1,652,605	51.5%
2028	1	1,463	0.7	38,960	1.2		95,864	45.3%	$1,691,565	52.7%
2029	1	6,500	3.1	138,320	4.3		102,364	48.3%	$1,829,885	57.0%
2030	6	109,414	51.7	1,381,572	43.0		211,778	100.0%	$3,211,457	100.0%
2031	0	0	0.0	0	0.0		211,778	100.0%	$3,211,457	100.0%
2032	0	0	0.0	0	0.0		211,778	100.0%	$3,211,457	100.0%
2033	0	0	0.0	0	0.0		211,778	100.0%	$3,211,457	100.0%
2034	0	0	0.0	0	0.0		211,778	100.0%	$3,211,457	100.0%
2035 & Beyond	0	0	0.0	0	0.0		211,778	100.0%	$3,211,457	100.0%
Total	23	211,778	100.0%	$3,211,457	100.0%
(1)	Based on the underwritten rent roll dated October 23, 2024, with rent steps totaling $36,482 through June 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Market. The Cameron Crossing Property is located in McKinney, Texas. The Cameron Crossing Property is situated approximately 35 miles northeast of the Dallas central business district. According to the appraisal, the Cameron Crossing Property is located in the McKinney retail submarket within the Dallas-Fort Worth retail market. According to the appraisal, the Dallas-Fort Worth retail market has a vacancy rate of approximately 4.6% and quoted rental rates of $23.87 per square foot as of the second quarter of 2024. Additionally, according to the appraisal, the McKinney retail submarket has a vacancy rate of approximately 7.4% and average asking rents of $27.60 per square foot as of the second quarter of 2024. Within a one-, three- and five-mile radius of the Cameron Crossing Property, the estimated 2024 population is 9,423, 65,095 and 150,094, respectively. Within the same radii, the estimated 2024 average annual household income is $119,791, $135,971 and $157,433, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing

The following table presents certain information relating to comparable in-line and premium in-line space leases for the Cameron Crossing Property:

Comparable In-line and Premium In-line Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occ. %	Total NRA (SF)	Type	Tenant Name	Lease Date/Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Cameron Crossing 1751 North Central Expressway McKinney, TX	1999, 2001 / NAP	99.3%	211,778	-	-	-	-	$23.68	NNN
McKinney 380 North Retail 4010-4060 West University Drive McKinney, TX	2024 / NAP	100%	39,124	Premium Premium	Lash Lounge CAVA	Mar. 2024 / 10.0 Mar. 2024 / 10.0	1,312 2,500	$40.00 $45.00	NNN NNN
Ridge Commons 4100 South Ridge Road McKinney, TX	2018 / NAP	100%	21,125	In-line In-line In-line	Aliana Salon The Liquor Yard Fastest Labs	Mar. 2024 / 5.1 Jan. 2024 / 10.0 Jun. 2023 / 7.0	1,533 2,335 1,003	$29.50 $32.50 $26.00	NNN NNN NNN
Craig Crossing 3050, 3190 and 3270 South Central Expressway McKinney, TX	2004 / 2005	88%	128,394	Premium Premium	Texas Sunless Salon Two R Massage	Nov. 2023 / 7.3 May 2023 / 3.0	946 1,190	$35.00 $30.50	NNN NNN
Forest Crossing 2110 Eldorado Parkway McKinney, TX	1999 / NAP	92%	14,542	Premium In-line	Vio Med Spa Herbal Goodness	Jul. 2023 / 7.3 Feb. 2023 / 5.3	2,115 1,915	$35.00 $28.00	NNN NNN
380 SEC Shops East 1620 Hardin Boulevard McKinney, TX	2021 / NAP	100%	15,026	Premium Premium Premium	Milano Nail Spa O’Desi Aroma WellMed	Jun. 2023 / 10.0 Mar. 2023 / 10.3 Jul. 2022 / 5.3	5,363 2,663 7,000	$37.00 $36.00 $36.00	NNN NNN NNN
380 Commons – Shop A 3905 West University Drive McKinney, TX	2019 / NAP	100%	10,176	Premium	Kripa Indian Restaurant	Jun. 2022 / 5.0	2,000	$32.01	NNN
(1)	Source: Appraisal, except for the Cameron Crossing Property, which is based on the weighted average rent for in-line tenants in the underwritten rent roll dated October 23, 2024.

The following table presents certain information relating to comparable anchor and junior anchor leases for the Cameron Crossing Property:

Comparable Leases Summary(1)
Tenant	Location	Lease Start / Renewal	Lease Area (SF)	Annual Base Rent PSF
Best Buy Ross Office Depot Michael’s PetSmart	McKinney, TX McKinney, TX McKinney, TX McKinney, TX McKinney, TX	2022 2025 2024 2025 2024	45,000 30,187 30,000 23,668 19,491	$11.50 $10.75 $13.50 $11.25 $11.75
REI	Prosper, TX	2025	23,848	$25.00
Total Wine	Prosper, TX	2025	25,032	$27.00
Nordstrom Rack	Prosper, TX	2025	25,010	$23.50
Barnes & Noble	Prosper, TX	2025	20,041	$23.00
Eos Fitness	Fort Worth, TX	2023	60,273	$17.00
Boot Barn	Grand Prairie, TX	2023	20,524	$12.00
Planet Fitness	Pantego, TX	2023	19,231	$11.80
Ovation Salon Studio	Dallas, TX	2022	10,212	$20.00
PopShelf	McKinney, TX	2022	9,400	$29,01
(1)	Source: Appraisal, except for the Cameron Crossing Property, which is based on the weighted average rent for junior anchor and anchor tenants in the underwritten rent roll dated October 23, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 12 – Cameron Crossing

The following table presents certain information relating to the operating history and underwritten cash flows at the Cameron Crossing Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
Rents In Place	$2,991,003	$2,920,380	$3,042,494	$3,110,915	$3,174,975	$14.99	73.6%
Rent Steps(3)	0	0	0	0	36,482	0.17	0.8
Vacant Income	0	0	0	0	37,260	0.18	0.9
Reimbursements	767,334	1,085,268	929,293	883,816	1,062,239	5.02	24.6
Net Rental Income	$3,758,337	$4,005,648	$3,971,787	$3,994,731	$4,310,956	$20.36	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(208,112)	(0.98)	(4.8)
Other Income(4)	809	0	78,575	14,990	14,990	0.07	0.3
Effective Gross Income	$3,759,146	$4,005,648	$4,050,362	$4,009,721	$4,117,834	$19.44	95.5%

Total Expenses	$1,164,523	$1,336,065	$1,331,785	$1,344,791	$1,383,684	$6.53	33.6%

Net Operating Income	$2,594,623	$2,669,583	$2,718,577	$2,664,930	$2,734,150	$12.91	66.4%

TI/LC	0	0	0	0	55,889	0.26	1.4
Capex/RR	0	0	0	0	46,591	0.22	1.1

Net Cash Flow	$2,594,623	$2,669,583	$2,718,577	$2,664,930	$2,631,670	$12.43	63.9%
(1)	TTM represents the trailing 12-month period ending July 31, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $36,482 underwritten through June 2025.
(4)	Other Income includes storage income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 13 – 615-640-660 Fort Washington Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,500,000	Title:	Fee
Cut-off Date Principal Balance:	$25,500,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.9%	Net Rentable Area (Units):	174
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Movado Realty LLC, Movado 615FW-K LLC, 615FW-R LLC, Bridgestone Associates LLC, Bridgestone 640FW-K LLC and 640FW-R LLC	Year Built / Renovated:	1920, 1928, 1930 / 2019-2023
Borrower Sponsors(1):	Fred Ohebshalom and Steven Kurlander	Occupancy:	94.8%
Interest Rate:	7.04000%	Occupancy Date:	10/1/2024
Note Date:	11/18/2024	4th Most Recent NOI (As of):	$1,856,560 (12/31/2021)
Maturity Date:	12/6/2029	3rd Most Recent NOI (As of):	$2,113,954 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,144,903 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$2,399,337 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,836,380
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$2,513,678
Lockbox / Cash Management:	Springing	UW NOI:	$2,322,702
Additional Debt:	No	UW NCF:	$2,266,902
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$39,350,000 / $226,149
Additional Debt Type:	N/A	Appraisal Date:	8/8/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$146,552
Taxes:	$0	$114,295	N/A	Maturity Date Loan / Unit:	$146,552
Insurance:	$229,794	$26,464	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves:	$0	$4,650	N/A	Maturity Date LTV:	64.8%
Deferred Maintenance:	$168,395	$0	N/A	UW NCF DSCR:	1.25x
Violations Reserve(2):	$855,450	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,500,000	95.5%	Loan Payoff	$23,861,597	89.3%
Borrower Sponsor Equity	1,211,609	4.5	Closing Costs(3)	1,596,373	6.0
			Upfront Reserves	1,253,639	4.7
Total Sources	$26,711,609	100.0%	Total Uses	$26,711,609	100.0%
(1)	The borrowers own the Fort Washington Avenue Property (as defined below) as tenants-in-common. See "Description of the Mortgage Pool —Mortgage Pool Characteristics —Tenancies-in-Common or Diversified Ownership" and “ —Litigation and Other Considerations" in the Preliminary Prospectus for additional information.
(2)	The borrowers deposited $855,450 upfront to the Violations Reserve for the remediation of certain violations that existed as of the origination date of the 615-640-660 Fort Washington Avenue Mortgage Loan (as defined below).
(3)	Closing Costs include an interest rate buy-down credit equal to $306,000.

The Loan. The 615-640-660 Fort Washington Avenue mortgage loan (the “615-640-660 Fort Washington Avenue Mortgage Loan”) is secured by the borrowers’ fee interest in three individual mid-rise multifamily properties located adjacent to each other in New York, New York (the “Fort Washington Avenue Property”). The 615-640-660 Fort Washington Avenue Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $25,500,000, has a five-year term, accrues interest at a fixed rate of 7.04000% per annum on an Actual/360 basis and is interest-only for the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 13 – 615-640-660 Fort Washington Avenue

The Property. The Fort Washington Avenue Property consists of three individual mid-rise multifamily buildings located adjacent to each other within the Washington Heights neighborhood in New York, New York. The buildings were originally constructed in 1920, 1928 and 1930 and consist of 174 total units, which were 94.8% occupied as of October 1, 2024. Additionally, the Fort Washington Avenue Property has maintained an occupancy rate over 94.0% each year since 2021. The Fort Washington Avenue Property features elevators in each building, hardwood floors, in-unit washers and dryers and kitchens equipped with stainless steel sinks, white-glossed cabinets, ceramic black tile backsplashes and granite countertops. Since 2019, the borrower sponsor has spent approximately $1.0 million on apartment renovations at the Fort Washington Avenue Property with over half of the units being renovated during such period.

The following table presents detailed information with respect to the units at the Fort Washington Avenue Property:

Unit Summary(1)
Unit Type	Rent Description	No. of Units	% of Total	Occupied Collateral Units	% of Units Occupied	Average Monthly Market Rental Rate
615 Fort Washington Avenue
1BR/1BA	Market Rate	12	6.9%	12	100.0%	$2,340
1BR/1BA	Stabilized	4	2.3	4	100.0%	$1,836
2BR/1BA	Market Rate	18	10.3	17	94.4%	$3,034
2BR/1BA	Stabilized	8	4.6	8	100.0%	$2,182
3BR/1BA	Market Rate	4	2.3	4	100.0%	$3,474
4BR/2BA	Market Rate	2	1.1	2	100.0%	$3,998
640 Fort Washington Avenue
1BR/1BA	Market Rate	9	5.2%	9	100.0%	$1,898
1BR/1BA	Stabilized	21	12.1	21	100.0%	$1,533
2BR/1BA	Market Rate	19	10.9	19	100.0%	$3,022
2BR/1BA	Stabilized	12	6.9	10	83.3%	$1,789
2BR/1BA	Controlled	2	1.1	2	100.0%	$1,520
3BR/1BA	Market Rate	2	1.1	2	100.0%	$3,025
5BR/2BA	Market Rate	1	0.6	1	100.0%	$4,600
660 Fort Washington Avenue
1BR/1BA	Market Rate	5	2.9%	5	100.0%	$2,515
1BR/1BA	Stabilized	17	9.8	12	70.6%	$1,513
2BR/1BA	Market Rate	22	12.6	21	95.5%	$2,855
2BR/1BA	Stabilized	5	2.9	5	100.0%	$1,653
2BR/1BA	Controlled	2	1.1	2	100.0%	$1,461
3BR/1BA	Market Rate	7	4.0	7	100.0%	$3,914
3BR/1BA	Stabilized	1	0.6	1	100.0%	$3,888
4BR/2BA	Market Rate	1	0.6	1	100.0%	$3,750
Total/Wtd. Avg.		174	100.0%	165	94.8%	$2,434
(1)	Based on the underwritten rent roll dated October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 13 – 615-640-660 Fort Washington Avenue

The following table presents the unit mix summary with respect to the Fort Washington Avenue Property:

Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Collateral Units	% of Units Occupied	Average Monthly Market Rental Rate
1BR/1BA	68	39.1%	63	92.6%	$1,832
2BR/1BA	88	50.6	84	95.5%	$2,601
3BR/1BA	14	8.0	14	100.0%	$3,659
4BR/2BA	3	1.7	3	100.0%	$3,915
5BR/2BA	1	0.6	1	100.0%	$4,600
Total/Wtd. Avg.	174	100.0%	165	94.8%	$2,433
(1)	Based on the underwritten rent roll dated October 1, 2024.

The following table presents certain information with respect to the historical and current occupancy of the Fort Washington Avenue Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
94.1%	96.5%	94.2%	94.8%
(1)	Historical occupancy was calculated as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll as of October 1, 2024.

Environmental. According to the Phase I environmental assessments dated August 22, 2024 and August 28, 2024, there was no evidence of any recognized environmental conditions at the Fort Washington Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 13 – 615-640-660 Fort Washington Avenue

The following table presents certain information with respect to the historical operating performance and underwritten cash flows of the Fort Washington Avenue Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,752,868	$4,264,242	$4,350,361	$4,584,382	$5,030,853	$28,913	100.0%
Net Rental Income	$3,752,868	$4,264,242	$4,350,361	$4,584,382	$5,030,853	$28,913	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(254,546)	($1,463)	(5.1)
Other Income	46,488	76,173	57,877	60,073	60,073	$345	1.2
Effective Gross Income	$3,799,356	$4,340,415	$4,408,238	$4,644,455	$4,836,380	$27,795	96.1%

Taxes	1,219,871	1,299,481	1,288,983	1,297,981	1,331,587	$7,653	27.5
Insurance	91,954	175,263	190,137	227,703	317,566	$1,825	6.6
Utilities	394,610	498,260	492,000	469,210	469,210	$2,697	9.7
Repairs and Maintenance	144,549	174,438	199,691	178,572	178,572	$1,026	3.7
Other Expenses	91,812	79,019	92,524	71,652	216,743	$1,246	4.5
Total Expenses	$1,942,796	$2,226,461	$2,263,335	$2,245,118	$2,513,678	$14,446	52.0%

Net Operating Income	$1,856,560	$2,113,954	$2,144,903	$2,399,337	$2,322,702	$13,349	48.0%

Total Capex/RR	0	0	0	0	55,800	$321	1.2

Net Cash Flow	$1,856,560	$2,113,954	$2,144,903	$2,399,337	$2,266,902	$13,028	46.9%
(1)	TTM reflects the trailing 12 months ending July 31, 2024.
(2)	% column represents the percentage of Net Rental Income for revenue fields and represents the percentage of Effective Gross Income for the remainder of the fields.

The Market. According to the appraisal, the Fort Washington Avenue Property is located in the Upper Manhattan multifamily submarket within the greater New York multifamily market. As of the second quarter of 2024, the Upper Manhattan multifamily submarket average monthly market rent per unit was $2,180, a slight increase from market rent of $2,171 as of the end of 2023, with a vacancy rate of 0.97%. Vacancy has remained below 2.0% in the submarket each year since 2017. Total inventory in the submarket is 55,294 units as of the second quarter of 2024 and there are 2,007 units under construction. The vacancy rate in the Upper Manhattan multifamily submarket is slightly lower than the greater New York multifamily market vacancy rate of 2.65%.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Fort Washington Avenue Property is 115,424, 978,741 and 2,048,297, respectively. The estimated 2024 average household income within the same radii is $83,728, $75,759 and $87,712, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 14 – Linx
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Mixed Use – Lab / Office
% of IPB:	2.9%	Net Rentable Area (SF):	185,015
Loan Purpose:	Recapitalization	Location:	Watertown, MA
Borrower:	Columbia Massachusetts Arsenal Office Properties, LLC	Year Built / Renovated:	2018 / NAP
Borrower Sponsor:	Clarion Partners, LLC	Occupancy:	100.0%
Interest Rate:	5.79500%	Occupancy Date:	6/30/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of):	$10,112,490 (12/31/2021)
Maturity Date:	9/1/2029	3rd Most Recent NOI (As of):	$12,182,192 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$14,783,409 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$15,206,527 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$18,929,883
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$5,468,726
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,461,157
Additional Debt(1):	Yes	UW NCF:	$13,054,124
Additional Debt Balance(1):	$69,000,000	Appraised Value / Per SF:	$247,000,000 / $1,335
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/6/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$508
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	38.1%
Replacement Reserve:	$0	$3,084	N/A	Maturity Date LTV:	38.1%
TI / LC:	$0	$30,836	N/A	UW NCF DSCR:	2.36x
Special Cash Collateral(4):	$0	Springing	N/A	UW NOI Debt Yield:	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$94,000,000	100.0%	Return of Equity(5)	$92,892,690	98.8%
			Closing Costs	1,107,310	1.2
Total Sources	$94,000,000	100.0%	Total Uses	$94,000,000	100.0%
(1)	The Linx Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate original principal balance of $94,000,000 (the “Linx Whole Loan”). Financial Information in the chart above reflects the Linx Whole Loan. For additional information, see “The Loan” below.
(2)	On a monthly basis, the borrower is required to deposit, 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months in order to accumulate with the lender sufficient funds to pay all such real estate taxes at least 15 days prior to their respective delinquency dates (which real estate taxes will include, until such time at the Linx Property (as defined below) and Unit 2 are separately assessed by the appropriate governmental authority, all real estate taxes attributable to the Linx Property and Unit 2). The borrower will not be required to make monthly real estate tax deposits so long as (i) no event of default has occurred and is continuing, and (ii) the borrower provides the lender evidence of payment of all real estate taxes by no later than 30 days prior to the due date of such real estate taxes.
(3)	On a monthly basis, the borrower is required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration in order to accumulate with the lender sufficient funds to pay all such insurance premiums prior to the expiration. The borrower will not be required to make monthly insurance deposits so long as (i) no event of default has occurred and is continuing, (ii) the polices are part of a blanket or umbrella policy as required pursuant to the Linx Whole Loan documents, (iii) the borrower provided the lender evidence of renewal of such policies pursuant to the Linx Whole Loan documents and (iv) the borrower provides the lender with paid receipts evidencing payment of the insurance premiums by no later than five business days prior to the expiration dates of the policies. As of the origination date, the Linx Property was insured under a blanket insurance policy.
(4)	Commencing on the monthly payment date occurring in September 2027 and continuing on each payment date through and including the payment date occurring in August 2029, the borrower is required to deposit approximately $166,667 into a lender-controlled escrow account as additional collateral that can be used to pay down the Linx Whole Loan, which is scheduled to total $4.0 million at loan maturity.
(5)	The Linx Property was unencumbered at the time the Linx Whole Loan was funded.

The Loan. The Linx mortgage loan (the “Linx Mortgage Loan”) is part of the Linx Whole Loan secured by the borrower’s fee interest in a 185,015 square foot mixed use, lab/office property located in Watertown, Massachusetts (the “Linx Property”). The Linx Whole Loan consists of four pari passu promissory notes in the aggregate original principal amount of $94,000,000 and accrues interest at a rate of 5.79500% per annum on an Actual/360 basis. The Linx Whole Loan has a five-year term and is interest only for the entire term. The Linx Mortgage Loan is evidenced by non-controlling Note A-2, with an original principal balance of $25,000,000. The Linx Whole Loan is serviced pursuant to the pooling and servicing agreement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 14 – Linx

for the BMO 2024-5C6 trust. The relationship between the holders of the Linx Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Linx Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BMO 2024-5C6	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2024-5C31	No
A-3	$10,000,000	$10,000,000	BMO 2024-5C8(1)	No
A-4	$6,000,000	$6,000,000	BMO 2024-5C7	No
Whole Loan	$94,000,000	$94,000,000
(1)	The BMO 2024-5C8 transaction is expected to close on December 19, 2024.

The Property. The Linx Property is a two-story, Class-A, mixed use, lab/office property totaling 185,015 square feet situated on an approximately 10.36-acre site in Watertown, Massachusetts. Built in 2018, the Linx Property is LEED Core & Shell Gold certified, and features ceiling heights ranging from 11’ to 23’ feet, a two-story lobby, a café, locker rooms, indoor bike parking and open green spaces. Tenant spaces consist of office and lab space. The layouts consist of a mix of fixed offices with glass surrounds, generally located on the perimeter of the spaces, allowing for flexible workstations, huddle rooms and conference “fishbowl” rooms throughout. Parking is provided via 549 surface and garage parking spaces, resulting in a parking ratio of approximately 2.97 parking spaces per 1,000 square feet of net rentable area. As of the June 30, 2024 underwritten rent roll, the Linx Property was 100.0% occupied. The Linx Property is subject to a two-unit condominium regime comprised of the collateral Phase 1 property and the non-collateral Phase II property ("Unit 2”) as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

Major Tenants. The three largest tenants at the Linx Property are C4 Therapeutics (“C4”), Addgene Inc. (“Addgene”) and Tectonic Therapeutic (“Tectonic”).

C4 Therapeutics (111,452 square feet; 60.2% of NRA; 62.7% of underwritten base rent). C4 is a clinical-stage biopharmaceutical company specializing in targeted protein degradation science. C4 has existing strategic collaborations with major pharmaceutical companies such as Roche, Biogen, Merck, Betta Pharma and others. C4 is advancing multiple targeted oncology programs to the clinic and expanding its research platform to deliver new medicines for difficult-to-treat diseases. C4 has been at the Linx Property since 2018 under a lease that expires in March 2032 with one, five-year extension option remaining and no termination options. C4 currently subleases approximately 31,039 square feet (16.8% of NRA) to Neumora Therapeutics, Inc., for approximately $122 per square foot, under a sublease that expires in June 2025, with no extension options. C4 exercised its expansion right in January 2022 for 66,052 square feet, received $40 per square foot in landlord tenant improvements and then subleased a portion of the expansion space at a higher rent to Neumora Therapeutics, Inc. The prime lease requires C4 to share 50% of the increased rent with the borrower; such additional rent was not underwritten by the lender.

Addgene Inc. (54,795 square feet; 29.6% of NRA; 26.4% of underwritten base rent). Addgene is a nonprofit organization dedicated to facilitating scientific discoveries by operating a biorepository for researchers. Addgene’s collection contains more than 146,000 plasmids contributed by over 6,100 research labs from around the world. Addgene has been a tenant at the Linx Property since 2018 under a lease that expires in August 2032, with one, five-year extension option remaining and no termination options. Addgene currently subleases (i) 15,462 square feet (8.4% of NRA) to Convergent Research, LLC for $122 per square foot, under a sublease that expires in June 2027, with no extension options and (ii) 8,922 square feet (4.8% of NRA) to Redona Therapeutics, Inc. for $92 per square foot, under a sublease that expires in December 2024, with four, one-year renewal options remaining. Addgene exercised its expansion right in December 2021 for 15,462 square feet, received $25 per square foot in tenant improvements and then subleased the expansion space at a higher rent to Convergent Research, LLC. The prime lease requires Addgene to share 50% of the increased rent with the borrower and such additional rent was not underwritten by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 14 – Linx

Tectonic Therapeutic (18,768 square feet; 10.1% of NRA; 10.9% of underwritten base rent). Tectonic specializes in the discovery of antibodies and other biologic drugs. Tectonic is targeting difficult, previously undruggable receptors in the class, aiming to unlock their therapeutic utility to develop new treatments for a broad range of patients. Tectonic was co-founded in 2019 by Andrew C. Kruse and Timothy A. Springer, both scientists in the field of membrane protein biochemistry and immunology and professors at Harvard Medical School. Tectonic has been a tenant at the Linx Property since November 2020 under a lease that expires in January 2026, with one, five-year extension option remaining and no termination options.

Environmental. According to the Phase I environmental assessment dated June 11, 2024, there was evidence of a recognized environmental condition and two controlled recognized environmental conditions at the Linx Property in connection with soil impacts resulting primarily from historic fill at the Linx Property as described under “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Linx Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 30, 2024.

The following table presents certain information relating to the largest tenants based on the net rentable area of the Linx Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
C4 Therapeutics	NR/NR/NR	111,452	60.2%	$81.87	$9,124,860	62.7%	3/11/2032
Addgene Inc.	NR/NR/NR	54,795	29.6	$69.97	3,834,065	26.4	8/31/2032
Tectonic Therapeutic	NR/NR/NR	18,768	10.1	$84.41	1,584,266	10.9	1/31/2026
Occupied Collateral Total / Wtd. Avg.		185,015	100.0%	$78.61	$14,543,191	100.0%
Vacant Space		0	0.0
Collateral Total		185,015	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2024.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $423,273 through July 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 14 – Linx

The following table presents certain information relating to the tenant lease expirations at the Linx Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring		UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%		NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0		0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0		0	0.0		0	0.0%	$0	0.0%
2026	1	18,768	10.1		1,584,266	10.9		18,768	10.1%	$1,584,266	10.9%
2027	0	0	0.0		0	0.0		18,768	10.1%	$1,584,266	10.9%
2028	0	0	0.0		0	0.0		18,768	10.1%	$1,584,266	10.9%
2029	0	0	0.0		0	0.0		18,768	10.1%	$1,584,266	10.9%
2030	0	0	0.0		0	0.0		18,768	10.1%	$1,584,266	10.9%
2031	0	0	0.0		0	0.0		18,768	10.1%	$1,584,266	10.9%
2032	2	166,247	89.9		12,958,925	89.1		185,015	100.0%	$14,543,191	100.0%
2033	0	0	0.0		0	0.0		185,015	100.0%	$14,543,191	100.0%
2034 & Beyond	0	0	0.0		0	0.0		185,015	100.0%	$14,543,191	100.0%
Total	3	185,015	100.0	1%	$14,543,191	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $423,273 through July 2025.

The Market. The Linx Property is part of the Boston-Cambridge-Newton, Massachusetts-New Hampshire Core-Based Statistical Area (the “Boston CBSA”), which spans the eastern coast of the Commonwealth of Massachusetts and southeast corner of New Hampshire. The regional economy of the Boston CBSA supports a diverse labor pool and offers companies access to various sources of capital, creating a competitive business environment that creates regular in-migration from large corporations. Supported by robust demographics, the Boston CBSA offers a number of jobs in the technology and life sciences sectors.

The Linx Property is located on the north side of Arsenal Way in Watertown, Massachusetts, approximately seven miles west of Boston. Watertown is a former industrial center that has benefited from its location along the Charles River. The Linx Property’s local area encompasses a mixture of uses that include a mix of retail, office, laboratory and residential uses. Watertown has a significant residential stock along with a host of commercial uses. Much of Watertown’s commercial development is located along Arsenal Street in the immediate vicinity of the Linx Property. The developments include Arsenal Yards, a 22-acre site that has historically been home to the Arsenal Mall and the Watertown Mall, located on the north side of Arsenal Street just south of the Linx Property. The neighborhood is served by bus service to Boston and neighboring communities. Massachusetts Bay Transportation Authority (“MBTA”) subway service is available in Cambridge, Newton, Allston and Brighton. MBTA commuter rail service is available in Cambridge, Waltham, Newton and Belmont. The Linx Property is located approximately 1.75 miles from both the West Newton and the Waverly MBTA Commuter Rail Stations. West Newton provides access to South Station, while Waverly provides access to North Station. Logan International Airport is accessible by public transportation or by a short drive from Watertown.

The Linx Property is positioned within the life science ecosystem in Watertown’s East End. Watertown’s East End comprises the core of the submarket’s life science cluster, due to its direct adjacency to Cambridge (Harvard University) and Boston’s Allston neighborhood (Harvard Business School and Harvard’s Enterprise Research Campus). Within Watertown’s East End, the Linx Property is located in the Arsenal Corridor life science micro market with institutional owners such as Alexandria Real Estate Equities, Boylston Properties and JPM Asset Management. According to a third party report, the broader market’s vacancy rates may not be representative of the Linx Property’s Arsenal Corridor life science micro market within East Watertown. According to a third party report, as of the first quarter of 2024, the Arsenal Corridor life science micro market consisted of 14 buildings across 1.7 million square feet with a direct vacancy of 19.3%, an average direct rent of $92 per square foot, triple net and no square feet under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 14 – Linx

The following table presents certain information relating to comparable office/lab leases for the Linx Property:

Comparable Office / Lab Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	UW Rent PSF
Linx Watertown, MA	2018 / NAP	Various(2)	Various(2)	Various(2)	NNN	185,015(2)	$78.61(2)
100 Cambridge Discovery Park Cambridge, MA	2005 / 2023	Bexorf	Jul-24	7	Net	23,666	$88.00
CPD Cambridge, MA	1986 / 2022	Marlinspike	Mar-24	3	Net	12,130	$89.00
200 Cambridgepark Drive Cambridge, MA	2001 / 2015	GSK	Oct-23	10	Net	155,856	$105.00
250 Arsenal Street Watertown, MA	2023 / NAP	Souffle Tx	Apr-23	8	Net	32,620	$95.00
Arsenal Yards – 500 Forge Watertown, MA	2022 / NAP	Avencell Orna	Mar-23 Feb-23	10 10	Net Net	55,776 73,813	$97.00 $93.00
Arsenal Yards G Watertown, MA	2022 / NAP	Remix Tx	Nov-22	10	Net	43,000	$93.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2024.

The following table presents certain information relating to the operating history and underwritten cash flows of the Linx Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$10,103,311	$11,755,737	$13,696,269	$13,900,810	$14,543,191(3)	$78.61	73.0%
Gross Potential Rent	$10,103,311	$11,755,737	$13,696,269	$13,900,810	$14,543,191	$78.61	73.0%
Total Reimbursements	4,483,486	4,755,037	4,737,393	5,276,898	5,383,002	29.09	27.0
Other Income	0	404,737	1,103,576	1,310,668	0	0.00	0.0
Net Rental Income	$14,586,797	$16,915,511	$19,537,238	$20,488,376	$19,926,193	$107.70	100.0%
(Vacancy/Credit Loss)(4)	0	(6,027)	(1,155)	0	(996,310)	(5.39)	(5.0)
Effective Gross Income	$14,586,797	$16,909,484	$19,536,083	$20,488,376	$18,929,883	$102.32	95.0%
Total Expenses	$4,474,307	$4,727,292	$4,752,674	$5,281,849	$5,468,726	$29.56	28.9%
Net Operating Income	$10,112,490	$12,182,192	$14,783,409	$15,206,527	$13,461,157	$72.76	71.1%
Capital Expenditures	0	0	0	0	37,003	0.20	0.2
TI/LC	0	0	0	0	370,030	2.00	2.0
Net Cash Flow	$10,112,490	$12,182,192	$14,783,409	$15,206,527	$13,054,124	$70.56	69.0%
(1)	TTM reflects the trailing 12-month period ending June 30, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the in-place rent as of June 30, 2024 and includes contractual rent steps taken through July 2025 totaling $423,273.
(4)	The underwritten economic occupancy is 95.0%. The Linx Property was 100.0% physically occupied as of June 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2024-5C31
No. 15 – The Palms Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type - Subtype:	Mixed Use – Office / Retail
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	164,476
Loan Purpose:	Refinance	Location:	Oxnard, CA
Borrower:	MSWP The Palms, LLC	Year Built / Renovated:	1994 / NAP
Borrower Sponsors:	Stephen J. Muller and Jon M. Muller	Occupancy:	99.6%
Interest Rate:	6.54500%	Occupancy Date:	10/1/2024
Note Date:	10/9/2024	4th Most Recent NOI (As of):	$2,619,697 (12/31/2021)
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,797,551 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,833,354 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(3):	$2,895,039 (TTM 6/30/2024)
Original Amortization:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$4,727,729
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$1,409,575
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,318,154
Additional Debt:	No	UW NCF:	$3,120,782
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$47,250,000 / $287
Additional Debt Type:	N/A	Appraisal Date:	9/5/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$143
Taxes:	$69,662	$34,831	N/A	Maturity Date Loan / SF:	$143
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	49.7%
Replacements Reserve:	$0	$2,741	$165,000	Maturity Date LTV:	49.7%
TI/LC(2):	$250,000	Springing	$250,000	UW NCF DSCR:	2.00x
Rent Concession Reserve:	$213,880	$0	N/A	UW NOI Debt Yield:	14.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	96.6%	Loan Payoff	$23,133,871	95.1%
Return of Equity	817,745	3.4	Closing Costs	650,332	2.7
			Upfront Reserves	533,542	2.2
Total Sources	$24,317,745	100.0%	Total Uses	$24,317,745	100.0%
(1)	The borrower is required to escrow 1/12th of the annual estimated insurance payments; however, the lender will not require the borrower to make monthly deposits for insurance premiums, provided that, among other conditions, no event of default has occurred and The Palms Marketplace Property (as defined below) is insured under a blanket policy. The Palms Marketplace Property is currently insured under a blanket policy.
(2)	The borrower is required to escrow approximately $13,706 on each monthly payment date for general tenant improvements and leasing commissions, capped at $250,000. The TI/LC reserve is currently suspended.
(3)	The increase from Most Recent NOI to UW NOI can primarily be attributed to (i) two tenants commencing rent in 2024 totaling $315,661 in underwritten base rent and (ii) the largest tenant’s free rent period totaling approximately $249,000 during the TTM.

The Loan. The Palms Marketplace mortgage loan (“The Palms Marketplace Mortgage Loan”) is secured by the borrower’s fee interest in a 164,476 square foot mixed-use office / retail property located in Oxnard, California (“The Palms Marketplace Property”). The Palms Marketplace Mortgage Loan has a five-year interest-only term and accrues interest at a rate of 6.54500% per annum on an Actual/360 basis.

The Property. The Palms Marketplace Property is a 164,476 square foot mixed-use office / retail property located in Oxnard, California. The Palms Marketplace Property was originally constructed in 1994 with a current mixed-use with educational, medical and office uses. Approximately 66% of The Palms Marketplace Property NRA is office/retail, 23% is educational space and 11% is medical space. As of October 1, 2024, The Palms Marketplace Property was 99.6% leased to 24 unique tenants under 27 leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Palms Marketplace Property has averaged occupancy of 91.1% from 2021 to 2023. The Palms Marketplace Property features 605 parking spaces which equates to 3.68 parking spaces per 1,000 square feet of NRA.

Major Tenants. The three largest tenants at The Palms Marketplace Property are California Lutheran University (“Cal Lutheran”), County of Ventura and Family Circle.

California Lutheran University (23,679 square feet; 14.4% of NRA; 14.1% of underwritten base rent). Cal Lutheran is an accredited private liberal arts institution. Cal Lutheran’s space at The Palms Marketplace Property is utilized as the Oxnard Center satellite location. The Palms Marketplace Property space serves Cal Lutheran students in the graduate school of psychology, school of professional and continuing studies, graduate school of education and school of management. According to the borrower sponsor, the Cal Lutheran space at The Palms Marketplace Property was renovated in the summer of 2018 and hosts over 1,000 students. Cal Lutheran has been at The Palms Marketplace Property since 2005, renewed its lease in July 2023 for a term of five years through August 2028 and has one five-year renewal option remaining and no termination options.

County of Ventura (21,173 square feet; 12.9% of NRA; 15.3% of underwritten base rent). County of Ventura leases two separate suites at The Palms Marketplace Property. County of Ventura has been a tenant at The Palms Marketplace Property since 2006, utilizing its primary space (15,325 square feet) as medical office and treatment rooms for its Mandalay Bay Women and Children’s Ambulatory Care clinic, which provides primary and specialty care (its “Primary Space”). County of Ventura recently expanded its space at The Palms Marketplace Property in June 2024 into an additional 5,848 square feet (its “Expansion Space”). The Expansion Space is used as general offices for the County of Ventura’s Veteran Services Farmworker Resource Program. County of Ventura leases its (i) Primary Space under a lease that expires in March 2027 and (ii) Expansion Space under a lease that expires in July 2029. County of Ventura has no renewal options tied to its Primary Space and has one five-year lease renewal option as it relates to their Expansion Space.

Family Circle (15,243 square feet; 9.3% of NRA; 7.1% of underwritten base rent). Family Circle provides elderly care including adult day care services at The Palms Marketplace Property. Family Circle has been a tenant at The Palms Marketplace Property since 2011 and renewed its lease in March 2022 through August 2027. Family Circle has two five-year renewal options remaining. Family Circle receives funding for its lease for Suite 360 (1,849 square feet) at The Palms Marketplace Property from Medi-Cal Ventura County “Gold Coast”. Family Circle has a one-time termination option as to Suite 360 if Family Circle’s funding is terminated at any time for such space, and termination will be effective as of the date designated by Family Circle’s termination notice.

Environmental. According to the Phase I environmental assessment dated September 12, 2024, there was no evidence of any recognized environmental conditions at The Palms Marketplace Property.

The following table presents certain information relating to the historical and current occupancy at The Palms Marketplace Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
89.0%	91.6%	92.7%	99.6%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at The Palms Marketplace Property:

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Cal Lutheran(3)	NR / NR / NR	23,679	14.4%	$25.92	$613,755	14.1%	8/31/2028
County of Ventura(4)(5)	NR / NR / NR	21,173	12.9	$31.61	669,313	15.3	Various
Family Circle(6)(7)	NR / NR / NR	15,243	9.3	$20.28	309,128	7.1	8/31/2027
Charter College(8)	NR / NR / NR	14,498	8.8	$29.04	421,022	9.6	5/31/2030
Sit ’n Sleep	NR / NR / NR	12,828	7.8	$22.92	294,018	6.7	8/31/2026
Fresenius Medical Care Ventura Coast(9)	Baa3 / BBB- / BBB-	10,960	6.7	$25.53	279,809	6.4	3/31/2032
GSA - Social Security Admin.(10)	NR / NR / NR	9,813	6.0	$42.00	412,146	9.4	6/30/2027
Integration Works(11)(12)	NR / NR / NR	8,211	5.0	$23.29	191,221	4.4	Various
Central Coast Vascular(13)	NR / NR / NR	6,748	4.1	$31.80	214,586	4.9	8/31/2026
Oxnard Bootcamp(14)	NR / NR / NR	5,720	3.5	$22.20	126,984	2.9	4/30/2025
Top Ten Tenants		128,873	78.4%	$27.41	$3,531,982	80.9%

Non Top Ten Tenants		34,864	21.2%	$23.97	$835,795	19.1%

Occupied Collateral Total / Wtd. Avg.		163,737	99.6%	$26.68	$4,367,777	100.0%

Vacant Space		739	0.4%

Collateral Total		164,476	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2024, with rent steps totaling $25,447 through March 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Cal Lutheran has one five-year lease renewal option remaining.
(4)	County of Ventura leases (i) 15,325 square feet under a lease that expires on March 31, 2027 and (ii) 5,848 under a lease that expires on July 31, 2029.
(5)	County of Ventura has one five-year lease renewal option remaining as it pertains to its 5,848 square foot Expansion Space.
(6)	Family Circle has two five-year lease renewal options remaining.
(7)	Family Circle has a one-time termination option as to Suite 360 (1,849 square feet) at The Palms Marketplace Property if Family Circle’s funding is terminated at any time for such space, and termination will be effective as of the date designated by Family Circle’s termination notice.
(8)	Charter College has one five-year lease renewal option remaining.
(9)	Fresenius Medical Care Ventura Coast has three five-year lease renewal options remaining.
(10)	GSA - Social Security Admin. has the right to terminate its lease at any time with 120 days’ written notice.
(11)	Integration Works has one three-year lease renewal option remaining.
(12)	Integration Works leases (i) 6,086 square feet under a lease that expires on June 30, 2034 and (ii) 2,125 under a lease that expires on October 31, 2028.
(13)	Central Coast Vascular has two five-year lease renewal options remaining.
(14)	Oxnard Bootcamp has one five-year lease renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at The Palms Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	739	0.4%	NAP	NA	P	739	0.4%	NAP	NAP
2024 & MTM	2	1,989	1.2	$42,546	1.0%		2,728	1.7%	$42,546	1.0%
2025	2	10,335	6.3	239,405	5.5		13,063	7.9%	$281,951	6.5%
2026	4	24,975	15.2	669,642	15.3		38,038	23.1%	$951,594	21.8%
2027	8	51,575	31.4	1,479,821	33.9		89,613	54.5%	$2,431,414	55.7%
2028	5	36,043	21.9	877,969	20.1		125,656	76.4%	$3,309,384	75.8%
2029	1	5,848	3.6	175,440	4.0		131,504	80.0%	$3,484,824	79.8%
2030	1	14,498	8.8	421,022	9.6		146,002	88.8%	$3,905,846	89.4%
2031(3)	1	0	0.0	41,901	1.0		146,002	88.8%	$3,947,747	90.4%
2032	1	10,960	6.7	279,809	6.4		156,962	95.4%	$4,227,555	96.8%
2033	0	0	0.0	0	0.0		156,962	95.4%	$4,227,555	96.8%
2034	1	6,086	3.7	140,221	3.2		163,048	99.1%	$4,367,777	100.0%
2035 & Beyond(4)	1	1,428	0.9	0	0.0		164,476	100.0%	$4,367,777	100.0%
Total	27	164,476	100.0%	$4,367,777	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2024, with rent steps totaling $25,447 through March 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Represents an antenna lease.
(4)	Represents a management office.

The Market. The Palms Marketplace Property is located in Oxnard, California. According to the appraisal, The Palms Marketplace Property is located in the Oxnard/Port Hueneme retail and office submarkets within the Ventura retail and office markets. According to the appraisal, the Ventura retail market has a vacancy rate of approximately 5.7% and quoted rental rates of $28.71 per square foot as of the second quarter of 2024. Additionally, according to the appraisal, the Oxnard/Port Hueneme retail submarket has a vacancy rate of approximately 4.9% and average asking rents of $27.57 per square foot as of the second quarter of 2024. According to the appraisal, the Ventura office market has a vacancy rate of approximately 10.9% and quoted rental rates of $28.03 per square foot as of the second quarter of 2024. Additionally, according to the appraisal, the Oxnard/Port Hueneme office submarket has a vacancy rate of approximately 8.4% and average asking rents of $26.89 per square foot as of the second quarter of 2024.

Within a one-, three- and five-mile radius of The Palms Marketplace Property, the estimated 2024 population is 14,666, 102,903 and 264,092, respectively. Within the same radii, the estimated 2024 average annual household income is $118,561, $108,246 and $117,500, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the appraiser’s market rent conclusions for The Palms Marketplace Property:

Market Rent Summary(1)
	Property SF	Market Rent (PSF)	Lease Term (Mos.)	Rent Increase Projections	New Tenant Improvements
Education	38,177	$30.00 Gross	120	3.0% annually	$10.00
GSA	30,986	$36.00 Gross	120	3.0% annually	$10.00
Large Retail Inline	12,828	$24.00 NNN	60	3.0% annually	$10.00
Office/Retail	49,534	$30.00 NNN	60	3.0% annually	$10.00
Surgery/Dialysis Center	32,951	$33.00 Mod Gross	60	3.0% annually	$10.00
(1)	Source: Appraisal.

The following table presents certain information relating to the operating history and underwritten cash flows at The Palms Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per SF	%(2)
Rents In Place	$3,258,067	$3,351,650	$3,614,823	$3,586,561	$4,342,330	$26.40	85.2%
Rent Steps(3)	0	0	0	0	25,447	0.15	0.5
Vacant Income	0	0	0	0	22,170	0.13	0.4
Reimbursements	600,675	650,155	557,585	655,544	704,630	4.28	13.8
Net Rental Income	$3,858,742	$4,001,805	$4,172,408	$4,242,104	$5,094,577	$30.97	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(369,553)	(2.25)	(7.3)
Other Income(4)	406	5,491	524	4,398	2,705	0.02	0.1
Effective Gross Income	$3,859,148	$4,007,296	$4,172,932	$4,246,502	$4,727,729	$28.74	92.8%

Total Expenses	$1,239,451	$1,209,745	$1,339,578	$1,351,463	$1,409,575	$8.57	29.8%

Net Operating Income(5)	$2,619,697	$2,797,551	$2,833,354	$2,895,039	$3,318,154	$20.17	70.2%

TI/LC	0	0	0	0	164,476	1.00	3.5
Capex/RR	0	0	0	0	32,895	0.20	0.7

Net Cash Flow	$2,619,697	$2,797,551	$2,833,354	$2,895,039	$3,120,782	$18.97	66.0%
(1)	TTM represents the trailing 12-month period ending June 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $25,447 underwritten through March 2025.
(4)	Other Income includes late charges and miscellaneous income.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income can primarily be attributed to (i) two tenants commencing rent in 2024 totaling $315,661 in underwritten base rent and (ii) the largest tenant’s free rent period totaling $249,000 during the TTM.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374

Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721

Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147

Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230

Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795

Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157